SECOND AMENDED AND RESTATED
                 REVOLVING CREDIT LOAN AGREEMENT

                  Dated as of February 7, 1997

                          by and among

                      SUNDANCE HOMES, INC.

                     SUNDANCE HOLDINGS, INC.

                     SLIH DEVELOPMENT, INC.


                     SRLB DEVELOPMENT, INC.

                      SAR DEVELOPMENT, INC.

                   OLYMPIA DEVELOPMENT COMPANY


                 CHICAGO URBAN PROPERTIES, INC.

                               and

                      REMBRANDT HOMES, INC.

                          as Borrowers

                               and

                       BANK ONE, WISCONSIN

                               and

                     LASALLE NATIONAL BANK,

                           as Lenders

                               and

                     LASALLE NATIONAL BANK,

                            as Agent



                       TABLE OF CONTENTS


     ARTICLE I
                   DEFINITIONS; CONSTRUCTION

          1.1  Certain Definitions                                       2
          1.2  Accounting Principles                                    25


                           ARTICLE II
                           THE CREDIT

          2.1  Revolving Credit Loans                                   25
               (a)     The Revolving Credit Commitment                  25
               (b)     Maximum Borrowing Base                           26
               (c)     Disbursements                                    26
               (d)     Revolving Credit                                 27
          2.2  All Loans, Advances and Reimbursement Obligations
                  to Constitute One Loan                                27
          2.3  Revolving Promissory Note                                27
          2.4  Making of Revolving Credit Loans                         27
          2.5  Letters of Credit                                        28
               (a)     General Terms                                    28
               (b)     General Characteristics                          28
               (c)     Applications                                     28
               (d)     Participation in Letters of Credit               29
               (e)     Issuance of Letters of Credit                    30
          2.6  Fees                                                     30
          2.7  Interest Rate Options                                    30
               (a)  Prime Rate Portion                                  31
               (b)  LIBOR Portions                                      31
          2.8  Minimum Amounts                                          32
          2.9  Computation of Interest                                  32
          2.10 Manner of Rate Selection                                 32
          2.11 Change of Law                                            32
          2.12 Unavailability of Deposits or Inability to
                   Ascertain Adjusted LIBOR                             33
          2.13 Taxes and Increased Costs                                33
          2.14 Change in Capital Adequacy Requirements                  34
          2.15 Funding Indemnity                                        35
          2.16 Lending Branch                                           35
          2.17 Discretion of Lenders as the Manner of Funding           36
          2.18 Voluntary Prepayments and Reduction/Termination
                   of Revolving Credit Commitment                       36
          2.19 Mandatory Prepayments                                    37
               (a)     Borrowing Base                                   37
               (b)     Net Proceeds                                     37
          2.20 Payments                                                 37
          2.21 Statement of Account                                     39
          2.22 General Indemnity                                        40
          2.23 Sundance as Agent                                        41

                                   ARTICLE III
                            COLLATERAL:  GENERAL TERMS

          3.1  Collateral                                               41
          3.2  Cross Default Provisions                                 42
          3.3  Protection of Collateral                                 43
          3.4  Release and Retention of Collateral                      43
          3.5  No Waiver                                                43


                                  ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

          4.1  Organization and Qualification                           44
          4.2  Executive Offices                                        44
          4.3  Corporate Power; Authorization                           44
          4.4  Execution and Binding Effect                             45
          4.5  Authorizations and Filings                               45
          4.6  Financial Statements                                     45
          4.7  Ownership of Property; Liens                             46
          4.8  No Default                                               47
          4.9  Burdensome Restrictions                                  47
          4.10 Labor Matters                                            47
          4.11 Other Ventures                                           47
          4.12 Taxes                                                    47
          4.13 Pension and Welfare Plans                                48
          4.14 Employment and Labor Agreements                          48
          4.15 Patents, Trademarks, Copyrights and Licenses             49
          4.16 Environmental Matters                                    49
          4.17 Financial Accounting Practices                           49
          4.18 Regulation U                                             49
          4.19 Accurate and Complete Disclosure                         50
          4.20 Use of Proceeds                                          50
          4.21 Permits                                                  50
          4.22 Ownership of the Operating Subsidiaries                  50
          4.23 Compliance with Laws                                     51
          4.24 Litigation                                               51
          4.25 Solvency                                                 51
          4.26 Indebtedness                                             51
          4.27 No Material Adverse Effect                               52
          4.28 Depository Accounts                                      52
          4.29 Real Property                                            52
          4.30 Lofts                                                    52


                           ARTICLE V
                      CONDITIONS PRECEDENT

          5.1  Conditions to Closing                                    53
               (a)  Execution and Delivery of Loan Documents            53
               (b)  Documents and Other Agreements                      53
               (c)  Absence of Material Adverse Change                  55
               (d)  Current Payables                                    55
          5.2  Condition to Loans and Letters of Credit                 55
               (a)  Representations and Warranties; Events of
                       Default and Defaults                             55
               (b)  Compliance                                          56
               (c)     Banking Laws                                     56
               (d)     Payment of Fees                                  56
               (e)     Details, Proceedings and Documents               57


                           ARTICLE VI
                     AFFIRMATIVE COVENANTS

          6.1  Reporting and Information Requirements                   57
               (a)     Annual Reports                                   57
               (b)     Semi-Annual Reports, Quarterly Reports,
                       Monthly Reports & Daily Reports                  58
               (c)     Borrowing Base Certificate                       59
               (d)     Compliance Certificates                          59
               (e)     Accountants' Certificates                        59
               (f)     Other Reports and Information                    60
               (g)     Further Information                              60
               (h)     Notice of Event of Default                       60
               (i)     Notice of Material Adverse Effect                61
               (j)     Notice of Material Proceedings                   61
               (k)     Visitation                                       61
               (l)     Notice of Other Material Defaults                61
               (m)     Pension Plans and Welfare Plans                  62
          6.2  Preservation of Existence and Franchises                 62
          6.3  Payment and Performance of Obligations                   63
          6.4  Financial Accounting Practices                           64
          6.5  Compliance with Laws                                     64
          6.6  Government Authorizations, etc.                          64
          6.7  Maintenance of Properties                                64
          6.8  Insurance                                                65
          6.9  Agreements                                               70
          6.10 Banking Relationship                                     70
          6.11 Date Down Endorsements                                   70
          6.12 Maurice Sanderman                                        70
          6.13 Olympia Development Company                              70
          6.14 Ticor                                                    70
          6.15 Kaco                                                     71
          6.16 Appraisals                                               71
          6.17 Condominiums                                             71
          6.18 Supplemental Disclosure                                  72


                          ARTICLE VII
                       NEGATIVE COVENANTS

          7.1  Mergers, Etc.                                            73
          7.2  Investments; Loans and Advances                          73
          7.3  Indebtedness                                             73
          7.4  Capital Structure                                        74
          7.5  Transactions with Affiliates                             74
          7.6  Guaranteed Indebtedness                                  74
          7.7  Liens                                                    75
          7.8  Cancellation of Indebtedness                             75
          7.9  Events of Default                                        75
          7.10 ERISA                                                    75
          7.11 Dispositions of Assets                                   75
          7.12 Continuation of or Change in Business                    76
          7.13 Sundance Consolidated Net Worth                          76
          7.14 Sundance's Liabilities to Consolidated Net Worth.        76
          7.15 Sundance's Liabilities, Bonds and Letters of
                  Credit to Consolidated Net Worth                      76
          7.16 Sundance Consolidated Inventory                          76
          7.17 [Intentionally Omitted]                                  77
          7.18 [Intentionally Omitted]                                  77
          7.19 Consolidated Net Income                                  77
          7.20 Use of Proceeds                                          77
          7.21 Location of Principal Place of Business and
                  Certain Records                                       77
          7.22 Name Change                                              77
          7.23 Restrictions on Future Agreement                         78
          7.24 Dividends and Related Distributions                      78
          7.25 Fiscal Year                                              78
          7.26 Models                                                   78
          7.27 Acquisition of New Real Property                         78
          7.28 Loft Projects                                            79


                          ARTICLE VIII
                            DEFAULTS

          8.1  Events of Default                                        80
          8.2  Consequences of a Default                                84
          8.3  Letters of Credit                                        84
          8.4  Payments Set Aside                                       85
          8.5  Waivers by Borrowers                                     85
          8.6  Set-Off                                                  85
          8.7  Sharing of Set-Offs                                      86
          8.8  Cumulative Relief                                        86
          8.9  No First Resort Obligation                               86


                           ARTICLE IX
                    THE ADMINISTRATIVE AGENT

          9.1  Appointment                                              87
          9.2  Delegation of Duties                                     87
          9.3  Nature of Duties; Independent Credit Investigation       87
          9.4  Exculpatory Provisions                                   88
          9.5  Reimbursement and Indemnification                        88
          9.6  Withholding Taxes                                        89
          9.7  Reliance by Agent                                        91
          9.8  Individual Capacity                                      91
          9.9  Holders of Notes                                         91
          9.10 Successors                                               91
          9.11 Advisers                                                 92


                           ARTICLE X
                         MISCELLANEOUS

          10.1  Holidays                                                92
          10.2  Records                                                 92
          10.3  Modifications, Amendments or Waivers                    92
          10.4  No Implied Waiver; Remedies                             93
          10.5  Notices                                                 94
          10.6  Expenses; Taxes; Attorneys' Fees                        94
          10.7  Severability                                            95
          10.8  Governing Law                                           96
          10.9  Prior Understandings                                    96
          10.10 Duration; Survival                                      96
          10.11 Counterparts                                            96
          10.12 Successors and Assigns; Participants.                   96
                (a)     Successors and Assigns                          96
                (b)     Participations                                  97
                (c)     Provision of Information to Participants        97
                (d)     Taxes                                           98
                (e)     No Rights in Borrowers; No Third Party
                          Beneficiary Rights                            98
          10.13  Time of Essence                                        98
          10.14  Entire Agreement                                       98
          10.15  Section Titles                                         99
          10.16  References                                             99
          10.17  Reinstatement                                          99
          10.18  Consent to Jurisdiction                                99
          10.19  Venue                                                 100
          10.20  Advertisement                                         100
          10.21  WAIVER OF JURY TRIAL                                  100


                             SECOND
                      AMENDED AND RESTATED
                REVOLVING CREDIT LOAN AGREEMENT


     THIS SECOND AMENDED AND RESTATED REVOLVING CREDIT LOAN AGREEMENT, dated as of February 7, 1997, by and among SUNDANCE HOMES, INC., an Illinois corporation ("Sundance"), SUNDANCE HOLDINGS, INC., an Illinois corporation ("Holdings"), SLIH DEVELOPMENT, INC., an Illinois corporation ("SLIH"), SRLB DEVELOPMENT, INC., an Illinois corporation ("SRLB"), SAR DEVELOPMENT, INC., an Illinois corporation ("SAR"), OLYMPIA DEVELOPMENT COMPANY, an Illinois corporation ("ODC"), CHICAGO URBAN PROPERTIES, INC., an Illinois corporation ("CUP"), and REMBRANDT HOMES, INC., an Illinois corporation ("RH") (SLIH, SRLB, SAR, Holdings, ODC, CUP and RH being referred to herein individually as an "Operating Subsidiary" and collectively as the "Operating Subsidiaries"), (Sundance and the Operating Subsidiaries sometimes being referred to herein individually as a "Borrower" and collectively as the "Borrowers") and BANK ONE, WISCONSIN, a Wisconsin banking corporation, and LASALLE NATIONAL BANK, a national banking association ("LaSalle"), (each individually a "Lender" and collectively the "Lenders") and LaSalle as agent for the Lenders (the "Agent").


                      W I T N E S S E T H:


     WHEREAS, the Borrowers are engaged in the businesses of the construction and sale of single-family homes, including condominiums, (both attached and detached) and residential loft condominiums in Illinois, and contemplate engaging in such businesses in Wisconsin and Indiana; and

     WHEREAS, the Borrowers have previously obtained a secured revolving credit facility from the Lenders in an amount not to exceed $50,000,000.00 pursuant to that certain Revolving Credit Loan Agreement dated as of July 14, 1996 by and among Borrowers, Lenders and Agent, as amended ("Original Credit Facility"); and

     WHEREAS, the Original Credit Facility was renewed and modified pursuant to the provisions of an Amended and Restated Revolving Credit Loan Agreement dated as of September 13, 1996 (the "Amended Credit Facility") to, inter alia, secure such credit facility with certain mortgages and security interests; and

     WHEREAS, the Borrowers have requested that the Lenders (a) renew the Amended Credit Facility, (b) increase the amount of the Amended Credit Facility and (c) amend the Amended Credit Facility in the manner herein provided; and

     WHEREAS, the Lenders are willing to renew, increase and amend the Amended Credit Facility upon the terms and subject to the conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained and intending to be legally bound hereby, the parties hereto agree as follows:


                           ARTICLE I
                   DEFINITIONS; CONSTRUCTION

     I.1 Certain Definitions. In addition to other words and terms defined elsewhere in this Agreement, as used herein the following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Adjusted LIBOR" shall mean a rate per annum determined by the Lenders in accordance with the following formula:

          Adjusted LIBOR =            LIBOR
                              100%-Reserve Percentage

     "Affiliate", with respect to any Person, shall mean: any Person which, directly or indirectly, owns or controls, on an aggregate basis, including all beneficial ownership and ownership or control as a trustee, guardian or other fiduciary, at least 5% of such class or classes of outstanding Capital Stock (or other equity) having in the aggregate ordinary voting power to elect a majority of the board of directors (or other management) (irrespective of whether, at the time, stock of any other class or classes (or holders of other equity or contract rights) shall have or might have voting power by reason of the happening of any contingency) of any other Person, or which is controlled by or is under common control with such Person, or any officers, directors or stockholders of such Person. For the purpose of this definition, "control" means the possession, directly or indirectly, of the power to direct or to cause the direction of management or policies, whether through the ownership of voting securities, by contract or otherwise. Nothing herein shall be interpreted to constitute any Lender or the Agent as an Affiliate of each other or of any Borrower.

     "Agent" shall mean LaSalle, in its capacity as Agent for the Lenders hereunder, and any successor appointed as provided in
Section 9.10 hereof.

     "Agreement" shall mean this Second Amended and Restated Revolving Credit Loan Agreement, including all amendments, modifications, restatements and supplements hereto and any appendices, exhibits or schedules to any of the foregoing, and shall refer to this Agreement as the same may be amended from time to time.

     "Aggregate Revolving Credit Commitment" shall mean the sum of the Revolving Credit Commitments of all Lenders.

     "Application" or "Applications" shall have the meaning given such terms in Section 2.5(c).

     "Appraisal" shall mean (i) in connection with any appraisal undertaken pursuant to Section 6.16 or Section 7.27 or for purposes of determining the Absorption Rate (as defined below), an appraisal prepared on behalf of Agent and each Lender on an as-is basis in accordance with the requirements of FIRREA, prepared by an independent third party appraiser holding an MAI designation, who is state licensed or state certified if required under the laws of the state where the applicable real property is located, who meets the requirements of FIRREA and who is otherwise satisfactory to Lenders and (ii) in all other events, an appraisal in scope satisfactory to Lenders prepared by an independent third party appraiser satisfactory to Lenders.

     "Appraised Value" shall mean the appraised value of the real property owned by any Borrower, any Subsidiary of any Borrower or any Trust as evidenced by the Appraisals then most recently obtained by the Lenders less the amount of Non-Recourse Indebtedness secured by any of such real property and less the amount of any Indebtedness owed to Kaco, Inc. secured by any of such real property owned by SK, as the case may be.

     "Approved Loft Project" shall mean a Loft Project which has been approved in writing in advance by the Lenders in their respective sole discretion and in accordance with Sections 6.17 and 7.27 hereof.

     "Bankruptcy Code" shall mean Title 11 of the United States
Code, as amended from time to time, or any successor statute.

     "Benefit Plan" shall mean each employee benefit plan (other than a Multiemployer Plan), as defined in Section 3(3) of ERISA
(1) which currently is, or has ever been, maintained for employees of any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate or (2) to which any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate makes or is required to make or, within the past six years either made, or was required to make, contributions.

     "Bonds" shall mean those certain unsecured performance bonds issued on behalf of any Borrower or any Subsidiary of any Borrower by any insurer having a Best's rating of A or better, provided that (i) all such performance bonds remain unsecured, except that such bonds may be secured by a Letter of Credit (as hereinafter defined), and (ii) the aggregate amount of the face value of all such performance bonds outstanding at any one time shall not exceed $25,000,000.00.

     "Borrower" shall mean any of Sundance, each Operating
Subsidiary and their respective permitted successors and assigns.

     "Borrowing Base Certificate" shall have the meaning given such term in Section 6.1(c) hereof.

     "Business Day" shall mean any day other than a Saturday, Sunday, public holiday under the laws of the State of Illinois or the State of Wisconsin or other day on which banking institutions are authorized or obligated to close in Chicago, Illinois or Milwaukee, Wisconsin, and if the applicable day relates to a LIBOR Portion, Interest Period, or notice with respect to a LIBOR Portion, a day in which dealings in Dollar deposits are also carried on in the London interbank market and banks are open for business in London.

     "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents
(however designated) of corporate stock (or other equity interest), including each class of common stock and preferred stock of such Person.

     "Change of Control" shall mean Maurice Sanderman and the Sanderman Descendants Trust U/A/D December 29, 1992, together shall cease to maintain beneficial ownership (within the meaning of Rule 13d-3 promulgated by the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of Capital Stock of Sundance that carries 51% of the ordinary voting power for the election of directors generally of Sundance.
     "Charges" shall mean all Federal, state, county, city, municipal, local, foreign or other governmental (including, without limitation, PBGC) taxes, levies, assessments or charges at the time due and payable, upon or relating to (i) the Obligations, (ii) any Borrower's employees (other than taxes not required to be withheld), payroll, income or gross receipts,
(iii) any Borrower's or any Subsidiary of any Borrower's ownership or use of any assets, or (iv) any other aspect of any Borrower's or any Subsidiary of any Borrower's business.

     "City Ordinance" shall mean any county or municipal Law regulating the conversion of real property to condominiums, including, without limitation, the City of Chicago Condominium Ordinance, Chapter 100.2-12 of the Municipal Code of the City of Chicago, as any such Law may from time to time be amended.

     "Closing Date" shall mean February 5, 1997.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed to also refer to any successor sections.

     "Collateral" shall mean all assets, property and/or rights of any Person on or in which a Lien is granted to the Agent or any Lender (or to any agent, trustee or other party acting on the Agent's or such Lender's behalf) pursuant to this Agreement or any other Loan Document.

     "Condominium Act" shall mean any state Law regulating the conversion of real property to condominiums, including, without limitation, the Illinois Condominium Property Act, as any such Law may from time to time be amended.

     "Condominium Declaration" shall mean the document by which a parcel of real property will be submitted to the Condominium Act, prepared in accordance with the Condominium Act.

     "Consolidated Net Income" for any period means, when used with reference to Sundance, the aggregate of the net income (or loss) of Sundance and its Subsidiaries (other than (i) an Unapproved Loft Subsidiary and/or (ii) an entity which is a Subsidiary because a Borrower or a Subsidiary of a Borrower is a general partner or a member thereof) from continuing operations for such period, on a consolidated basis, determined in accordance with GAAP consistently applied.

     "Consolidated Net Worth" shall mean the excess of total assets of Sundance and its Subsidiaries (other than (i) an Unapproved Loft Subsidiary and/or (ii) an entity which is a Subsidiary because a Borrower or a Subsidiary of a Borrower is a general partner or a member thereof) (including deferred start-up costs) over the total liabilities and reserves of Sundance and its Subsidiaries (other than (i) an Unapproved Loft Subsidiary and/or (ii) an entity which is a Subsidiary because a Borrower or a Subsidiary of a Borrower is a general partner or a member thereof) computed on a consolidated basis, total assets and total liabilities each to be determined in accordance with GAAP consistently applied, (a) excluding, however, from the determination of total assets, accounts receivable owing from any Affiliate of any Borrower which is not a party to this Agreement and all assets which would be classified as intangible assets under GAAP, including, without limitation, goodwill, patents, trademarks, trade names, copyrights, franchises and deferred charges (including, without limitation, unamortized debt discount and expense, organization costs and deferred research and development expense, other than deferred start-up costs relating to any development project), and (b) excluding, however, from the determination of total liabilities, (x) the Indebtedness of SAR as a general partner of SK for the recourse Indebtedness of SK,
(y) the then outstanding Indebtedness under the Shareholder Notes, and/or (z) Subordinated Debt incurred in accordance with the terms of this Agreement.

     "Conversion" shall mean the submission of a parcel of real property to the Condominium Act by the recording of a Condominium
Declaration, thereby converting such parcel to condominium ownership.

     "Default" shall mean any event or condition which with notice, passage of time or an election by the Lenders and/or the Agent, as the case may be, allowed under any Loan Document, or any combination of the foregoing, would constitute an Event of Default.

     "Disqualified Capital Stock" shall mean, with respect to any Person, that portion of any class or series of Capital Stock of such Person that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or passage of time would be, required to be redeemed or repurchased, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due, in either case, on or prior to the Maturity Date.

     "Distribution" by a Person shall mean any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of any shares of the Capital Stock of such Person or on account of the purchase, redemption, retirement or acquisition of any shares of the Capital Stock (or warrants, options or rights therefor) of such Person.

     "Disbursement Agreement" shall mean that certain letter agreement dated February 7, 1997 by and among the Borrowers, SK, the Agent, and the Title Insurer, as the same may be amended, modified, supplemented or restated from time to time.

     "Dollar," "Dollars" and the symbol "$" shall mean lawful money of the United States of America.

     "Eligible Acquisition Costs of Approved Loft Projects" shall mean the following direct costs incurred by Borrowers in connection with the acquisition of an Approved Loft Project: (i) the acquisition cost of the building subject to development less the amount of Non-Recourse Indebtedness secured thereby; (ii) fees and expenses incurred in connection with the zoning of such Approved Loft Project; (iii) expenses for engineering and surveying; and (iv) all on-site and off-site hard costs associated with utilities, paving, exterior lighting and signage. Notwithstanding the foregoing, Eligible Acquisitions Costs of Approved Loft Projects shall not include any costs incurred by Borrowers to the extent that any such costs qualify for inclusion in another category used in calculating the Borrowers' borrowing base.

     "Eligible Costs of Land Under Development" shall mean the following costs incurred by Borrowers in connection with Land Under Development: (i) the acquisition cost of the Raw Land subject to development less the sum of (x) the amount of Non-Recourse Indebtedness secured thereby, and (y) the amount of Indebtedness owed to Kaco, Inc. secured by any of such real property owned by SK, as the case may be; (ii) fees and expenses incurred in connection with the annexation, zoning and/or plat recordation of such Raw Land; (iii) expenses for land planning, engineering, surveying and soil tests; (iv) fees for connection to existing utilities; (v) expenses associated with cost sharing with third parties for providing utility service to such Raw Land; (vi) all on-site and off-site hard costs associated with earthwork, utilities, paving, exterior lighting and signage. Notwithstanding the foregoing, Eligible Costs of Land Under Development shall not include any costs incurred by Borrowers to the extent that any such costs qualify for inclusion in another category used in calculating the Borrowers' borrowing base.

     "Eligible Costs of Models" shall mean the following costs incurred by Borrowers in connection with the construction of
Models: (i) the amount equal to (a) the portion of the acquisition cost of Raw Land for the Project in which such Model is located equal to the total acquisition cost of such Raw Land divided by the total number of homes planned to be developed in such Project minus (b) the sum of (A) the amount of Non-Recourse Indebtedness secured by such Raw Land, and (B) the amount of Indebtedness owed to Kaco, Inc. secured by any such Raw Land owned by SK, as the case may be, in each case divided by the total number of homes planned to be developed in such Project;
(ii) the portion of the cost of improvements to Raw Land for the Project in which such Model is located (which costs are not specific to a particular Model, Spec Home, or Sold Home) equal to the total cost of such improvement divided by the total number of homes planned to be developed in such Project; and (iii) the following direct costs of constructing such Model: the costs of wall and floor coverings, window treatments, furnishings and exterior landscaping. Notwithstanding the foregoing, Eligible Costs of Models shall not include any costs incurred by Borrowers to the extent that any such costs qualify for inclusion in either the Eligible Costs of Spec Homes or the Eligible Costs of Sold Homes.

     "Eligible Costs of Spec Homes" shall mean the following costs incurred by Borrowers in connection with the construction of a Spec Homes (including homes previously classified as a Sold Home, but for which the Purchaser has defaulted under the terms of the purchase contract thereon): (i) the amount equal to (a) the portion of the acquisition cost of the Raw Land for the Project in which such Spec Home is located equal to the total acquisition cost of such Raw Land divided by the total number of homes planned to be developed in such Project minus (b) the sum of (A) the amount of Non-Recourse Indebtedness secured by such Raw Land, and (B) the amount of Indebtedness owed to Kaco, Inc. secured by any of such Raw Land owned by SK, as the case may be, in each case divided by the total number of homes planned to be developed in such Project; (ii) the portion of the cost of improvements to the Raw Land for the Project in which such Spec Home is located (which costs are not specific to a particular Model, Spec Home or Sold Home) equal to the total cost of such improvements divided by the total number of homes planned to be developed in such Project; and (iii) the direct costs of constructing such Spec Home. Notwithstanding the foregoing, Eligible Costs of Spec Homes shall not include any costs incurred by Borrowers to the extent that any such costs qualify for inclusion in the Eligible Costs of Sold Homes.

     "Eligible Costs of Sold Homes" shall mean the following costs incurred by Borrowers in connection with the construction of Sold Homes (other than Units) for which a building permit to commence construction thereof has been issued and for which construction has commenced or which Borrowers have certified to the Agent and each Lender that construction of such Sold Home will commence within not more than thirty (30) days from the date of such certification: (i) the amount equal to (a) the portion of the acquisition cost of the Raw Land for the Project in which such Sold Home is located equal to the total acquisition cost of such Raw Land divided by the total number of homes planned to be developed in such Project minus (b) the sum of (A) the amount of Non-Recourse Indebtedness secured by such Raw Land, and (B) the amount of Indebtedness owed to Kaco, Inc. secured by any of such Raw Land owned by SK, as the case may be, in each case divided by the total number of homes planned to be developed in such Project; (ii) the portion of the cost of improvements to Raw Land for the Project in which such Sold Home is located (which costs are not specific to a particular Model, Spec Home, or Sold Home) equal to the total cost of such improvements divided by the total number of homes planned to be developed in such Project; and
(iii) the direct costs of constructing such Sold Home.

     "Eligible Unit and Common Area Costs of Approved Loft
Projects" shall mean the direct costs incurred by Borrowers in connection with the construction of Units and/or the common areas of such Approved Loft Projects.

     "Environmental Laws" shall mean all federal, state and local statutes, laws, rules, regulations, ordinances, requirements, or rules of common law, including, but not limited to, those listed or referred to in the definition of "Hazardous Materials" below, any judicial or administrative interpretations thereof, and any judicial and administrative consent decrees, orders or judgments, whether now existing or hereinafter promulgated, relating to public health and safety and protection of the environment.

     "Environmental Report" shall mean a phase 1 environmental report for a parcel of real property certified to Agent and each Lender, prepared by an environmental engineering firm satisfactory to Lenders pursuant to contract specifications satisfactory to Agent and each Lender and prepared in conformity with then current ASTM standards, or such higher standards as Lenders may specify, and containing a certification by the engineering firm that the information therein contained is true and correct.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

     "ERISA Affiliate" means any corporation, partnership or other trade or business (whether or not incorporated) that is, along with any Borrower, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Sections 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA.

     "Estimated Value" shall mean with respect to any Sold Home, Spec Home, Model or Unit, as the case may be, the lower of (a) the Appraised Value thereof or (b) the then current base list price of such unit (without any options or upgrades) as evidenced by the Borrowers sales price schedules; provided, however, that the value of any options or upgrades actually made to a Model or Sold Home shall be included in the calculation of its base list price for purposes of this clause (b).

     "Event of Default" shall mean any of the Events of Default described in Section 8.1 hereof.

     "Fiscal Year" shall mean the twelve-month period that ends on September 30th.

     "GAAP" shall mean generally accepted accounting principles in the United States of America (as in effect from time to time) applied on a consistent basis.

     "Guaranteed Indebtedness" shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner including, without limitation, any obligation or arrangement of such Person
(a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such primary obligation against loss in respect thereof.

     "Hazardous Materials" shall mean any above or underground storage tanks, flammables, explosives, accelerants, asbestos, radioactive materials, radon, urea formaldehyde foam insulation, lead-based paint, polychlorinated biphenyls, petroleum or petroleum based or related substances, hydrocarbons or like substances and their additives or constituents, methane, hazardous materials, hazardous wastes, toxic substances or related materials, and including, without limitation, substances now or hereafter defined as "hazardous substances", "hazardous materials", "toxic substances", "solid waste", or "hazardous wastes" in, or which are otherwise regulated pursuant to, The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C.9601, et seq.), as amended by Superfund Amendments and Reauthorization Act of 1986 (P.L. 99-499, 42 U.S.C.), The Toxic Substance Control Act of 1976 as amended, (15 U.S.C. 2601 et seq.), The Resource Conservation and Recovery Act, as amended (42 U.S.C. 6901, et seq.), The Hazardous Materials Transportation Act, as amended (49 U.S.C. 1801, et seq.), The Clean Water Act, as amended (42 U.S.C. 7401 et seq.), The Illinois Environmental Protection Act, as amended (415 ILCS 5/1 et seq.), any so-called "Superfund" or "Superlien" law or any other Environmental Law.

     "Heartland" shall mean American Heartland Mortgage
Corporation, an Illinois corporation, and its successors and assigns.

     "Indebtedness" shall mean all liabilities, obligations and indebtedness of any and every kind and nature, including, without limitation, the Obligations and all obligations to trade creditors, whether heretofore, now or hereafter owing, arising, due, or payable from any Borrower or any Subsidiary of any Borrower (other than an Unapproved Loft Subsidiary) to any Person and howsoever evidenced, created, incurred, acquired, or owing, whether primary, secondary, direct, contingent, fixed, or otherwise. Without in any way limiting the generality of the foregoing, Indebtedness specifically includes (i) all obligations or liabilities of any Person that are secured by any lien, claim, encumbrance, or security interest upon property owned by any Borrower or any Subsidiary of any Borrower (other than an Unapproved Loft Subsidiary), even though such Borrower or such Subsidiary of a Borrower (other than an Unapproved Loft Subsidiary) has not assumed or become liable for the payment thereof; (ii) all obligations or liabilities created or arising under any lease of real or personal property or conditional sale or other title retention agreement with respect to property used or acquired by any Borrower or any Subsidiary of any Borrower (other than an Unapproved Loft Subsidiary), even though the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; (iii) all unfunded pension fund obligations and liabilities; and (iv) deferred taxes.

     "Interest Period" shall mean, with respect to (a) any LIBOR Portion, the period commencing on, as the case may be, the creation, continuation or conversion date with respect to such LIBOR Portion and ending one (1), two (2) or three (3) months thereafter as selected by Sundance in its notice as provided herein; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

          (i) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day, unless in the case of an Interest Period for a LIBOR Portion the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

          (ii) no Interest Period for a LIBOR Portion of any Note may extend beyond the Maturity Date;

          (iii) the interest rate to be applicable to each Portion for each Interest Period shall apply from and including the first day of such Interest Period to but excluding the last day thereof; and

          (iv) no Interest Period may be selected if after giving effect thereto Borrowers will be unable to make a principal payment scheduled to be made during such Interest Period without paying part of a LIBOR Portion on a date other than the last day of the Interest Period applicable thereto.

     For purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on a numerically corresponding day in the next calendar month, provided, however, if an Interest Period begins on the last day of a month or if there is no numerically corresponding day in the month in which an Interest Period is to end, then such Interest Period shall end on the last Business Day of such month.

     "Inventory" shall mean the total inventory of Sundance and its Subsidiaries (other than (i) an Unapproved Loft Subsidiary and/or (ii) an entity which is a Subsidiary because a Borrower or a Subsidiary of a Borrower is a general partner or a member thereof) computed on a consolidated basis and determined in accordance with GAAP consistently applied, plus the cost of all real estate assets and homes under construction, including, without limitation, Approved Loft Projects, Raw Land, Land Under Development, work-in-process and completed homes, but excluding
(i) the value of any real property and improvements thereon which secure Non-Recourse Indebtedness and (ii) the value of any real property and improvements thereon owned by SK which secure Indebtedness owing to SK, in each case at the cost reflected in the financial statements of the Borrowers.

     "IRS" shall mean the United States Internal Revenue Service.

     "Land Under Development" shall mean any and all real property owned by a Borrower forming a part of a Project (other than a Loft Project) which is then being developed or which is to be developed by Borrowers within the immediately succeeding three year period and which is then being engineered for on-site and/or off-site public improvements. In determining whether any real property is to be developed within said three year period an initial absorption rate (the "Absorption Rate") for each Project shall be determined by the Lenders and may thereafter be changed from time to time by Lenders on a commercially reasonable basis. If at any time Borrowers disagree with any Absorption Rate with respect to a Project, Borrowers shall have the right to obtain, at their cost, a new Appraisal with respect to such Project and the Absorption Rate with respect to such Project, for the ensuing twelve (12) month period, unless subsequently modified as provided above, shall be based upon the new Appraisal.

     "Law" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

     "Lender" or "Lenders" shall have the meanings set forth in the introduction to this Agreement.

     "Letter of Credit" or "Letters of Credit" shall have the meanings given such term in Section 2.5 herein.

     "Liabilities" shall mean the aggregate amount of liabilities (excluding contingent liabilities) of Sundance and its Subsidiaries (other than (i) an Unapproved Loft Subsidiary and/or
(ii) an entity which is a Subsidiary because a Borrower or a Subsidiary of a Borrower is a general partner or a member thereof) computed on a consolidated basis and determined in accordance with GAAP.

     "LIBOR" shall mean for each Interest Period, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rate of interest per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) at which deposits in U.S. Dollars in immediately available funds are offered to such Lender at 11:00 a.m. (London, England time) two Business Days before the beginning of such Interest Period by major banks in the interbank eurodollar market for a period equal to such Interest Period and in an amount equal or comparable to the applicable LIBOR Portion scheduled to be outstanding from the Lenders during such Interest Period. "LIBOR Index Rate" shall mean for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period which appears on the Telerate Page 3750 as of 11:00 a.m. (London, England time) on the date two Business Days before the commencement of such Interest Period. "Telerate Page 3750" shall mean the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits). Each determination of LIBOR made by a Lender shall be conclusive and binding absent manifest error.

     "LIBOR Portion" shall have the meaning given such term in
Section 2.7(a) herein.

     "Lien" shall mean any mortgage or deed of trust (including any leasehold mortgage), pledge, hypothecation, assignment, deposit arrangement, lien, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any lease intended as security or any title retention agreement or any financing lease having substantially the same economic effect as any of the foregoing, but not including operating leases of assets not owned by the lessee), and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code of the State of Illinois or comparable law of any jurisdiction.

     "Loan" or "Loans" shall mean any revolving credit loans made by any Lender to any of the Borrowers under this Agreement.

     "Loan Documents" shall mean this Agreement, the Note, the Security Documents, the Applications, the Subordination
Agreements, and the Supplemental Documentation, as any and all of the foregoing may be amended, modified or supplemented from time to time.

     "Loft Project" shall mean a Project of any Borrower or any Subsidiary of any Borrower for residential loft condominiums.

     "Material Adverse Effect" shall mean that any one or more of the following could occur (i) a material adverse effect on the business operations, properties, assets or condition (financial or otherwise) of the Operating Subsidiaries taken as a whole or of Sundance, (ii) any event or condition which could materially adversely affect any Borrower's ability to perform under the terms of any of the Loan Documents, or (iii) any material adverse effect on the ability of a Lender or the Agent to enforce the terms of any of the Loan Documents.

     "Maturity Date" shall mean February 1, 1999 or such earlier date on which the Aggregate Revolving Credit Commitment is terminated in whole pursuant to the terms of this Agreement.

     "Maximum Borrowing Base" shall mean, with respect to all Borrowers at any time, the amount calculated as the sum of the following:

                    (i)  the lesser of (a) 90% of the Eligible
          Costs of Sold Homes or (b) 85% of the Estimated Value of such Sold Homes (other than Units) (or such other percentages thereof as the Agent, upon the joint direction of the Lenders upon a material adverse change in the value of the Collateral, shall from time to time consider appropriate);

                    (ii) the lesser of (a) 80% of the Eligible
          Costs of Spec Units or (b) 80% of the Estimated Value of such Spec Units (or such other percentages thereof as the Agent, upon the joint direction of the Lenders upon a material adverse change in the value of the Collateral, shall from time to time consider appropriate) or (c) $3,000,000.00;

                    (iii) the lesser of (a) 75% of the Eligible
          Costs of Models or (b) 75% of the Estimated Value of such Models (or such other percentage thereof as the Agent, upon the joint direction of the Lenders upon a material adverse change in the value of the Collateral, shall from time to time consider appropriate);

                    (iv) the lesser of (a) 50% of the Eligible
          Costs of Land Under Development, or (b) 75% of the estimated retail value of fully-improved lots on such Land Under Development as determined by the Lenders in a commercially reasonable manner (or such other percentage thereof as the Agent, upon the joint direction of the Lenders upon a material adverse change in the value of the Collateral, shall from time to time consider appropriate) or (c) 35% of Inventory or (d) $30,000,000; and

                    (v)  the sum of (I) with respect to Approved
          Loft Projects other than Unzoned Approved Loft
          Projects: (A) the lesser of (a) 50% of the Eligible Acquisition Costs of Approved Loft Projects; provided, however, that with respect to any such Approved Loft Project in which 50% of the Units constitute Sold Homes, the applicable advance rate shall be 90% or (b) 80% of the Estimated Value of such Approved Loft Project and, provided that 25% of the Units in an Approved Loft Project constitute Sold Homes, (B) the lesser of (a) 90% of the Eligible Unit and Common Area Costs of Approved Loft Projects of such Project or (b) 80% of the Estimated Value of such Approved Loft Project (or such other percentages thereof as the Agent, upon the joint direction of the Lenders upon a material change in the value of the Collateral, shall from time to time consider appropriate); and (II) with respect to Unzoned Approved Loft Projects: (A) the lesser of (a) 50% of the Eligible Acquisition Costs of Approved Loft Projects; or (b) 50% of the Estimated Value of such Approved Loft Project and, provided that 25% of the Units in an Approved Loft Project constitute Sold Homes, (B) the lesser of (a) 50% of the Eligible Unit and Common Area Costs of Approved Loft Projects of such Project or (b) 50% of the Estimated Value of such Approved Loft Project (or such other percentages thereof as the Agent, upon the joint direction of the Lenders upon a material change in the value of the Collateral, shall from time to time consider appropriate); provided, however, that notwithstanding the foregoing, the aggregate Maximum Borrowing Base for all Eligible Acquisition Costs of Approved Loft Projects, together with the Maximum Borrowing Base for all Eligible Unit and Common Element Costs of Approved Loft Projects shall not exceed a total, aggregate amount of $19,000,000.00. In addition, Lenders shall advance for each Approved Loft Project an amount not to exceed the lesser of (a) $250,000 or (b) the actual costs of construction and furnishing of a model/sales center; provided that commencing as of the date of the sale of a Unit in any such Approved Loft Project the amount of the Maximum Borrowing Base otherwise available shall be reduced by the amount of the costs so advanced based upon an amortization of such costs over the succeeding twenty four (24) month period in equal monthly installments.

     Notwithstanding the foregoing, in making the foregoing calculation, the Agent may, upon the joint discretion of the Lenders in their sole discretion exercised in a commercially reasonable manner, establish sub-limits against any of the above described categories. The Agent shall give the Borrowers thirty
(30) days prior written notice of any change to such advance rates or the establishment of any sub-limits.

     "Model" shall mean a single-family home which is located within an area of a Project (other than a Loft Project) which has been designated by a Borrower as a model area, and which is open for viewing by prospective purchasers.

     "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is maintained for employees of any Borrower or its Subsidiaries or any ERISA Affiliate.

     "Net Proceeds" shall mean the amount calculated as follows: the gross sales price of a Sold Home minus (a) the sum of (i) title and recording charges relating thereto payable by a Borrower, (ii) sales commissions relating thereto payable by a Borrower, and (iii) customary prorations in favor of the purchaser thereof; provided, however, that in no event shall the sum of the amounts described in clauses (i), (ii) and (iii) exceed seven percent of the gross sales price of such Sold Home, except that with respect to the sale of a Sold Home which had previously qualified as either a Model or a Spec Home and which sale involved an outside real estate broker, the sum of the amounts described in clauses (i), (ii) and (iii) shall not exceed ten percent of the gross sales price of such Sold Home, and (b) with respect to the sale of a Sold Home located on either (x) the Kaco Real Property, the amount, if any, due to Kaco, Inc., an Illinois corporation ("Kaco") under that certain Purchase and Sale Agreement dated as of September 21, 1992 between SK and Kaco as amended by that certain First Amendment to Purchase Agreement dated as of September 21, 1992, that certain Second Amendment to Purchase Agreement dated as of January 22, 1993, and that certain Third Amendment to Purchase Agreement dated as of July, 1994 (collectively, "Kaco Purchase Agreement") and (y) the Bellechase subdivision, the amount, if any, owing to Kaco under that certain Purchase and Sale Agreement dated as of July 28, 1994 between SAR and Kaco.

     "Non-Recourse Indebtedness" shall mean the Indebtedness of any Borrower, any Subsidiary and/or Trust incurred in connection with the acquisition of real property; provided that in each case no Borrower, Subsidiary and/or Trust shall have any liability for such Indebtedness other than such creditor's recourse solely to the assets encumbered by a mortgage relating thereto. Notwithstanding anything contained herein to the contrary, in no event shall any Non-Recourse Indebtedness or the assets secured thereby be taken into consideration as either an asset or a liability, as the case may be, in the calculation of any of the financial covenants set forth in Article VII herein

     "Note" shall mean the Revolving Promissory Note.

     "Obligations" shall mean all Loans, advances, debts, Reimbursement Obligations, liabilities, and obligations, for monetary amounts (whether or not such amounts are liquidated or determinable) owing at any time by one or more Borrowers to either Lender and/or the Agent, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under any of the Loan Documents. This term includes, without limitation, all interest, prepayment fees, charges, expenses, attorneys' fees and any other sum chargeable to one or more Borrowers under any of the Loan Documents.

     "ODC" shall mean Olympia Development Company, an Illinois corporation, and its successors and assigns.

     "Office" when used in connection with the Agent shall mean its office located at 135 South LaSalle Street, Chicago, Illinois 60603, or such other office or offices of the Agent or branch, subsidiary or affiliate thereof as may be designated in writing from time to time by the Agent to the Borrowers and the Lenders.

     "Official Body" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

     "Operating Subsidiary" shall mean each of Holdings, SLIH, SRLB, SAR, ODC, CUP, and RH each a wholly-owned Subsidiary of Sundance, together with any other wholly-owned Subsidiary of Sundance designated at any time by the Agent, by an amendment to this Agreement, to be immediately entitled to the benefits of (and immediately subject to the provisions of) the revolving credit facility created pursuant to this Agreement.

     "Original Credit Facility" shall have the meaning given such term in the Recitals.

     "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     "Pension Plan" means a "pension plan," as such term is defined in Section 3(2) of ERISA, which is subject to the provisions of Title IV of ERISA (other than a Multiemployer Plan) and to which any Borrower or any of its Subsidiaries or any ERISA Affiliate might have any liability, including any liability by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

     "Permit" shall mean any and all permits, authorizations, approvals, registrations, rights of way, orders, waivers, variances or other licenses issued or granted by any Official
Body.

     "Permitted Encumbrances" shall mean: (i) Liens in favor of Agent or any Lender to secure the Obligations; (ii) Liens for taxes or assessments or other governmental charges or levies, either not yet due and payable or to the extent that nonpayment thereof is permitted by Section 6.3(b) hereof; (iii) pledges or deposits securing obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation (other than in respect of a benefit plan subject to ERISA); (iv) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Borrower or a Subsidiary of any Borrower is a party as lessee made in the ordinary course of business; (v) workers', mechanics', suppliers', carriers', warehousemen's, landlords' or other similar liens arising in the ordinary course of business for sums not yet delinquent or being contested in good faith in accordance with Section 6.3(b) herein, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor; (vi) deposits securing (in lieu of surety, appeal or customs bonds) proceedings to which any Borrower or any Subsidiary of any Borrower is a party; (vii) any attachment or judgment Lien, unless the judgment it secures shall not, within 30 days after the entry thereof have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 5 days after the expiration of any such stay or is fully and adequately covered by insurance and with respect to which the insurer has acknowledged coverage in writing and any lis pendens provided the litigation related thereto is being contested in accordance with Section 6.3(b) hereof; (viii) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the present use, value or marketability of such real property, leases or leasehold estates or otherwise have a Material Adverse Effect; (ix) Liens on fixtures granted to lessors pursuant to leases; (x) contracts for Sold Homes; (xi) the Liens arising from the Non-Recourse Indebtedness; (xii) those Liens set forth on Schedule 1 attached hereto and made a part hereof subject to the Lenders' approval; and (xiii) extensions, renewals or replacements of any Lien referred to in clauses (i) through (xi) above provided that such extension, renewal or replacement is granted in the ordinary course of business and limited to the assets originally encumbered thereby and the amount of the Indebtedness secured thereby has been reduced from time to time by payment or performance in accordance with the terms of such Indebtedness and has not been increased in violation of the terms of this Agreement.

     "Permitted Investments" means any or all of the types of investments provided by either Lender, provided that such investment is made with a Lender.

     "Permitted Unapproved Loft Subsidiary Indebtedness" shall mean (i) the advance of loans (in an aggregate amount which together with Unapproved Loft Subsidiary Capital Contributions, shall not exceed Two Million Dollars ($2,000,000.00)) to Unapproved Loft Subsidiaries by any Borrower, any Subsidiary of any Borrower (other than an Unapproved Loft Subsidiary) and/or any Trust and/or (ii) Guaranteed Indebtedness incurred by any Borrower, any Subsidiary of any Borrower (other than an Unapproved Loft Subsidiary) and/or any Trust for the benefit of any Unapproved Loft Subsidiary, including, without limitation, payment guarantees, completion guarantees, operating deficit guarantees and environmental indemnity agreements; provided, however, that (x) at no time may the sum of the aggregate amount of Permitted Unapproved Loft Subsidiary Indebtedness (excluding environmental indemnity agreements) and the aggregate amount of the Unapproved Loft Subsidiary Capital Contributions exceed Four Million Dollars ($4,000,000)) and (y) no Borrower, Subsidiary of any Borrower (other than an Unapproved Loft Subsidiary) and/or Trust may enter into an unlimited guaranty or indemnity agreement of any kind (other than an environmental indemnity agreement entered into after Lenders have received and approved in writing an Environmental Report satisfactory to the Lenders in their sole discretion with respect to such Unapproved Loft Project) for the benefit of any Unapproved Loft Subsidiary.

     "Person" and "person" shall mean an individual, corporation, partnership, trust, unincorporated association, joint venture, joint-stock company, government (including political subdivisions), governmental authority or agency, or any other entity.

     "Plan" shall mean the one year operating plan summary of the Borrowers prepared on a consolidated basis, which shall be delivered to the Agent and each Lender, as adopted by the Board of Directors of Sundance, by no later than September 30th of the Fiscal Year preceding the Fiscal Year for which such Plan is applicable and which Plan shall be in scope and detail satisfactory to the Lenders.

     "Policy" or "Policies" shall mean title insurance policies issued by the Title Insurer, containing the respective legal descriptions of the applicable parcels of real property, in the form of a 1970 B-Form if available (or 1992 Form if not available) ALTA Lender's Title Insurance Policy for such parcels in the aggregate amount of $60,000,000.00 in form satisfactory to Agent and the Lenders, insuring that title to such parcel is vested in a Borrower, a Subsidiary of a Borrower, or a Trust and the Mortgage on such parcel to be a valid first lien on such parcel free and clear of all liens, encumbrances, and exceptions, excepting Permitted Encumbrances. Each Policy shall further contain (i) a 3.1 Zoning Endorsement, with parking coverage (except as to Raw Land or Land Under Development, in which case a 3.0 Zoning Endorsement shall be acceptable), (ii) a Revolving Credit Endorsement, (iii) a Comprehensive Endorsement No. 1, (iv) a Variable Rate Endorsement, (v) a Real Estate Tax Parcel Endorsement, (vi) a tie-in endorsement satisfactory to Lenders,
(vii) a letter of credit endorsement, and (viii) such other endorsements as Agent or any Lender may require. The form of all endorsements to the Title Policies shall be subject to Agent's and each Lender's approval.

     "Preferred Stock" shall mean, with respect to any Person, any share of Capital Stock of such Person or its Subsidiaries in respect of which a holder is entitled to receive payment (whether in connection with dividends, liquidation or otherwise) before any similar or other payment may be made with respect to other Capital Stock of such Person or its Subsidiaries.

     "Prime Rate Portion" shall have the meaning given such term in Section 2.7(a) hereof.

     "Project" shall mean the real property and improvements constituting a residential real estate development to be developed or being developed by a Borrower or any Subsidiary of a Borrower; provided, that any such Project may include real estate subject to commercial development so long as such commercial real estate is (i) de minimis relative to such residential real estate development, (ii) incidental to such residential real estate development, and (iii) not developed by any Borrower, any Subsidiary of any Borrower or any Trust.

     "Pro Rata" shall mean as among the Lenders, in proportion to each Lender's percentage of the Aggregate Revolving Credit
Commitment, or if the Revolving Credit Commitments shall have been terminated, each Lender's percentage of the Loans and Reimbursement Obligations then outstanding.

     "Prime Rate" shall mean the rate publicly announced by the Agent, or its successor, from time to time as its "prime rate"
(or such rate that is used by the Agent in replacement of the prime rate).

     "Raw Land" shall mean any and all unimproved real property which is purchased by a Borrower for speculative purposes or which relates to development of a Project which does not otherwise qualify as Land Under Development.

     "Reimbursement Obligation" shall mean the obligation of Borrowers pursuant to an Application to reimburse the Agent for the amount of any draft drawn under a Letter of Credit.

     "Reportable Event" means any of the events described in
Section 4043 of ERISA, other than any such event for which the thirty (30) day notice requirement has been waived.

     "Reserve Percentage" shall mean, for the purpose of computing Adjusted LIBOR, the maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental or other special reserves) imposed by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D on either Lender against Eurocurrency liabilities (as such term is defined in Regulation
D) for the applicable Interest Period as of the first day of such Interest Period, but subject to any amendments to such reserve requirement by such Board or its successor, and taking into account any transitional adjustments thereto becoming effective during such Interest Period. For purposes of this definition, LIBOR Portions shall be deemed to be Eurocurrency liabilities as defined in Regulation D without benefit of or credit for prorations, exemptions or offsets under Regulation D, except as permitted by lenders in their sole and absolute discretion.

     "Revolving Credit Commitment" shall have the meaning given such term in Section 2.1(a) herein.

     "Revolving Promissory Note" shall mean the Second Amended and Restated Revolving Promissory Note of even date herewith in the stated principal amount of $60,000,000 executed by the Borrowers and delivered to the Agent under this Agreement, together with all extensions, renewals, refinancings or refundings thereof in whole or part.

     "Security Agreement" shall mean the Second Amended and Restated Security Agreement of even date herewith by and among the Borrowers, Heartland, SK and the Agent, as the same may be amended, modified, supplemented or restated from time to time.

     "Security Documents" shall mean the Mortgages, Assignments, ABIs, Environmental Indemnity Agreement, Security Agreement, Stock Pledge Agreement and such other documents and agreements which a Borrower or its Subsidiaries executes in favor of the Agent granting a Lien upon its respective assets.

     "Shareholder Notes" means those certain unsecured subordinated promissory notes of certain of the Borrowers in the aggregate stated principal amount of $4,193,000.00 in favor of Maurice Sanderman and Sanderman Descendants Trust U/A/D December 29, 1992, as the case may be, a copy of each of which notes and any assignment relating thereto is attached hereto as Exhibit R.

     "SK" shall mean Sundance-Kaco Limited Partnership, an
Illinois limited partnership.

     "Sold Homes" shall mean a home or Unit that is subject to a written contract for the sale of such home or Unit, made and entered into by and between a Borrower, or its duly authorized agent, and a bona fide third party purchaser, on a form approved by the Lenders, or their counsel, and (1) the consideration for such sale consists solely of cash, (2) the purchaser has deposited earnest money thereunder in an amount not less than (a) five percent (5%) of such sale price with respect to conventionally financed homes or Units or (b) the minimum required percentage of the sale price under applicable programs of the Federal Housing Administration and/or the Department of Veterans Affairs, (3) the purchaser thereunder has been pre-qualified by such Borrower, or its duly authorized agent, for a mortgage loan on the basis of generally accepted ratios of income to anticipated debt service on the proposed mortgage loan for such home or Unit, and (4) such contract contains no contingencies other than those pertaining to the condition of title and similar conditions to closing customarily included in contracts for new construction home sales or condominium conversion sales, as the case may be.

     "Solvent" means, with respect to a Person on a non-consolidated basis and a particular transaction, that, upon consummation of the transaction and after giving effect thereto,
(a) the Person's financial condition shall be such that the Person's property at a fair valuation will exceed its debts, (b) the present fair saleable value of the Person's assets will be greater than the amount that will be required to pay its probable liability on its debts as such debts become absolute and matured,
(c) the Person is paying its debts as they become due, and intends and believes that it will be able to pay its debts as they mature, and (d) the property remaining in the Person will not be an unreasonably small capital for the business in which the Person is engaged or is about to engage. As used herein, "debts" includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent.

     "Spec Homes" shall mean single-family homes (excluding
Units, Models and foundations), whether attached or detached, which do not constitute Sold Homes.

     "Standard Notice" shall mean an irrevocable notice provided to the Agent by no later than 11:00 a.m. Chicago time on a Business Day which is (i) not less than two Business Days prior to the date specified therein for the making of a requested Loan or the prepayment of any Loan which constitutes a part of the Prime Rate Portion, (ii) not less than three (3) Business Days prior to the date specified therein for the making of a Loan which constitutes a LIBOR Portion or the prepayment of any Loan which constitutes a LIBOR Portion, or (iii) not less than five Business Days prior to the date specified therein for the issuance of a requested Letter of Credit.

     "Stock Pledge Agreement" shall mean the Second Amended and Restated Stock Pledge Agreement of even date herewith by and between Sundance, the Lenders and the Agent, as the same may be amended, modified, supplemented or restated from time to time.

     "Subordinated Debt" shall mean Indebtedness of any Borrower or any Subsidiary (other than an Unapproved Loft Subsidiary) of any Borrower or any Trust which is Subordinated to the Obligations on such terms and conditions as the Lenders shall determine in their sole discretion.

     "Subordination Agreements" shall mean those certain amended and restated subordination agreements of even date herewith relating to the Shareholder Notes in the forms of Exhibits A-1 and A-2 hereof respectively, as the same may be amended, modified, supplemented or restated from time to time and (ii) that certain subordination agreement dated July 14, 1994 relating to the Kaco Real Property and Kaco Purchase Agreement in the form of Exhibit B hereof, as the same may be amended, modified, supplemented or restated from time to time.

     "Subsidiary" of any Person at any time shall mean any corporation of which a majority (by number of shares or number of votes) of any class of outstanding Capital Stock normally entitled to vote for the election of one or more directors or managers, as the case may be (regardless of any contingency which does or may suspend or dilute the voting rights of such class), is at such time beneficially owned directly or indirectly by such Person or one or more of its Subsidiaries. Notwithstanding anything contained herein to the contrary, with respect to any Borrower and/or Subsidiary thereof, the term "Subsidiary" shall include any partnership of which such Borrower or Subsidiary is a general partner or any limited liability company of which such Borrower or Subsidiary is a member.

     "Survey" shall mean a plat of survey of a parcel of real property acceptable to the Title Insurer, Agent and each Lender, made by a surveyor licensed in the state in which the particular parcel is located showing the legal description and area of such parcel, access to and from such parcel to a dedicated roadway, all encroachments, improvements, overlapping of improvements, set-back lines, roadways, easements, fences, water courses that are either of record, apparent or may be discovered by visible inspection. Each such Plat of Survey shall be certified to the Borrower, Subsidiary of Borrower or Trust in title to such parcel, the Title Insurer, Agent and Lenders as having been prepared in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992 and shall further certify that no portion of such parcel lies within any area having special flood hazards as designated by Federal Emergency Management Agency (unless Borrowers shall have provided Lenders with evidence of Flood Insurance meeting the requirements of
Section 6.8 hereof).

     "Supplemental Documentation" shall mean agreements, instruments, documents, and other written matter relating to or necessary or reasonably desirable and requested by the Agent or any Lender to effect the transactions contemplated by this Agreement or any other Loan Document.

     "Title Insurer" shall mean Ticor Title Insurance Company, a
California corporation.

     "Trust" shall mean a land trust in which any Borrower or any Subsidiary of any Borrower owns a beneficial interest.

     "Unit" shall mean a residential apartment in a Loft Project that will be converted to a condominium unit upon the occurrence of a Conversion.

     "Unapproved Loft Project" shall mean a Loft Project other than an Approved Loft Project. Unapproved Loft Projects shall be governed by Section 7.28 hereof.

     "Unapproved Loft Subsidiary" shall mean a Subsidiary of Borrower formed pursuant to Section 7.28 hereof, but subject to
Section 7.1 hereof, to hold title to one or more Unapproved Loft
Projects and no other assets.

     "Unapproved Loft Subsidiary Capital Contribution" shall mean a contribution to the capital of an Unapproved Loft Subsidiary made in cash by any Borrower or any Subsidiary of any Borrower (other than an Unapproved Loft Subsidiary); provided, however, that at no time (x) shall the sum of (i) the aggregate amount of all Unapproved Loft Subsidiary Capital Contributions and (ii) the aggregate amount of all Permitted Unapproved Loft Subsidiary Indebtedness exceed Four Million Dollars ($4,000,000) and (y) shall the sum of (iii) the aggregate of all Unapproved Loft Subsidiary Capital Contributions and (iv) the aggregate amount of loans which constitute Permitted Unapproved Loft Subsidiary Indebtedness exceed Two Million Dollars ($2,000,000.00).

     "Unzoned Approved Loft Project" shall mean an Approved Loft Project that has not been zoned to permit development and sales of Units in accordance with the Borrowers' plans of development; provided, however, that any Unzoned Approved Loft Project that has not received final zoning approval as provided above within one (1) year from the Lenders' approval of such Loft Project in accordance with the terms of this Agreement shall thereupon be deemed to constitute an Unapproved Loft Project subject to the terms, restrictions and limitations of this Agreement, including, without limitation, the immediate transfer of such Loft Project to an Unapproved Loft Subsidiary.

     The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules hereto, as the same from time to time be amended, modified, restated or supplemented and not to any particular section, subsection or clause contained in this Agreement. The term "including" shall mean including without limitation. References to beneficial ownership or similar terms shall have the meaning set forth in the definition of Change of Control herein.

     I.2 Accounting Principles. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.


                           ARTICLE II
                           THE CREDIT

     II.1  Revolving Credit Loans.

     (a) The Revolving Credit Commitment. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, and provided that there does not then exist any Default or Event of Default, each Lender severally agrees (such agreement being herein called such Lender's "Revolving Credit Commitment") to make Loans under the Revolving Promissory Note to the Borrowers or any of them at any time or from time to time on or after the date hereof to, but not including, the Maturity Date in an amount or amounts such that the aggregate outstanding principal amount of all Loans by such Lender and its Pro Rata share of all Letters of Credit and Reimbursement Obligations shall not exceed at any time the Revolving Credit Commitment of such Lender at such time. Subject to Section 2.18 hereof, each Lender's Revolving Credit Commitment at any time shall equal Thirty Million Dollars ($30,000,000.00). The Lenders shall have no obligation to make Loans and the Agent shall have no obligation to issue Letters of Credit hereunder on or after the Maturity Date (or such earlier date as may be applicable herewith). The aggregate principal amount of the Aggregate Revolving Credit Commitment is Sixty Million Dollars ($60,000,000.00). The obligations of the Lenders hereunder are several and not joint and no Lender shall under any circumstances be obligated to extend credit hereunder in excess of its Revolving Credit Commitment or its Pro Rata share of the credit outstanding hereunder.

     (b) Maximum Borrowing Base. Borrowers shall set forth on each Borrowing Base Certificate delivered under Section 6.1(c) hereof their collective Maximum Borrowing Base (including all such detail, computations and information as the Agent or any Lender may reasonably deem appropriate). Subject to Section 2.19 hereof, as to all Borrowers collectively, at all times, the sum of the unpaid principal amount of all Loans then outstanding to the Borrowers plus the undrawn amount of all Letters of Credit then outstanding plus the principal amount of all Loans and the face amount of all Letters of Credit not yet made or issued, as the case may be, as to which a Standard Notice has been given or is concurrently being given by any Borrower under Section 2.4 hereof shall not be greater than the Maximum Borrowing Base. Notwithstanding the foregoing, but subject to the Aggregate Revolving Credit Commitment, the Agent, upon the joint direction of the Lenders, may elect at any time to make Loans or issue Letters of Credit, including, without limitation, pursuant to
Section 2.20 herein, the effect of which is to exceed the Maximum Borrowing Base, and in such event neither the Agent nor the Lenders shall be deemed to have changed the Maximum Borrowing Base or be obligated to make Loans or issue Letters of Credit in excess of the Maximum Borrowing Base, except as expressly provided for in the immediately preceding sentence.

     (c) Disbursements. Borrowers hereby authorize and direct the Agent to disburse for and on the behalf of Borrowers and Borrowers' account, the proceeds of Loans made by the Lenders to any Borrower, pursuant to this Agreement, as any officer or director of any Borrower shall direct, whether in writing or orally. Disbursements of the proceeds of Loans made hereunder shall be made by Agent to Sundance's operating account, account number 2088490, which Sundance maintains at LaSalle ("Disbursement Account") for the benefit of Borrowers; provided, however, that the proceeds of any Loans made to pay a Lender or the Agent any fees or expenses owed to it by any Borrower shall be disbursed directly to such Lender or the Agent, as the case may be.

     (d) Revolving Credit. Within the limits of time and amount set forth in this Section 2.1, and subject to the provisions of this Agreement, each Borrower may borrow, repay and reborrow hereunder, it being agreed that each Borrower shall be liable, jointly and severally, for the Obligations of any Borrower.
Loans made under the Revolving Promissory Note shall be due and payable on the Maturity Date, or such earlier date in accordance with the terms of this Agreement.

     II.2 All Loans, Advances and Reimbursement Obligations to Constitute One Loan. Notwithstanding the limitations on the line of credit set forth in Section 2.1, all loans and advances by Lenders to Borrowers and Reimbursement Obligations owed by Borrowers to the Agent under this Agreement and the other Loan Documents shall constitute one loan and all indebtedness and obligations of Borrowers to Lenders and/or the Agent under this Agreement and all the other Loan Documents shall constitute one general obligation. Borrowers agree that all of the rights of Lenders and/or the Agent set forth in this Agreement shall apply to any restatement, amendment, modification of, or supplement to this Agreement and the other Loan Documents.

     II.3 Revolving Promissory Note. The obligations of Borrowers to repay the unpaid principal amount of the Loans made by each Lender and to pay interest thereon and to pay Reimbursement Obligations shall be evidenced in part by the Revolving Promissory Note of Borrowers payable to the order of the Agent dated of even date herewith in the stated principal amount of $60,000,000 in the form attached hereto as Exhibit C. The executed Revolving Promissory Note shall be delivered by the Borrowers to the Agent on or before the Closing Date. The date and amount of the Loans made and Letters of Credit issued on behalf of each Borrower and payment of principal and Reimbursement Obligations, as applicable, with respect thereto shall be recorded on the books and records of the Agent, which books and records shall constitute prima facie evidence of the accuracy of the information therein recorded.

     II.4 Making of Revolving Credit Loans. Whenever a Borrower desires that the Lenders make Loans to it, such Borrower shall provide Standard Notice to the Agent setting forth the following information:

     (a) the date, which shall be a Business Day, on which such Loan is to be made; and

     (b)  the total principal amount of such Loan.

     The Agent shall promptly give notice to each Lender of the information contained in such Standard Notice and of the amount of such Lender's Loan. On the date specified in such Standard Notice each Lender shall wire immediately available funds in an amount equal to the proceeds of its Pro Rata share of such Loan to the Agent by no later than 12:00 o'clock noon, Chicago time. Subject to the terms and provisions hereof, the Agent shall before 2:00 P.M. Chicago time on the date specified in such Standard Notice, make the amount of such Loan available to Borrowers in the Disbursement Account, but only to the extent received from the Lenders.

     II.5 Letters of Credit.

     (a) General Terms. Subject to all of the terms and conditions hereof, the Aggregate Revolving Credit Commitment may be availed of in the form of standby letters of credit issued for the account of any Borrower (such letters of credit, including, without limitation, the letters of credit described on Exhibit D hereto, as they may be amended, modified, supplemented or replaced from time to time in accordance with the terms of this Agreement, being hereinafter referred to individually as a "Letter of Credit" and collectively as the "Letters of Credit"), provided, that the aggregate outstanding amount of Letters of Credit issued at the request of any Borrower hereunder when taken together with all outstanding Reimbursement Obligations shall in no event exceed $20,000,000.00. The amount of any Letter of Credit for all purposes of this Agreement, regardless of the original issuance amount thereof, shall be the maximum amount which is then available to be drawn thereunder. The Letters of Credit shall be issued by the Agent, but each Lender shall be obligated to reimburse the Agent for its Pro Rata share of the amount of each draft drawn thereunder and, accordingly, each Letter of Credit shall be deemed to utilize each Lender's Revolving Credit Commitment Pro Rata with the respective amounts thereof.

     (b) General Characteristics. Each Letter of Credit issued hereunder shall be irrevocable, shall have a date of expiry no later than twenty-four (24) months from its date of issuance and, subject to Section 7.3 hereof, shall expire no later than twelve
(12) months after the Maturity Date, shall be payable against sight drafts in Dollars, shall conform to the general requirements of the Agent for the issuance of letters of credit as to form and substance and shall be a letter of credit which the Agent may lawfully issue.

     (c) Applications. At the time any Borrower requests a Letter of Credit to be issued (or prior to the first issuance of a Letter of Credit, in the case of a continuing application) pursuant to a Standard Notice, it shall execute and deliver to the Agent Agent's then current standard application for such Letter of Credit (individually, an "Application" and collectively "Applications"). In the event the Agent is not reimbursed for the amount of any draft drawn under a Letter of Credit issued hereunder on the date such draft is paid by the Agent, an Event of Default shall exist hereunder and the Reimbursement Obligation of the Borrowers for the amount of such draft shall bear interest (which the Borrowers hereby promise to pay) from and after the date such draft is paid at the rate per annum determined by adding three and one-half percent (3.5%) to the Prime Rate as from time to time in effect. This Agreement supersedes any terms of the Applications which are irreconcilably inconsistent with the terms hereof. Anything contained in the Applications to the contrary notwithstanding, the Borrowers shall pay fees in connection with Letters of Credit as set forth in Section 2.6 hereof.

     (d) Participation in Letters of Credit. Each Lender shall participate on a Pro Rata basis in the Letters of Credit issued by the Agent (and those Letters of Credit described on Exhibit D hereto), which participation shall automatically arise upon the issuance of each Letter of Credit (or with respect to those Letters of Credit described on Exhibit D hereto, upon the execution of this Agreement) (such participations to count against the Revolving Credit Commitment of each Lender Pro Rata when the Letters of Credit are issued, or with respect to those Letters of Credit described on Exhibit D hereto, upon the execution of this Agreement). Each Lender unconditionally agrees that in the event the Agent is not reimbursed by the Borrowers for the amount paid by it on any draft presented under a Letter of Credit on the date of such payment, then in that event such Lender shall pay to the Agent its Pro Rata amount of each draft so paid by the Agent and in return such Lender shall automatically receive an equivalent percentage participation in all of the rights of the Agent in respect of such draft (including the right to obtain reimbursement from the Borrowers for the amount of such draft, together with interest thereon as provided for herein). In the event that any Lender fails to honor its obligation to reimburse the Agent for its Pro Rata share of the amount of any such draft on the date that such draft is paid, then in that event (i) each other Lender shall pay to the Agent its Pro Rata share of the payment due to the Agent from the defaulting Lender, (ii) the defaulting Lender shall have no right to participate in any recoveries from the Borrowers in respect of such draft, and (iii) all amounts to which the defaulting Lender would otherwise be entitled under the terms of this Agreement shall first be applied to reimbursing the Lenders for their respective Pro Rata shares of the defaulting Lenders' portion of the draft, together with interest thereon at the rate provided for in Section 2.5(c) hereof. Upon reimbursement to the other Lenders pursuant to clause (iii) above of the amounts advanced by them to the Agent in respect of the defaulting Lender's share of the draft, together with interest thereon, the defaulting Lender shall thereupon be entitled to its participation in the Agent's rights of recovery against the Borrowers in respect of the draft paid by the Agent.

     (e) Issuance of Letters of Credit. Whenever a Borrower desires that the Agent issue a Letter of Credit, such Borrower shall provide a Standard Notice to the Agent (together with an Application, unless a continuing Application applicable thereto shall then be in effect) setting forth the following information:

          (i) the date which shall be a Business Day, on which such Letter of Credit is to be issued; and

          (ii) the beneficiary and face amount thereof, as well as any other terms necessary for the issuance thereof.

     II.6  Fees.

     (a) The Borrowers jointly and severally agree to pay to the Agent for the account of each Lender, as consideration for the Aggregate Revolving Credit Commitment hereunder, a fee (in the aggregate for all the Borrowers) at the rate of one percent (1%) per annum (computed on the basis of a year of 360 days and the actual number of days of the stated term of the Letter of Credit) on the amount available to be drawn on each Letter of Credit (measured on the first Business Day of each applicable calendar quarter) such fee to be payable quarterly in advance; provided, however, that with respect to any Letters of Credit to be issued in a face amount of less than $200,000.00, such fee shall be payable in advance in full.

     (b) The Borrowers jointly and severally agree to pay to the Agent, for itself, the following fees relating to the administration of the line of credit created hereunder.

          (i) A fee equal to the Agent's standard administrative fees relating to the issuance of Letters of Credit hereunder as such fees are from time to time in effect.

          (ii) A fee in the amount of $25,000.00 per calendar quarter, payable on the first day of each calendar quarter thereafter to and including the Maturity Date.

     II.7 Interest Rate Options. Subject to all of the terms and conditions of this Agreement, portions of the principal indebtedness evidenced by the Note (all of the indebtedness evidenced by the Note bearing interest at the same rate for the same period of time being hereinafter referred to as a "Portion") may, at the option of Sundance (which is acting on behalf of the Borrowers pursuant to Section 2.23 hereof), bear interest with reference to the Prime Rate (the "Prime Rate Portion") or with reference to an Adjusted LIBOR (a "LIBOR Portion") and Portions may be converted from time to time from one basis to the other. Notwithstanding anything contained herein to the contrary, at no time may the Loans constituting the LIBOR Portions exceed Thirty Million Dollars ($30,000,000.00) in the aggregate. All of the indebtedness evidenced by the Note which is not part of a LIBOR Portion shall constitute a single Prime Rate Portion of the Note. All of the indebtedness evidenced by the Note which bears interest with reference to a particular Adjusted LIBOR for a particular Interest Period shall constitute a single LIBOR Portion of the Note. Anything contained herein to the contrary notwithstanding, the obligation of the Lenders to create, continue or effect by conversion any LIBOR Portion shall be conditioned upon the fact that at the time no Default or Event of Default shall have occurred and be continuing. The Borrowers hereby jointly and severally promise to pay interest on each Portion at the rates and times specified in this Article II.

     (a) Prime Rate Portion. Borrowers shall pay interest to the Agent for the account of each Lender on the Prime Rate Portion of the Loans on the first Business Day of each calendar month in an amount equal to the quotient of (i) the sum of the products of the unpaid principal amount of such Prime Rate Portion on each day during the preceding calendar month, multiplied by a rate equal to the Prime Rate in effect on each such day plus one-half of one percent (0.5%), divided by (ii)
360. Any change in the Prime Rate resulting from a change in the Agent's prime rate shall be effective as of the date of the relevant change. In no contingency or event whatsoever shall the interest rate charged with respect to the Loans pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that a Lender has received interest hereunder in excess of the highest applicable rate, such interest shall, in such Lender's sole discretion, either (i) be deemed repayment of principal under the Loans or (ii) be promptly refunded to Borrowers.

     (b) LIBOR Portions. Each LIBOR Portion shall bear interest for each Interest Period selected therefor at a rate per annum determined by adding two and three-quarters percent (2.75%) to the Adjusted LIBOR for such Interest Period, provided that if any LIBOR Portion is not paid when due (whether by lapse of time, acceleration or otherwise) such Portion shall bear interest, whether before or after judgment, until payment in full thereof, at the rate per annum determined by adding three and one-half percent (3.5%) to the interest rate which would otherwise be applicable thereto through the end of the Interest Period then applicable thereto, and effective at the end of such Interest Period such LIBOR Portion shall automatically be converted into and added to the Prime Rate Portion and shall thereafter bear interest until payment in full thereof at the interest rate applicable to the Prime Rate Portion after default. Interest on each LIBOR Portion shall be due and payable on the last day of each Interest Period applicable thereto and interest after maturity (whether by lapse of time, acceleration or otherwise) shall be due and payable upon demand. Sundance shall notify the Agent on or before 11:00 a.m. (Chicago time) on the third Business Day preceding the end of an Interest Period applicable to a LIBOR Portion whether such LIBOR Portion is to continue as a LIBOR Portion, in which event Sundance shall notify the Agent of the new Interest Period selected therefor, and in the event Sundance shall fail to so notify the Agent, such LIBOR Portion shall automatically be converted into and added to the Prime Rate Portion as of and on the last day of such Interest Period.

     Upon the occurrence of an Event of Default and so long as such Event of Default continues, except as otherwise expressly provided herein, the Obligations shall bear interest for each day until paid (before and after judgment) at a rate ("Default Rate") per annum (based on a year of 360 days) which shall be three and one-half percent (3.5%) above the Prime Rate, such interest rate to change automatically from time to time effective as of the effective date of each change in the Prime Rate.

     II.8 Minimum Amounts. Each LIBOR Portion shall be in a minimum amount of $1,000,000 or such greater amount which is an integral multiple of $1,000,000.

     II.9 Computation of Interest. All interest on the Note shall be computed on the basis of a year of 360 days for the actual number of days elapsed.

     II.10 Manner of Rate Selection. Sundance on behalf of the relevant Borrower(s) shall notify the Agent by 11:00 a.m. (Chicago time) at least three (3) Business Days prior to the date upon which Sundance requests that any LIBOR Portion be created or that any part of the Prime Rate Portion be converted into a LIBOR Portion (each such notice to specify in each instance the amount thereof and the Interest Period selected therefor). If any request is made to convert a LIBOR Portion into the Prime Rate Portion, such conversion shall only be made so as to become effective as of the last day of the Interest Period applicable thereto. All requests for the creation, continuance and conversion of Portions under this Agreement shall be irrevocable.

     II.11 Change of Law. Notwithstanding any other provisions of this Agreement or the Note, if at any time any Lender shall determine in good faith that any change in applicable laws, treaties or regulations or in the interpretation thereof by any governmental authority, central bank or comparable agency charged with the administration thereof makes it unlawful for such Lender to create or continue to maintain any LIBOR Portion, it shall promptly so notify Sundance and the obligation of such Lender to create, continue or maintain any such LIBOR Portion under this Agreement shall be suspended until it is no longer unlawful for such Lender to create, continue or maintain such LIBOR Portion. If the continued maintenance of any such LIBOR Portion is unlawful, Sundance, on behalf of the relevant Borrower(s), hereby elects to convert the principal amount of the affected LIBOR Portion into the Prime Rate Portion, subject to the terms and conditions of this Agreement; provided, however, that if such conversion is not permitted by the terms of this Agreement, the Borrowers shall, on demand prepay the outstanding principal amount of the affected LIBOR Portion, together with all interest accrued thereon and all other amounts payable to such Lender with respect thereto under this Agreement, provided, further, that if upon such payment the Borrowers shall then have the right hereunder to obtain additional Loans pursuant to the provisions hereof, Borrowers may request such payment be readvanced to one or more of the Borrowers as part of the Prime Rate Portion.

     II.12 Unavailability of Deposits or Inability to Ascertain Adjusted LIBOR. Notwithstanding any other provision of this Agreement or the Note, if prior to the commencement of any Interest Period, a Lender shall determine in good faith that deposits in the amount of any LIBOR Portion scheduled to be outstanding during such Interest Period are not readily available to such Lender in the relevant market or, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining Adjusted LIBOR, then such Lender shall promptly give notice thereof to Sundance and the obligations of Lenders to create, continue or effect by conversion any such LIBOR Portion in such amount and for such Interest Period shall be suspended until such Lender notifies Sundance that deposits in such amount and for the Interest Period selected by Sundance are readily available in the relevant market and adequate and reasonable means exist for ascertaining Adjusted LIBOR.

     II.13 Taxes and Increased Costs. With respect to any LIBOR Portion, if any Lender shall determine in good faith that any change in any applicable law, treaty, regulation or guideline (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System), or any new law, treaty, regulation or guideline, or any interpretation of any of the foregoing by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority having jurisdiction over such Lender or its lending branch or the LIBOR Portions contemplated by this Agreement (whether or not having the force of law), shall:

          (i) impose, increase, or deem applicable any reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, or any other acquisition of funds or disbursements by such Lender which is not in any instance already accounted for in computing the interest rate applicable to such LIBOR Portion;

          (ii) subject such Lender, any LIBOR Portion or any Note to the extent it evidences such a Portion to any tax (including, without limitation, any United States interest equalization tax or similar tax however named applicable to the acquisition or holding of debt obligation and any interest or penalties with respect thereto), duty, charge, stamp tax, fee, deduction or withholding in respect of this Agreement, any LIBOR Portion or any Note to the extent it evidences such a Portion, except such taxes as may be measured by the overall net income or gross receipts of such Lender or its lending branches and imposed by a jurisdiction, or any political subdivision or taxing authority thereof, in each case which has jurisdiction over such Lender's principal executive office or lending branch;

          (iii) change the basis of taxation of payments of principal and interest due from the Borrowers to such Lender hereunder or under the Note to the extent it evidences any LIBOR Portion (other than by a change in taxation of the overall net income or gross receipts of the Agent or any Lender); or

          (iv) impose on such Lender any penalty with respect to the foregoing or any other condition regarding this Agreement, its disbursement, any LIBOR Portion or any Note to the extent it evidences any LIBOR Portion;

and such Lender shall determine in good faith that the result of any of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to such Lender of creating or maintaining any LIBOR Portion hereunder or to reduce the amount of principal or interest received or receivable by such Lender (without benefit of, or credit for, any prorations, exemption, credits or other offsets available under any such laws, treaties, regulations, guidelines or interpretations thereof), then the Borrowers shall pay on demand to such Lender from time to time as specified by such Lender such additional amounts as such Lender shall reasonably determine are sufficient to compensate and indemnify them for such increased cost or reduced amount. If any Lender makes such a claim for compensation, it shall provide to the Borrowers a certificate setting forth the computation of the increased cost or reduced amount as a result of any event mentioned herein in reasonable detail and such certificate shall be presumed correct and accurate.

     II.14 Change in Capital Adequacy Requirements. If any Lender shall determine that the adoption after the date hereof of any applicable law, rule or regulation regarding capital adequacy, or any change in any existing law, rule or regulation regarding capital adequacy, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration of any such law, rule or regulation regarding capital adequacy, or compliance by a Lender (or any of its branches) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital with respect to any LIBOR Portion as a consequence of its obligations hereunder or for that portion of the credit which is the subject matter hereof relating to LIBOR portions to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to liquidity and capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within fifteen (15) days after demand by such Lender, the Borrowers shall pay to such Lender such additional amount or amounts reasonably determined by such Lender as will compensate such Lender for such reduction.

     II.15 Funding Indemnity. In the event that the Agent or any Lender shall incur any loss, cost or expense (including, without limitation, any loss (including loss of profit), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired or contracted to be acquired by any Lender to fund or maintain any LIBOR Portion or the relending or reinvesting of such deposits or other funds or amounts paid or prepaid to the Agent or any Lender) as a result of:

          (i) any payment of a LIBOR Portion on a date other than the last day of the then applicable Interest Period for any reason, whether before or after the occurrence of a Default or Event of Default, and whether or not such payment is required by any provision of this Agreement; or

          (ii) any failure by any Borrower to create, borrow, continue or effect by conversion a LIBOR Portion on the date specified in a notice given pursuant to this Agreement;

then upon the demand of the Agent or any Lender, as the case may be, the Borrowers shall pay to the Agent or such Lender such amount as will reimburse the Agent or such Lender for such loss, cost or expense. If the Agent or such Lender requests such a reimbursement, it shall provide to the Borrowers a certificate setting forth the computation of the loss, costs or expense giving rise to the request for reimbursement in reasonable detail and such certificate shall be presumed correct and accurate.

     II.16 Lending Branch. Any Lender may, at its option, elect to make, fund or maintain Portions of the Loans hereunder at such of its branches or offices as such Lender may from time to time elect. To the extent reasonably possible, each Lender shall designate an alternate branch or funding office with respect to the LIBOR Portions to reduce any liability of the Borrowers to such Lender under Section 2.13 hereof or to avoid the unavailability of an interest rate option under Section 2.11 or
2.12 hereof, so long as such designation is not otherwise disadvantageous to the Agent or such Lender.

     II.17 Discretion of Lenders as the Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of the Note in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder (including, without limitation, determinations under 2.12, 2.13 and 2.15 hereof) shall be made as if such Lender had actually funded and maintained each LIBOR Portion during each Interest Period applicable thereto through the purchase of deposits in the relevant market in the amount of such LIBOR Portion, having a maturity corresponding to such Interest Period, and bearing an interest rate equal to Adjusted LIBOR plus two and three-quarters percent (2.75%) for such Interest Period.

     II.18  Voluntary Prepayments and Reduction/Termination of
Revolving Credit Commitment.

     (a) Subject to Borrowers' obligations under Section 2.15 hereof, the Borrowers shall have the right at their option from time to time to voluntarily prepay all of their Loans and all other Obligations (other than indemnification obligations hereunder) then outstanding in whole at any time and terminate the Aggregate Revolving Credit Commitment, in each case, upon the payment to the Agent for the account of the Lenders by Borrowers of (i) a fee equal to the product of (x) $50,000,000.00,
(y) .0014% and (z) the actual number of days remaining from such date until the Maturity Date; provided, however, that in the event that neither LaSalle nor Bank One, Wisconsin, shall at any time be Agent hereunder, Borrowers may voluntarily prepay all then outstanding in whole and terminate the Aggregate Revolving Credit Commitment without payment of the foregoing fee, and (ii) with respect to any LIBOR Portion being prepaid, the amounts payable pursuant to Section 2.15.

     (b) Whenever Borrowers desire to voluntarily prepay the Loans and terminate the Aggregate Revolving Credit Commitment,
Borrowers shall provide Standard Notice to the Agent setting forth the following information:

          (i) The date, which shall be a Business Day not more than 30 Business Days following the date the Standard Notice is given, on which the proposed prepayment and termination of the Aggregate Revolving Credit Commitment is to be made; and

          (ii) The total principal amount of all Loans outstanding on the date of such Standard Notice.

     (c) Standard Notice having been so provided, on the date specified in such Standard Notice, the principal amounts of the Loans, together with interest on each such principal amount to such date, and together with the fees payable pursuant to Section 2.18(a) above, shall be due and payable, the Aggregate Revolving Credit Commitment shall be terminated and Borrowers shall comply with the terms of Section 8.3 herein.

     II.19  Mandatory Prepayments

          (a) Borrowing Base. If at any time the unpaid principal amount of Borrowers' Loans plus the undrawn amount of the outstanding Letters of Credit shall exceed the Maximum Borrowing Base, the Borrowers shall immediately make a prepayment of principal (plus all accrued and unpaid interest thereon) of their Loans in an amount not less than the amount of such excess.

          (b) Net Proceeds. Borrowers shall immediately make a prepayment of principal of their Loans in an amount not less than the amount of ninety-five percent (95%) of the Net Proceeds as the Borrowers receive such Net Proceeds and in accordance with the terms of the Disbursement Agreement; provided, however, that if an Event of Default shall then exist, Borrowers shall immediately make a prepayment of principal of their Loans in an amount not less than the amount of one hundred percent (100%) of the Net Proceeds as the Borrowers receive such Net Proceeds and in accordance with the terms of the Disbursement Agreement.

     II.20 Payments. Except as otherwise provided in Section 2.22, all payments to the Agent for the account of each Lender shall be payable at the Office or at such other place or places as the Agent may designate from time to time in writing to Borrowers. That portion of the Obligations consisting of:

          (a) Interest payable pursuant to this Agreement shall be payable and shall be charged in accordance with the applicable provisions of Section 2.7 hereof; provided that, with respect to any payment of interest which becomes due hereunder, at any and all times any Loan is outstanding hereunder, Borrowers authorize and direct the Agent to, and the Agent shall, cause such interest to be paid on such due date by charging such payment as a Loan against the line of credit established pursuant to Section 2.1 of this Agreement;

          (b) Costs, fees and expenses payable pursuant to this Agreement or any other Loan Document shall be payable as and when provided in this Agreement or any other Loan Document and, if not specified, on demand; provided that, with respect to payment of any cost, fee or expense which becomes due hereunder, Borrowers authorize and direct the Agent to, and the Agent shall, cause such cost, fee or expense to be paid on the tenth day following such due date by charging such cost, fee or expense as a Loan against the line of credit established pursuant to Section 2.1 of this Agreement;

          (c) The balance of the Obligations, if any, shall be payable as and when provided in this Agreement or the other Loan Documents and, if not specified, upon the termination of this Agreement or as and when declared due by the Agent pursuant to Section 8.2; and

          (d) All payments to be made in respect of principal, interest, fees or other amounts due from a Borrower hereunder, under the Note, or under a Letter of Credit (other than the fees described in Section 2.6(b) above), shall be paid to the Agent for the Pro Rata benefit of the Lenders.

     All payments of principal, interest, fees and all other Obligations payable hereunder and under the other Loan Documents shall be made to the Agent at its Office no later than 2:00 P.M. Chicago time on the date any such payment is due and payable. Payments received by the Agent after 2:00 P.M. Chicago time shall be deemed received as of the opening of business on the next Business Day. All such payments shall be made in lawful money of the United States of America, in immediately available funds at the place of payment, without setoff or counterclaim and without reduction for, and free from, any and all present or future taxes, levies, imposts, duties fees, charges, deductions, withholdings, restrictions and conditions of any nature imposed by any government or any political subdivision or taxing authority thereof (but excluding any taxes imposed on or measured by the net income of the Agent or either Lender). For the purpose of computing interest hereunder payment shall be applied by the Agent on account of the Obligations on the day of deposit thereof to the Agent prior to 2:00 P.M. Chicago time. Notwithstanding anything to the contrary herein, all such items of payment shall, solely for purposes of determining the occurrence of an Event of Default, be deemed received upon actual receipt by the Agent, unless the same are subsequently dishonored for any reason whatsoever. All payments made by or on behalf of and all credits due Borrower may be applied and reapplied in whole or in part to any of the Obligations to the extent and in the manner each Lender deems advisable, provided that such Lender will not charge Borrowers additional interest in the event of such Lender's reapplication of payments made by or credits due Borrowers.

     Unless Sundance on behalf of the Borrowers otherwise directs, principal payments shall be applied first to the Prime Rate Portion until payment in full thereof, with any balance applied to the LIBOR Portions in the order in which their Interest Period expire. Notwithstanding the foregoing, in the event that any payments to be made hereunder pursuant to the terms of the Disbursement Agreement would repay the Prime Rate Portion in full and would result in the payment of any LIBOR Portions prior to the expiration of their respective Interest Period, Sundance, on behalf of the Borrowers, may provide written notice to the Agent (not less than five (5) Business Days prior to the date of such payment to be made pursuant to the Disbursement Agreement) electing to have the Agent pay into the Reserve Account (as such term is hereinafter defined) that portion of such payment to be made under the Disbursement Agreement which would prepay any LIBOR Portion (which amount shall be specified in the notice to the Agent). If any such notice is received by the Agent and, if the Agent agrees with the amount specified in the notice, then upon the Agent's receipt of such amount, the Agent shall pay such amount into the Reserve Account rather than using such amount to repay such LIBOR Portions. Any LIBOR Portion with respect to which a deposit is made into the Reserve Account shall be deemed to remain outstanding notwithstanding the Agent's receipt of all or a portion of the amount owing with respect thereto. The "Reserve Account" shall be an interest bearing money market account maintained by the Agent in its name. All such amounts deposited into the Reserve Account shall be the Agent's (on behalf of the Lenders) property to be applied against the Obligations, and not any Borrower's property. At such time as a LIBOR Portion with respect to which a deposit has been made into the Reserve Account is scheduled to mature, the Agent shall apply such amount of the Reserve Account balance payable under such LIBOR Portion to such LIBOR Portion. The Reserve Account shall be an interest bearing account. If a Default does not then exist, on the first day of each calendar quarter during the term hereof, the Agent shall disburse to Sundance the interest accrued on the Reserve Account to such date.

     II.21 Statement of Account. The Agent shall provide Sundance and each Lender with a statement of account for each Lender and the Agent relating to Obligations on a monthly basis between the twenty fifth day of such month and the first day of the subsequent month. Each such statement of account shall be presumed correct and accurate and shall, except for each Lender's right to reapply payments, constitute an account stated between Borrowers and each Lender and between Borrowers and Agent. Borrowers agree to use their best efforts to deliver a reconciliation of such statements of account to Agent within thirty (30) days of the delivery of such statement to Sundance.

     II.22 General Indemnity. Without limiting any other provision of this Agreement or of any other Loan Document, Borrowers hereby jointly and severally indemnify each Lender, the Agent and their respective directors, officers, employees, Affiliates and agents (collectively, "Indemnified Persons") against, and agree to hold each such Indemnified Person harmless from, any and all claims, damages and liabilities, including claims brought by any shareholder or former shareholder of any Borrower, and related expenses, including reasonable counsel fees and expenses, incurred by such Indemnified Person arising out of any claim, litigation, investigation or proceeding (whether or not such Indemnified Person is a party thereto) relating to any transactions, services or matters that are the subject or arise in connection with or as a result of this Agreement or the transactions contemplated hereby (including, without limitation, relating to the properties or business of any Borrower, or any default by a Borrower in the performance or observance of any representation, warranty, covenant or condition in this Agreement or any other Loan Document); provided, however, that such indemnity shall not apply to any such losses, claims, damages, or liabilities or related expenses determined by a court of competent jurisdiction to have arisen from the gross negligence, willful misconduct or subjective bad faith of such Indemnified Person, and if such Indemnified Person is a director, officer, employee, Affiliate or agent of a Lender or the Agent, then, to the extent of such gross negligence, willful misconduct or subjective bad faith, such indemnity shall not apply to such Lender or the Agent, as applicable. If any litigation or proceeding is brought against any Indemnified Person in respect of which indemnity may be sought against Borrowers pursuant to this Section 2.22, such Indemnified Person shall promptly notify Borrowers in writing of the commencement of such litigation or proceeding, but the omission so to notify Borrowers shall not relieve Borrowers from any other obligation or liability which it may have to any Indemnified Person, except that no Borrower waives any rights for damages incurred by it on account of such delay. Failure of the Indemnified Person to timely notify Borrowers of the commencement of such litigation or proceeding shall not relieve Borrowers of their obligations under this
Section 2.22, except where such failure irrevocably prejudices Borrowers' ability to defend such litigation or proceeding. In case any such litigation or proceeding shall be brought against any Indemnified Person and such Indemnified Person shall notify Borrowers of the commencement of such litigation or proceeding, Borrowers shall be entitled to participate in such litigation or proceeding and, after written notice from Borrowers to such Indemnified Person, to assume the defense of such litigation or proceeding with counsel of its choice at its expense, provided that such counsel is satisfactory to the Indemnified Person in the exercise of its reasonable judgment. Notwithstanding the election of Borrowers to assume the defense of such litigation or proceeding, such Indemnified Person shall have the right to employ separate counsel and to participate in the defense of such litigation or proceeding, and Borrowers shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by Borrowers to represent such Indemnified Person would present such counsel with a conflict of interest;
(ii) the defendants in, or targets of, any such litigation or proceeding include both an Indemnified Person and any Borrower, and such Indemnified Person shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to any Borrower (in which case Borrowers shall not have the right to direct the defense of such action on behalf of the Indemnified Person); (iii) Borrowers shall not have employed counsel satisfactory to such Indemnified Person in the exercise of the Indemnified Person's reasonable judgment to represent such Indemnified Person within a reasonable time after notice of the institution of such litigation or proceeding; or (iv) Borrowers shall authorize such Indemnified Person to employ separate counsel at the expense of Borrowers, provided that Borrowers shall not be liable for the fees, costs and expenses of more than one separate counsel at the same time for all such Indemnified Persons in connection with the same action and any separate but substantially similar or related action in the same jurisdiction. Borrowers shall not consent to the entry of any judgment or enter into any settlement in any such litigation or proceeding unless such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person of a release from all liability in respect to such claim or litigation.

     The agreements of Borrowers in this Section 2.22 shall be in addition to any liability that Borrowers may otherwise have. All amounts due under this Section 2.22 shall be payable within ten
(10) days of written demand therefor.

     II.23 Sundance as Agent. Notwithstanding anything contained herein to the contrary, each Borrower hereby irrevocably appoints and authorizes Sundance to act as its agent and attorney-in-fact to request Loans to be made to and Letters of Credit to be issued for the benefit of any Borrower.


                          ARTICLE III
                   COLLATERAL:  GENERAL TERMS

     III.1 Collateral. The Collateral shall be secured as follows:

     (I) With respect to each parcel of real property (other than (i) real property securing Non-Recourse Indebtedness and/or
(ii) the Kaco Real Property, so long as it is subject to a mortgage in favor of Kaco, Inc. owned by any Borrower, any Subsidiary of any Borrower (other than an Unapproved Loft Subsidiary) or any Trust, as the case may be:

     (a) A first Mortgage and Security Agreement with Assignment of Rents in the form of Exhibit E attached hereto ("Mortgage") from each applicable Borrower or Subsidiary of a Borrower and, where title to a parcel is held in a Trust, also from the land trustee of such Trust, on such real property;

     (b) A Collateral Assignment of Beneficial Interest in the form of Exhibit F attached hereto ("ABI") in each Trust owning real property wherein Agent is granted a perfected first security interest in such beneficial interest; and

     (c) A first Assignment of Rents and Leases in the form of Exhibit G attached hereto ("Assignment") in favor of Agent for the leasing or rental now existing or hereafter made of such real property and all proceeds of any of the foregoing; and

     (II) Generally:

     _)(a)     The Security Agreement from Borrowers, each
Subsidiary of each Borrower and each Trust in favor of Agent, together with appropriate UCC-1 and UCC-2 Financing Statements, granting to Agent a first priority security interest in all of each Borrower's, each Subsidiary's of each Borrower and each Trust's personal property and fixtures, including, without limitation, all of each Borrower's equipment, fixtures, inventory, accounts, contract rights, chattel paper, documents, instruments and general intangibles as each such term is defined in the Uniform Commercial Code of the jurisdiction in which such Collateral is located and all proceeds of the foregoing;

     (b)  An Environmental Indemnity Agreement ("Environmental
Indemnity Agreement") from Borrowers, Heartland and SK in favor of Agent and Lenders in the form of Exhibit H attached hereto;
and

     (c)  The Stock Pledge Agreement.

     III.2 Cross Default Provisions. All Collateral which Agent or any Lender has acquired or may at any time acquire from any Borrower or from any other source in connection with the Obligations shall constitute collateral for each and every one of the Obligations, without apportionment or designation as to particular Obligations, and all Obligations, howsoever and whensoever acquired, and the Lenders shall have the right, in their sole discretion to determine the order in which the Lenders' rights in or remedies against any Collateral are to be exercised and which types of Collateral or which portions of Collateral are to be proceeded against and the order of application of proceeds of such Collateral as against particular Obligations. All Loan Documents shall contain cross-default provisions and cross-collateral provisions.

     III.3 Protection of Collateral. Agent and/or Lenders, in their sole and absolute discretion, without waiving or releasing any obligation, liability or duty of Borrowers under this Agreement or the Loan Documents or any Event of Default, may for the purposes of protecting the validity and priority of any Lien granted to Agent or any Lender under this Agreement or any Loan Document, or the Collateral or any part thereof at any time or times hereafter, but shall be under no obligation to, pay, acquire and/or accept an assignment of any Lien or claim asserted by any Person against the Collateral unless such Borrower or its insurer shall have undertaken the defense of such claim, shall have been provided a cure or grace period with respect to such Lien or claim, which cure or grace period has not yet expired and shall have provided Agent with a bond or other security protecting Agent and Lenders from loss or damage as a result of the assertion of such Lien or claim, in which case Agent and Lenders shall forbear from paying, acquiring or accepting an assignment of the same for so long as Borrowers are diligently pursuing the cure of any default in connection therewith. All sums paid by Agent or any Lender in respect thereof and all costs, fees and expenses, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto incurred by Agent or any Lender on account thereof shall be part of the Obligations payable by Borrowers to Agent or such Lender on demand.

     III.4 Release and Retention of Collateral. Subject to the terms of the Disbursement Agreement, Agent, on behalf of Lenders, may, at the joint direction of the Lenders, retain as additional Collateral or, with the consent of the Lenders, release to a Borrower, from time to time, such portion of the Collateral as Lenders may determine. Any and all monies, reserves and proceeds and other property of any Borrower in the possession of Agent or any Lender at any time or times hereafter are hereby pledged by each Borrower to Agent and the Lenders as additional Collateral hereunder, and, in Lenders' sole and absolute discretion, following the occurrence of a Default may be held by Lenders until the Obligations are paid in full or, at any time or times following the occurrence of a Default, be applied by Lenders on account of the Obligations.

     III.5 No Waiver. No authorization given by Agent or the Lenders pursuant to this Agreement or the Loan Documents to sell any specified portion of the Collateral or any part thereof, and no waiver by Agent or Lenders in connection therewith shall establish a custom or constitute a waiver of the prohibition contained in this Agreement against such sales, with respect to any portion of the Collateral or any part thereof not expressly covered by said authorization.


                           ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES

     Each Borrower hereby jointly and severally represents, warrants and covenants to the Agent and each Lender that:

     IV.1 Organization and Qualification. Each Borrower and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power to own, operate and lease its properties and to carry on its business as now conducted. Each Borrower and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required for the conduct of such Borrower's business. Each jurisdiction in which a Borrower or its Subsidiary is qualified to conduct business is set forth in Schedule 4.1 hereto.

     IV.2 Executive Offices. The location of each Borrower's and its respective Subsidiaries' chief executive office, principal place of business, and other offices and places of business are set forth on Schedule 4.2 hereto, and are the sole offices and places of business of each Borrower and its respective Subsidiaries, provided that such locations may change hereunder in accordance with the delivery of the notice required by Section 7.21 hereof.

     IV.3 Corporate Power; Authorization. The execution, delivery and performance by each Borrower and its Subsidiaries of the Loan Documents, to the extent they are parties thereto:
(i) are within each such Person's corporate power; (ii) have been duly authorized by all necessary or proper corporate action;
(iii) are not in contravention of any provision of any such Person's respective certificates or articles of incorporation or by-laws; (iv) will not violate any law or regulation, or any order or decree of any court or governmental instrumentality;
(v) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Borrower or any Subsidiary of any Borrower is a party or by which any Borrower or any Subsidiary of any Borrower or any of their property is bound;
(vi) will not result in the creation or imposition of any Lien upon any of the property of any Borrower; and (vii) do not require the consent or approval of any Person.

     IV.4 Execution and Binding Effect. This Agreement has been duly and validly executed and delivered by each Borrower and constitutes the legal, valid and binding obligation of each Borrower enforceable in accordance with the terms hereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights and except as may be limited by the exercise of judicial discretion in applying general principles of equity (regardless of whether considered in a proceeding in equity or at law). The Note and the other Loan Documents will as of the Closing Date have been duly and validly executed and delivered by each Borrower and its Subsidiaries (as applicable) and will constitute the legal, valid and binding obligations of such Borrower and its Subsidiaries (as applicable) enforceable in accordance with the terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights and except as may be limited by the exercise of judicial discretion in applying general principles of equity (regardless of whether considered in a proceeding in equity or at law).

     IV.5 Authorizations and Filings. No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Official Body is or will be necessary in connection with the execution, performance and delivery of this Agreement, the Note, any other Loan Document, consummation of the transactions herein or therein contemplated, performance of or compliance with the terms and conditions hereof or thereof or to ensure the legality, validity, and enforceability hereof or thereof.

     IV.6 Financial Statements. (a) All of the following consolidated balance sheets and consolidated and consolidating statements of income, retained earnings and cash flows of Borrowers and their respective Subsidiaries, copies of which have been furnished to the Agent and each Lender prior to the date of this Agreement, have been prepared in conformity with GAAP consistently applied throughout the periods involved and present fairly the consolidated and consolidating financial position of each Borrower and Borrowers, as the case may be, in each case as at the dates thereof, and the results of operations and cash flow for the periods then ended (as to the unaudited interim financial statements, subject to normal year-end audit adjustments and the absence of footnotes):

          (i) the most recent unaudited consolidated balance sheet of Borrowers and the related consolidated statements of income, retained earnings and cash flows for the period then ended; and

          (ii) the audited consolidated balance sheet of Borrowers as at September 30, 1996, and the related consolidated and consolidating statements of income, retained earnings and cash flows for the years then ended, with the unqualified opinion thereon of Price Waterhouse LLP.

     (b) Except as otherwise permitted by this Agreement, since September 30, 1996 (or the most recent date of audited financial statements provided to the Agent and the Lenders, but only if such statements are in accordance with, and have been delivered pursuant to the terms of, this Agreement) there has been (i) no material adverse change in the business, financial or other conditions of the Operating Subsidiaries taken as a whole, or Sundance, or in the projections or prospects of Borrowers (on a consolidated basis), (ii) no material increase in the Indebtedness (other than inter-Borrower liabilities of any Borrower); (iii) no material decrease in the consolidated assets of the Borrowers and their Subsidiaries and (iv) except as set forth on Schedule 4.6, no dividends or other distributions have been declared, paid or made upon any shares of Capital Stock of any Borrower or its Subsidiaries, nor have any shares of Capital Stock of any Borrower or its Subsidiaries been redeemed, retired, purchased or otherwise acquired for value by any Borrower or its Subsidiaries since September 30, 1996.

     (c) Schedule 4.6(x) describes the Non-Recourse Indebtedness and Subordinated Debt, as the case may be, of each Borrower, each Subsidiary of any Borrower (other than an Unapproved Loft Subsidiary) and/or each Trust as of the date hereof, (y) describes the assets of any such Borrower, Subsidiary or Trust securing such Non-Recourse Indebtedness, and (z) lists the agreements, documents and instruments relating to the Non-Recourse Indebtedness and Subordinated Debt, as the case may be, described in clause (x) and/or clause (y) above. A true, correct and complete copy of each of the agreements, documents and instruments listed on Schedule 4.6 pursuant to clause (z) above has been delivered to Agent and each Lender.

     IV.7 Ownership of Property; Liens. Each Borrower and its Subsidiaries and each of the Trusts has good, indefeasible and merchantable title to and ownership, free and clear of all Liens other than Permitted Encumbrances, of all the assets and properties of every kind and nature (tangible and intangible, real and personal, including, without limitation, any beneficial interests in any land trust) required or desirable to carry on its business as presently conducted, including, without limitation, all property reflected in the financial statements described in Section 4.6 above and reflected in the financial statements delivered to the Agent and each Lender pursuant to
Section 6.1 herein.

     IV.8 No Default. No Borrower nor any Borrower's Subsidiary or any Trust is in default, nor, to the actual knowledge of any executive officer of each Borrower, is any third party in default, (i) under or with respect to any contract, agreement, lease or other instrument to which such Borrower or any of its Subsidiaries or any Trust is a party, except for any default which (either individually or collectively with other defaults arising out of the same event or events) could not reasonably be expected to have a Material Adverse Effect, or (ii) under or with respect to any contract, agreement, lease or other instrument relating to indebtedness for borrowed money to which such Borrower or any of its Subsidiaries or a Trust is a party. No Default or Event of Default has occurred and is continuing.

     IV.9 Burdensome Restrictions. No contract, lease, agreement or other instrument to which any Borrower, Subsidiary of any Borrower or a Trust is a party or is bound and no provision of applicable Law or governmental regulation could reasonably be expected to have a Material Adverse Effect.

     IV.10 Labor Matters. There are no strikes or other labor disputes against any Borrower or any Subsidiary of any Borrower pending or, to any Borrower's knowledge, threatened which could have a Material Adverse Effect. Hours worked by and payment made to employees of each Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Law dealing with such matters which could reasonably be expected to have a Material Adverse Effect. All payments due from any Borrower or any Subsidiary of any Borrower on account of employee health and welfare insurance have been paid when due (taking into account any grace period) and all such payments which are not yet due have been accrued as a liability on the books of such Borrower or Subsidiary.

     IV.11  Other Ventures.  Except as set forth in Schedule
4.11, no Borrower or Subsidiary of any Borrower is engaged in any joint venture or partnership with any other Person nor is it a co-beneficiary of any Trust with any other Person. Each of the limited partnerships set forth in Schedule 4.11 is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has full power to own, operate and lease its properties, and to carry on its business as now conducted.

     IV.12 Taxes. Each Borrower and its Subsidiaries has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, to the extent due and payable, all Charges other than Charges which are being contested pursuant to Section 6.3(b) herein. The reserves and provisions for taxes on the books of Sundance and each of its Subsidiaries are adequate for all open years and for its current fiscal period.

     IV.13 Pension and Welfare Plans. Each Pension Plan complies and has been administered in accordance with all applicable Laws in all material respects; no Reportable Event has occurred and is continuing with respect to any Pension Plan which could have a Material Adverse Effect; no Borrower, Subsidiary of any Borrower, nor any ERISA Affiliate has withdrawn from any Multi-employer Plan in a "complete withdrawal" or a "partial withdrawal" as defined in Section 4203 or 4205 of ERISA, respectively which could have a Material Adverse Effect; no steps have been instituted by any Borrower or its Subsidiary to terminate any Pension Plan which could have a Material Adverse Effect; no contribution failure has occurred with respect to any Pension Plan which has resulted in the imposition of a Lien under
Section 302(f) of ERISA upon any of the assets of a Borrower or its Subsidiary; no condition exists or event or transaction has occurred in connection with any Pension Plan or Multiemployer Plan which could result in the incurrence by a Borrower or its Subsidiary or any ERISA Affiliate of any liability, fine or penalty which is material in amount; and no Borrower, Subsidiary of any Borrower nor any ERISA Affiliate is a "contributing sponsor" as defined in Section 4001(a)(13) of ERISA of a "single-employer plan" as defined in Section 4001(a)(15) of ERISA which has two or more contributing sponsors at least two of whom are not under common control. Except as listed in Schedule 4.13, no Borrower, Subsidiary of any Borrower, or any ERISA Affiliate, to the extent that a Borrower or any of its Subsidiaries has joint and several liability with such ERISA Affiliate to pay such benefits, maintains or has any liability to pay any medical benefits under any employee welfare benefit plan within the meaning of Section 3(1) of ERISA to former employees thereof or to current employees with respect to claims incurred after the termination of their employment (other than as required by Section 4980B of the Code or Part 6 of Subtitle B of Title 1 of ERISA), other than with respect to any course of treatment initiated on or prior to termination of employment.

     IV.14 Employment and Labor Agreements. Except as set forth on Schedule 4.14, there are no employment agreements pursuant to which any members of management of any Borrower or any Subsidiary of any Borrower are employed and there are no collective bargaining agreements or other labor agreements covering any employees of any Borrower or any Subsidiary of any Borrower. A true and complete copy of each such agreement set forth on
Schedule 4.14 has been furnished to the Agent and the Lenders. Each Borrower and its Subsidiaries are in compliance with the terms and conditions of all such collective bargaining agreements and other labor agreements except where the failure to so comply could reasonably be expected to have a Material Adverse Effect. No labor contract is scheduled to expire prior to the Maturity Date.

     IV.15 Patents, Trademarks, Copyrights and Licenses. Each Borrower and its Subsidiaries owns all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, and trade names necessary to continue to conduct its business as now conducted by them, each of which is listed, together with Patent and Trademark Office application or registration numbers, where applicable, on
Schedule 4.15 hereto. Each Borrower and its Subsidiaries conducts its respective businesses without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others, except where such infringement or claim of infringement could not reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 4.15 hereto, to the best knowledge of each Borrower, there is no infringement or claim of infringement by others of any material, license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of any Borrower which infringement could reasonably be expected to have a Material Adverse Effect.

     IV.16 Environmental Matters. All real property and any facilities located thereon owned, leased, used, operated or under development by any Borrower, any Subsidiary of any Borrower, any Trust, or, to the knowledge of any Borrower after due inquiry, any predecessor in interest, have been, and continue to be, owned, leased, used, operated or under development in compliance in all material respects with all applicable Environmental Laws.

     IV.17 Financial Accounting Practices. Each Borrower and its Subsidiaries makes and keeps books, records and accounts which, in reasonable detail, accurately and fairly reflect their respective transactions and dispositions of their respective assets and each maintains a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization, (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with GAAP and (ii) to maintain accountability for assets, (c) access to assets is permitted only in accordance with management's general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     IV.18 Regulation U. Each Borrower's execution and delivery of this Agreement or any other Loan Document does not directly or indirectly violate or result in a violation of Section 7 of the Securities and Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, regulations G, U, T and X of the Board of Governors of the Federal Reserve System, and no Borrower nor any of its Subsidiaries owns any "margin stock," within the meaning of said regulations, or is engaged in the business of extending credit to others for such purpose, and no part of the proceeds of any borrowing hereunder will be used to purchase or carry any "margin stock" or to extend credit to others for the purpose of purchasing or carrying any "margin stock."

     IV.19 Accurate and Complete Disclosure. No representation or warranty made by any Borrower under this Agreement or any other Loan Document and no statement made by any Borrower or any of its Subsidiaries in any financial statement, certificate, report, exhibit or document furnished by any Borrower or any of its Subsidiaries to the Agent and/or any Lender pursuant to or in connection with this Agreement (including, without limitation, in connection with the Original Agreement) is false or misleading in any material respect (including by omission of material information necessary to make such representation, warranty or statement not misleading).

     IV.20 Use of Proceeds. Each Borrower will apply the proceeds of any Loan hereunder only for the following uses, all of which are and will continue to be legal and proper corporate uses and have been (or will be) duly authorized by its Board of Directors and such uses are consistent with all applicable laws and statutes, as in effect as of the date hereof, for the ongoing working capital requirements of Borrowers and other general corporate purposes, but only (i) to the extent such payments are made to parties which are not Affiliates of any Borrower (other than in the case of payments under the Shareholder Notes), and
(ii) to the extent such payments do not cause a breach of any term of this Agreement or give rise to any Default or Event of Default. Notwithstanding anything contained herein to the contrary, no Borrowers shall use or permit the use of the proceeds of any Loan or any Letter of Credit hereunder (a) by Heartland or in connection with Heartland's business and/or (b) in connection with any Unapproved Loft Project and/or any Unapproved Loft Subsidiary.

     IV.21 Permits. Each Borrower and its Subsidiaries own or possess, and are current and in good standing with respect to, all Permits from an Official Body as are necessary to be obtained in connection with the operation of such Borrower's or Subsidiary's business as heretofore and now conducted and to own or lease and operate the properties now owned or leased by it or by any Trust.

     IV.22 Ownership of the Operating Subsidiaries. There exists no Subsidiary of any Borrower other than the Operating Subsidiaries, Heartland, SK and any other Subsidiary of Sundance hereafter created or acquired pursuant to Section 7.1 herein. Sundance owns of record and beneficially all of the issued and outstanding Capital Stock of each Operating Subsidiary and Heartland free and clear of all Liens. All of the issued and outstanding shares of the Capital Stock of each Borrower and Heartland have been duly and validly authorized and issued and are fully paid and nonassessable. Except as set forth in
Schedule 4.22 hereof, there are no outstanding options, warrants or other rights to purchase any Capital Stock of any Borrower or any Subsidiary of any Borrower. Schedule 4.22 sets forth the authorized Capital Stock of each Borrower and each Subsidiary of any Borrower and the issued and outstanding shares of each class of Capital Stock of each Borrower and each Subsidiary of any Borrower. Schedule 4.22 sets forth each Subsidiary of any Borrower.

     IV.23 Compliance with Laws. No Borrower nor any Subsidiary of any Borrower nor any Trust is in violation of or subject to any contingent liability on account of any Law (including but not limited to ERISA, the Code, any applicable occupational and health or safety Law, Environmental Law, including but not limited to any Law regulating the business in which they are engaged or the use, maintenance or operation of the real and personal properties owned or possessed by them), except to the extent that such violation or liability could not reasonably be expected to have a Material Adverse Effect. No Borrower nor any Subsidiary thereof or any agent thereof has received any written notice alleging any such violation from any applicable governmental authority, tenant or insurance company or other person.

     IV.24 Litigation. Except as set forth on Schedule 4.24, there is no action, suit, proceeding, government investigation or arbitration (whether or not purportedly on behalf of any Borrower or any of its Subsidiaries) at law or in equity or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of any Borrower, threatened against or affecting any Borrower or any of its Subsidiaries or any property of any Borrower or Subsidiary of any Borrower or any land trust in which any Borrower or any of its Subsidiaries owns a beneficial interest, nor to the knowledge of any Borrower does a state of fact exist which is reasonably likely to give rise to such proceedings.

     IV.25 Solvency. Borrowers are and at all times while any of the Obligations remain unpaid shall be Solvent on a consolidated basis.

     IV.26 Indebtedness. Except for the Obligations, operating leases permitted hereunder, trade payables arising in the ordinary course of business, the Shareholder Notes, the Bonds, Subordinated Debt consented to by each Lender and Agent (in their sole discretion), Permitted Unapproved Loft Subsidiary Indebtedness, Non-Recourse Indebtedness consented to by each Lender and Agent, the Indebtedness of SAR in its capacity as general partner of SK, for the recourse obligations of SK, and any other Indebtedness expressly permitted to be incurred in accordance with this Agreement, no Borrower nor any Subsidiary of any Borrower (other than Unapproved Loft Subsidiaries) has any Indebtedness, including, without limitation, any letters of credit. Without limiting the foregoing, except as set forth in
Schedule 4.26 hereof, no Borrower nor any Subsidiary of any Borrower (other than Unapproved Loft Subsidiaries) has any Guaranteed Indebtedness (other than Permitted Unapproved Loft Subsidiary Indebtedness which may be incurred after the date hereof in accordance with the terms of this Agreement). No Borrower nor any Subsidiary of any Borrower is in default in the payment when due of any Indebtedness, and, since the date of the most recent audited financial statements delivered to the Agent and the Lenders, each Borrower's and Subsidiaries of each Borrower's accounts payable have been paid in a manner acceptable to its suppliers and creditors and in a manner which does not threaten to disrupt the business relationship between such Borrower or such Subsidiary, as the case may be, and its material suppliers and creditors.

     IV.27 No Material Adverse Effect. No event has occurred since the date of the most recent audited financial statements delivered to the Agent and the Lenders which has had, or could reasonably be expected to have, a Material Adverse Effect.

     IV.28 Depository Accounts. No Borrower nor any Subsidiary of any Borrower nor any Trust owns or otherwise maintains any depository account at any bank or other financial institution other than a Lender, each of which accounts is listed on Schedule 4.28.

     IV.29 Real Property. Schedule 4.29 sets forth a true, correct and complete list, as of the date hereof, of each parcel of real property owned, leased or occupied by any Borrower, any Subsidiary of any Borrower and/or any Trust, and attached thereto is a true, correct and complete legal description of any such real property. As of the date hereof, except as set forth on
Schedule 4.29 hereof, no Borrower, nor any Subsidiary of any Borrower nor any Trust is a party to any agreement, contract or commitment for its acquisition, lease or occupancy of any real property.

     IV.30 Lofts. Schedule 4.30 describes the Loft Projects of any Borrower, any Subsidiary of any Borrower or any Trust as of the date hereof. As of the date hereof, no Loft Projects constitute Approved Loft Projects and no recourse financing exists with respect to any Loft Projects.


                           ARTICLE V
                      CONDITIONS PRECEDENT

     V.1 Conditions to Closing. This Agreement shall become effective upon the Closing Date, provided that the following conditions precedent have been satisfied or waived by the Lenders jointly:

     (a) Execution and Delivery of Loan Documents. This Agreement and all other Loan Documents, or counterparts thereof where permitted, shall have been duly executed by and delivered to the Agent and each Lender (and where applicable, to each Borrower).

     (b)  Documents and Other Agreements.  The Agent and each
Lender, as applicable, shall have received all of the following, each in form and substance satisfactory to the Agent and each
Lender:

          (1) The Revolving Promissory Note of the Borrowers payable to Agent as required by Section 2.3 herein;

          (2) A Certificate of Secretary of each Borrower and each Subsidiary of each Borrower, together with true and correct copies of the Articles of Incorporation and By-Laws of each Borrower, and all amendments thereto, true and correct copies of the resolutions of the Board of Directors of each Borrower authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to be executed by such Borrower, and the names of the officer or officers of such Borrower authorized to sign said documents, together with a sample of the true signature of each such officer;

          (3) The written opinion of Meltzer, Purtill & Stelle, counsel for Borrowers, Heartland and SK addressed to the Agent and each Lender in the form of Exhibit I attached hereto and made a part hereof;

          (4) The written opinion of Kantor & Apter, Ltd., counsel for Borrowers, Heartland and SK, addressed to the Agent and each Lender in the form of Exhibit J attached hereto and made a part hereof;

          (5) Good Standing Certificates for each Borrower, Heartland and SK from the Secretaries of State of each such Person's state of incorporation and each state in which such Borrower is doing business, dated not more than 10 days prior to the Closing Date;

          (6)  A Borrowing Base Certificate;

          (7)  A disbursement request;

          (8)  A Subordination Agreement relating to each
Shareholder Note in the form of Exhibit A-1 or Exhibit A-2 attached hereto, as the case may be;

          (9)  The Stock Pledge Agreement in the form of Exhibit
K attached hereto and made a part hereof;

          (10) The Disbursement Agreement in the form of Exhibit
L attached hereto and made a part hereof;

          (11) The Security Agreement in the form of Exhibit M attached hereto and made a part hereof;

          (12) First Amendment to Environmental Indemnity
Agreement;

          (13) The Mortgage, Assignment and ABI (or modification thereto), if applicable, with respect to each parcel of real property disclosed on Schedule 4.29 which does not secure Non-Recourse Indebtedness as disclosed on Schedule 4.6 and other than the Kaco Real Property so long as it is encumbered by a mortgage in favor of Kaco, Inc. ("Current Real Property");

          (14) UCC-2 Financing Statements;

          (15) Certified copies of all trust agreements for all Trusts holding title to any parcel of Current Real Property, together with certified letters of direction for all Trusts executing Mortgages in connection with the Loans, and pay proceeds letters from such Trusts;

          (16) A Policy with respect to each parcel of Current
Real Property for which a Policy had not been previously delivered;

          (17) A date-down endorsement with respect to each Policy which has been previously delivered which increases the insured amount to Sixty Million Dollars ($60,000,000), contains a letter of credit endorsement, and is otherwise in form and substance acceptable to Agent and Lenders;

          (18) A Survey with respect to each parcel of Current
Real Property for which a Survey had not previously been delivered;

          (19) Certified copies of all documents appearing on Schedule B of the Policies;

          (20) Copies of all Permits which are necessary for the use of the improvements on the Current Real Property;

          (21) Satisfactory (i.e., showing no Liens other than Permitted Exceptions) UCC searches, together with tax lien, judgment and litigation searches conducted in the appropriate jurisdictions by a search firm acceptable to Agent and the Lenders with respect to each Borrower, each Subsidiary of each Borrower, the Current Real Property and the Trusts;

          (22) An Environmental Report with respect to each parcel of Current Real Property. Each such report shall confirm the absence of any Hazardous Materials on, under or affecting the parcel therein described and shall otherwise be satisfactory to Lenders.

          (23) An Appraisal of each parcel of Current Real
Property satisfactory to Agent and the Lenders;

          (24) A Compliance Certificate; and

          (25) All such other documents reasonably requested by the Agent or a Lender, in its sole discretion.

     (c) Absence of Material Adverse Change. Since September 30, 1996 and except as disclosed in Article IV and the Schedules thereto, there shall have been (i) no material adverse changes in the business, financial or other conditions of the Operating Subsidiaries taken as a whole, or Sundance, or in the projections or prospects of Borrowers (on a consolidated basis), (ii) no material increase in the Indebtedness (other than inter-Borrower liabilities) of any Borrower and (iii) no material decrease in the consolidated assets of the Borrowers.

     (d) Current Payables. No Borrower shall be delinquent in the payment of its respective accounts payable as determined by the Lenders jointly.

     V.2 Condition to Loans and Letters of Credit. The obligation of each Lender to make any Loan to or the Agent to issue any Letter of Credit for the benefit of a Borrower hereunder is further subject to satisfaction of each of the following further conditions:

     (a) Representations and Warranties; Events of Default and Defaults. The representations and warranties on behalf of Borrowers, their Subsidiaries and the Trusts contained herein (except (i) for Section 4.6, which shall be applicable to the most recent audited financial statements delivered by the Borrowers and their Subsidiaries pursuant to Section 6.1 herein and (ii) to the extent such representation and warranty specifically relates to an earlier date, then only with respect to such date, and (iii) for changes permitted or contemplated by this Agreement) and in each of the other Loan Documents shall be true in all material respects on and as of the date of each Loan and the date of issuance of each Letter of Credit hereunder with the same effect as though made on and as of each such date. On the date of each Loan and of the issuance of each Letter of Credit hereunder no Event of Default and no Default with respect to any Borrower shall have occurred and be continuing or exist or shall occur or exist after giving effect to the Loan or the issuance of the Letter of Credit to be made on such date. Any request by a Borrower for any Loan or Letter of Credit hereunder shall constitute a representation and warranty by such Borrower that (x) the representations and warranties on behalf of each of the Borrowers and their Subsidiaries contained herein and in each of the other Loan Documents are true and correct in all material respects on and as of the date of such request with the same effect as though made on and as of the date of such request and
(y) on the date of such request no Event of Default and no Default with respect to any Borrower has occurred and is continuing or exists or will occur or exist after giving effect to such Loan or issuance of such Letter of Credit (for this purpose such Loan being deemed to have been made and such Letter of Credit being deemed to have been issued on the date of such request). Failure of the Agent to receive notice from a Borrower to the contrary before such Loan is made or such Letter of Credit is issued shall constitute a further representation and warranty by Borrowers that (1) the representations and warranties contained in the first sentence of this Section 5.2(a) are true and correct in all material respects on and as of the date of such Loan or issuance of such Letter of Credit with the same effect as though made on and as of the date of such Loan or issuance of such Letter of Credit and (2) on the date of the Loan or issuance of the Letter of Credit no Event of Default or Default with respect to any Borrower has occurred and is continuing or exists or will occur or exist after giving effect to such Loan or issuance of such Letter of Credit.

     (b) Compliance. Borrowers shall have delivered to the Agent, a disbursement request and Compliance Certificate required by Section 6.1(d) hereof (as of the date thereof).

     (c) Banking Laws. On the date of each Loan and issuance of each Letter of Credit and after giving effect thereto, each Lender's Loan and the Agent's Letter of Credit shall be, in the reasonable opinion of such Lender or the Agent, as applicable, in full compliance with all banking Laws applicable to such Loan or issuance of such Letter of Credit and neither the making of such Loan, the issuance of such Letter of Credit, nor the use of the proceeds thereof shall violate or be inconsistent with any banking Law applicable to such Loan or issuance of such Letter of Credit.

     (d) Payment of Fees. On the date of each Loan and/or the issuance of each Letter of Credit, all fees and expenses (to the extent reimbursement for such expenses has been sought) due and payable to the Agent and/or any Lender on or before such date hereunder shall have been paid to the Agent and/or such Lender in immediately available funds.

     (e) Details, Proceedings and Documents. On the date of each Loan and/or issuance of each Letter of Credit all legal details and proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory to the Agent and the Agent shall have received all such counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Agent, as the Agent may from time to time request.


                           ARTICLE VI
                     AFFIRMATIVE COVENANTS

     Each Borrower jointly and severally covenants with the Agent and each Lender as follows, unless the Lenders jointly shall otherwise consent in writing:

     VI.1  Reporting and Information Requirements.

     (a) Annual Reports. As soon as practicable, and in any event within 90 days after the close of each Fiscal Year of Sundance, each Borrower shall furnish or cause to be furnished to the Agent and each Lender consolidated statements of income, retained earnings and cash flows of Borrowers and their consolidated Subsidiaries for such Fiscal Year and consolidated balance sheets of Borrowers as of the close of such Fiscal Year, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the preceding Fiscal Year, with such consolidated statements and balance sheet to be prepared in accordance with GAAP, certified without qualification as to its scope of audit or the financial condition of any Borrower as a going concern by Price Waterhouse LLP. Each balance sheet furnished under this Section 6.1(a) shall be accompanied by a schedule prepared and signed by the Chief Financial Officer of each Borrower categorizing the assets and liabilities set forth in each such balance sheet as either current assets or liabilities or long-term assets or liabilities, as the case may be, and in each case in accordance with GAAP. As soon as practicable, and in any event within 90 days after the close of each Fiscal Year of Sundance, Borrowers shall cause to be furnished to the Agent and each Lender consolidated statements of income, retained earnings and cash flows of SK for such Fiscal Year and the consolidated balance sheet of SK as of the close of such Fiscal Year, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the preceding Fiscal Year, with such consolidated statements and balance sheet to be prepared in accordance with GAAP, certified without qualification as to its scope of audit or the financial condition of SK as a going concern by Price-Waterhouse LLP.

     (b)  Semi-Annual Reports, Quarterly Reports & Daily Reports.
          (i) As soon as practicable, and in any event within 45 days after each June 30th and December 31st during the term of the credit facility, Borrowers shall furnish or cause to be furnished to the Agent and each Lender, in scope and detail satisfactory to the Lenders, a separate profit and loss statement with respect to each Project.

          (ii) As soon as practicable, and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year of Sundance, Borrowers shall furnish or cause to be furnished to the Agent and each Lender, in scope and detail satisfactory to the Lenders, (x) unaudited consolidated statements of income, retained earnings and cash flows for Borrowers and their consolidated Subsidiaries for such quarter and for the period from the beginning of Sundance's then current Fiscal Year to the end of such quarter, and unaudited consolidated balance sheet of Borrowers as of the end of such quarter to be prepared in accordance with GAAP, (y) financial and cash flow projections for each Borrower and its Subsidiaries on a consolidated basis for the twelve month period immediately subsequent to each such quarter, and, (z) cash flow projections with respect to each Project which projections shall set forth current development costs and individual unit hard cost budgets and (aa) the Plan.

          (iii) As soon as practicable, and in any event within 45 days after the end of each quarter of each Fiscal Year of Sundance, Borrowers shall furnish or cause to be furnished to the Agent and each Lender, in scope and detail satisfactory to the Lenders, cash flow statements with respect to each Unapproved Loft Subsidiary (and if any Unapproved Loft Subsidiary owns more than one Unapproved Loft Project, cash flow statements with respect to each such Unapproved Loft Project).

          (iv) At the close of business for Sundance each day on which any Borrower is open for business, Borrowers shall furnish or cause to be furnished to the Agent and each Lender, a copy of the signed closing statements for all closings that occurred that day and shall furnish on a weekly basis, in scope and detail satisfactory to the Lenders, a report of closings on Sold Homes for such week, together with a report of the gross proceeds and Net Proceeds from each such sale.

Each interim statement furnished under this Section 6.1(b) shall
(x) include notes setting forth material changes in
(A) accounting policies or principles or (B) contingencies, and
(y) with respect to any balance sheet, be accompanied by a schedule prepared and signed by the Chief Financial Officer of each Borrower categorizing the assets and liabilities set forth in each such balance sheet as either current assets or liabilities or long-term assets or liabilities, as the case may be, and in each case as determined in accordance with GAAP.

     (c) Borrowing Base Certificate. By no later than the twenty-first day of each calendar month (or on a more frequent basis as the Agent, upon the joint direction of the Lenders, may deem appropriate), Borrowers shall furnish to the Agent and each Lender a certificate ("Borrowing Base Certificate") substantially in the form attached hereto as Exhibit O hereto, signed by the Chairman, President, Chief Financial Officer or Controller of Sundance, with the blanks appropriately completed, setting forth the Maximum Borrowing Base and the other information required therein.

     (d) Compliance Certificates. As soon as practicable, and in any event within 45 days after the end of each calendar quarter, Borrowers shall deliver or cause to be delivered to the Agent and each Lender a certificate (in the form of Exhibit P attached hereto) dated as of the end of such calendar quarter, signed on behalf of each Borrower by its Chairman, President, Chief Financial Officer or Controller (i) stating that as of the date thereof no Event of Default or Default has occurred and is continuing or exists, or if an Event of Default or Default has occurred and is continuing or exists, specifying in detail the nature and period of existence thereof and any action with respect thereto taken or contemplated to be taken by the Borrowers, (ii) setting forth and certifying the calculation of each of the financial covenants set forth in Article VII (but only with respect to the fiscal quarter most recently ended), as well as the number of Spec Units then under construction in each Project, (iii) setting forth the Borrowers' most current MYLAR Report, as well as the amount of Borrowers' current (A) raw land,
(B) land under development, (C) total site development, (D) work-in-process, and (E) completed homes (whether Sold Homes or Spec Units) and Units (whether sold or unsold), in each case on a consolidated basis and reflected at Borrowers' cost, (iv) setting forth a report of Borrowers' then outstanding Bonds, and (v) stating that the signer has personally reviewed this Agreement and that such certificate is based on an examination made by or under the supervision of the signer sufficient to assure that such certificate is accurate.

     (e) Accountants' Certificates. Each set of year-end audited consolidated and consolidating statements and balance sheets delivered pursuant to Section 6.1(a) hereof shall be accompanied by (i) a statement from such accountants in reasonable detail showing the calculations used in determining the financial covenants under Article VII (ii) a report from such accountants to the effect that in connection with their audit examination, nothing with respect to accounting matters, has come to their attention to cause them to believe that an Event of Default or Default had occurred or, if anything has come to their attention to cause them to believe that an Event of Default or Default had occurred, a description of such Event of Default or Default which had occurred (the statement and report referred to in clause (i) and (ii) above shall be in form and substance previously acceptable to Lenders), (iii) a statement ("Accountants Reliance Certificate") in the form of Exhibit Q attached hereto from such accountants addressed to Borrowers and their Subsidiaries, with a copy addressed to the Agent and each Lender, acknowledging, in substance, that a primary intent of Borrowers and their Subsidiaries is for such financial statements to benefit or influence the Agent and the Lenders and that the Agent and the Lenders will rely upon such financial statements.

     (f) Other Reports and Information. Promptly upon their becoming available, Borrowers shall deliver or cause to be delivered to the Agent and each Lender a copy of (i) all regular or special reports or effective registration statements which any Borrower, or any Subsidiary of any Borrower shall file with the U.S. Securities and Exchange Commission (or any successor thereto) or any securities exchange, (ii) all reports, proxy statements, financial statements and other information distributed by any Borrower or any Subsidiary of any Borrower to all its stockholders, bondholders or the financial community in general, and (iii) any written reports submitted to any Borrower or any Subsidiary of any Borrower by independent accountants in connection with any annual, interim or special audit of the financial statements of any Borrower or any of its Subsidiaries, and (iv) all annual attorneys' letters to Borrower's independent certified public accountants.

     (g) Further Information. Each Borrower will promptly furnish or cause to be furnished to the Agent and each Lender such other information and in such form as any of the Agent or any Lender may reasonably request.

     (h) Notice of Event of Default. Promptly upon, but in any event within 5 Business Days after, an executive officer of any Borrower becoming aware of any Event of Default or Default such Borrower shall give the Agent notice thereof, together with a written statement of its Chief Executive Officer or Chief Financial Officer setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by such Borrower.

     (i) Notice of Material Adverse Effect. Promptly upon, but in any event within 5 Business Days after, an executive officer of any Borrower becoming aware thereof, such Borrower shall give the Agent notice of any development or other information which could have a Material Adverse Effect.

     (j) Notice of Material Proceedings. Promptly upon, but in any event within 5 Business Days after, an executive officer of any Borrower becoming aware thereof, such Borrower shall give the Agent notice of the commencement, existence or threat of any proceeding by or before any Official Body or by any other Person against or affecting such Borrower or any of its Subsidiaries which, if adversely decided, could have a Material Adverse Effect or could reasonably be expected to result in a Borrower or any of its Subsidiaries incurring expenses or other liabilities in an amount in excess of $250,000 in any one instance.

     (k) Visitation. Each Borrower and its Subsidiaries shall permit such persons as the Agent or any Lender may designate to visit and inspect at any time any of the properties of such Borrower, Subsidiary or Trust, to examine its books and records and take copies and extracts therefrom and to discuss its affairs with its officers, employees, banking and other financial institutions, and independent accountants, as well as make available such information and records as the Agent or any Lender may request, with prior knowledge of one or more executive officers at such times and as often as the Agent or a Lender may request, including, without limitation, field audits to be conducted by accountants selected by Lenders. Without limiting the foregoing, each Borrower and its Subsidiaries shall permit such Persons as the Agent may designate to visit and inspect the Land Under Development and other construction activities of each such Borrower and its Subsidiaries once per calendar quarter or more often as Lenders may determine in their sole discretion exercised in a commercially reasonable manner, each such inspection to be at Borrowers' sole cost and expense. Each Borrower and its Subsidiaries hereby authorizes such officers, employees, banking and other financial institutions, and independent accountants to discuss with the Agent or any of the Lenders the affairs of the Borrowers and their Subsidiaries, as well as make available such information and records as the Agent or any Lender may request. On or before the Closing Date, Borrowers and their Subsidiaries shall deliver a letter addressed to such independent accountants instructing them to comply with the provisions of this Section 6.1(k).

     (l) Notice of Other Material Defaults. Promptly upon, but in any event no later than 5 Business Days after, an executive officer of any Borrower or any of its Subsidiaries becoming aware of any material default by any Borrower or any of its Subsidiaries or any Trust under any agreement or instrument to which it or by which it or any of its properties may be bound, such Borrower shall give the Agent notice thereof, together with a written statement of the Chief Executive Officer or Chief Financial Officer of such Borrower setting forth the details thereof, if such agreement or instrument or the consequences of such default or claim are material to the business, operations or financial condition of the enterprise comprised of Borrowers and their Subsidiaries taken as a whole or any Borrower or any Subsidiary of any Borrower or any Trust.

     (m) Pension Plans and Welfare Plans. Promptly upon, but in any event within five Business Days after, an executive officer of any Borrower becoming aware of any of the following, such Borrower shall give the Agent notice thereof; the occurrence of a Reportable Event with respect to any Pension Plan; the filing of a notice of intent to terminate a Pension Plan by any Borrower, any Subsidiary, or any ERISA Affiliate; the institution of proceedings to terminate a Pension Plan by the PBGC or any other Person which, if such proceedings are instituted with respect to an ERISA Affiliate, could have a Material Adverse Effect; the withdrawal in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205, respectively, by any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate (to the extent such withdrawal could have a Material Adverse Effect) from any Multiemployer Plan; the failure of any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate to make a required contribution to any Pension Plan including, but not limited to, any failure to pay an amount sufficient to give rise to a Lien under Section 302(f) of ERISA; the taking of any action with respect to a Pension Plan which could result in the requirement that any Borrower, any Subsidiary of any Borrower, or any ERISA Affiliate furnish a bond or other security to the PBGC or such Pension Plan; the occurrence of any event with respect to any Pension Plan which could result in the incurrence by any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate of any liability, fine or penalty which is material in amount; the establishment of a new plan subject to ERISA or an amendment to any existing plan subject to ERISA which will result in a material increase in contributions or benefits under such plan or the incurrence of any material increase in the liability of a Borrower or any Subsidiary of any Borrower (or any ERISA Affiliate to the extent there is joint and several liability with a Borrower or any Subsidiary of any Borrower), including, but not limited to, plans providing welfare benefits to retirees.

     VI.2 Preservation of Existence and Franchises. Except to the extent permitted under Section 7.1 herein, each Borrower and its Subsidiaries shall maintain its corporate existence, rights and franchises in full force and effect in its jurisdiction of incorporation. Each Borrower and its Subsidiaries shall qualify and remain qualified as a foreign corporation in each jurisdiction where required by the nature of such entity's business.

     VI.3 Payment and Performance of Obligations. (a) Subject to paragraph (b) of this Section 6.3 each Borrower and its Subsidiaries and each Trust shall (i) perform, pay and discharge or cause to be paid and discharged all its Indebtedness, including, without limitation, all the Obligations, as and when due and payable, and (ii) pay and discharge or cause to be paid and discharged promptly all (A) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed), and (B) lawful claims for labor, materials, supplies and services or otherwise before any thereof shall become in default.

     (b) Each Borrower and its Subsidiaries may contest, by proper legal actions or proceedings, the validity or amount of any Indebtedness referred to in Section 6.3(a) (i) (other than the Obligations) or any Charges, Liens or claims arising under
Section 6.3(a)(ii) (other than those relating to the Obligations), provided that such Borrower gives the Agent advance notice of its intention to contest the validity or amount of any such Indebtedness, Charge, Lien or claim, and that at the time of commencement of any such action or proceeding, and during the pendency thereof (i) no Default or Event of Default arising from the failure to pay a Charge, Indebtedness, Lien or claim shall have occurred and be continuing (provided that no Default or Event of Default arising solely from any such failure to pay or discharge shall be deemed to exist if the Borrowers comply with the terms of clauses (ii) through (vii) in this Section 6.3(b));
(ii) adequate reserves with respect thereto are maintained on the books of such Borrower or its Subsidiary, as applicable, in accordance with GAAP, (iii) such contest operates to suspend collection of the contested Indebtedness, Charges or claims and is maintained and prosecuted continuously with diligence; (iv) none of the assets of such Borrower having an aggregate fair market value in excess of $100,000 would be subject to forfeiture by reason of the institution or prosecution of such contest; (v) no Lien shall exist for such Charges or claims during such action or proceeding; (vi) such Borrower or its Subsidiary, as the case may be, shall promptly pay or discharge such contested Indebtedness, Charges and all additional charges, interest, penalties and expenses, if any, and shall deliver to the Agent evidence acceptable to the Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Borrower or its Subsidiary, as the case may be; and (vii) the Agent has not advised such Borrower or its Subsidiary in writing that the Agent reasonably believes that nonpayment or nondischarge thereof could have a Material Adverse Effect. Notwithstanding clause (v) above, with respect to mechanics' liens and/or real estate taxes, a Lien may exist so long as Borrowers either (A) maintain with Agent (for the benefit of Lenders) a deposit of cash or negotiable securities satisfactory to Lenders in an amount sufficient, as reasonably determined by Lenders, to pay and discharge or to assure compliance with the matter under contest in the event of a final determination thereof adverse to Borrowers, or (B) obtain title insurance coverage over such Lien on the Policy with respect thereto. Borrowers agree to prosecute and contest such Lien diligently and by appropriate legal proceedings which will prevent the enforcement of the matter under contest and will not impair the Lien of the Security Documents or interfere with the normal conduct of business on the subject real property. On final disposition of such contest, any cash or securities in Agent's possession not required to pay or discharge or assure compliance with the matter contested shall be returned to Borrowers without interest.

     VI.4 Financial Accounting Practices. Each Borrower and its Subsidiaries shall make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of its assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization, (b) transactions are recorded as necessary (i) to permit preparation of financial statements (other than monthly financial statements) in conformity with GAAP and (ii) to maintain accountability for assets, (c) access to assets is permitted only in accordance with management's general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     VI.5  Compliance with Laws.  Each Borrower and its
Subsidiaries shall comply with all applicable Laws and requirements (including but not limited to ERISA, the Code, and any applicable tax Law, product safety Law, occupational safety or health Law, and Environmental Law) in all respects.

     VI.6 Government Authorizations, etc. Each Borrower and its Subsidiaries shall at all times obtain and maintain in force all authorizations, consents, approvals, licenses, exemptions and other actions by, and all registrations, qualifications, designations, declarations and other filings with, any Official Body necessary in connection with (i) the execution and delivery of this Agreement, the Note and/or the other Loan Documents, consummation of the transactions herein or therein contemplated, performance of or compliance with the terms and conditions hereof or thereof or to ensure the legality, validity and enforceability hereof or thereof or (ii) the ownership and operation of the properties of any Borrower, any Subsidiary of any Borrower and any Trust and the conduct of their respective business.

     VI.7 Maintenance of Properties. Each Borrower and its Subsidiaries shall at all times maintain, preserve and protect all of its patents, trademarks, service marks, and trade names, and maintain or cause to be maintained in good repair, working order and condition (ordinary wear and tear alone excepted) the properties used or useful in its business and now or hereafter owned, leased or otherwise possessed by it and shall make or cause to be made all needful and proper repairs, renewals, replacements and improvements thereto consistent with industry practices so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

     VI.8  Insurance.  (a) Each Borrower, Subsidiary of any
Borrower and Trust shall, at their expense, maintain the following insurance with good and responsible insurance companies reasonably satisfactory to the Lenders:

     (i) comprehensive all risk insurance on their respective assets, including, without limitation, the improvements and all personal property in any Project, including contingent liability from operation of building laws, demolition costs and increased cost of construction endorsements, in each case (i) in an amount equal to 100% of the "Full Replacement Cost," which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, but the amount shall in no event be less than the aggregate outstanding principal balance of the Note; (ii) containing an agreed amount endorsement with respect to the improvements and personal property waiving all co-insurance provisions; (iii) providing for no deductible in excess of $50,000; and (iv) containing an "Ordinance or Law Coverage" or "Enforcement" endorsement if any of the improvements or the use of any real property shall at any time constitute legal non-conforming structures or uses. The Full Replacement Cost shall be redetermined from time to time (but not more frequently than once in any twelve (12) calendar months) at the request of a Lender by an appraiser or contractor designated and paid by Borrowers and approved by Lenders, or by an engineer or appraiser in the regular employ of the insurer. After the first appraisal, additional appraisals may be based on construction cost indices customarily employed in the trade. No omission on the part of the Agent or any Lender to request any such ascertainment shall relieve Borrowers of any of their obligations under this Subsection. In addition, Borrowers shall obtain (y) flood hazard insurance if any portion of the improvements is currently or at any time in the future located in a federally designated "special flood hazard area," or as otherwise reasonably required by Lenders and (z) earthquake insurance in amounts and in form and substance satisfactory to Lenders in the event a parcel is located in an area with a high degree of seismic activity, provided that the insurance pursuant to clauses
(y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this Subsection 6.8(a)(i) except that the deductible on such insurance shall not be in excess five percent (5%) of the appraised value of any such Project;

     (ii) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about any real property owned, leased or occupied by any Borrower, any Subsidiary of any Borrower or any Trust, such insurance (i) to be on the so-called "occurrence" form with a combined single limit of not less than $1,000,000;
(ii) to continue at not less than the aforesaid limit until required to be changed by Lenders in writing by reason of changed economic conditions making such protection inadequate; and (iii) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an "if any" basis; (3) independent contractors; (4) blanket contractual liability for all written and oral contracts; and (5) contractual liability covering the indemnities contained in this Agreement to the extent the same is available;

     (iii) business income and rent loss insurance (i) with loss payable to Agent for the benefit of Lenders; (ii) covering all risks required to be covered by the insurance provided for in Subsection 6.8(a)(i); (iii) containing an extended period of indemnity endorsement which provides that after the physical loss to the improvements and personal property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date of the loss, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (iv) in an amount equal to 100% of the projected gross income from the Projects for a period of twelve (12) months. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrowers' reasonable estimate of their Consolidated Net Income. All insurance proceeds payable to Agent pursuant to this Subsection shall be held by Agent and shall be applied to the Obligations; provided, however, that nothing herein contained shall be deemed to relieve Borrowers of their obligations to pay the Obligations on the respective dates of payment provided for in the Note except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

     (iv) at all times during which structural construction, repairs or alterations are being made with respect to any improvements (i) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (ii) the insurance provided for in Subsection 6.8(a)(i) written in a so-called builder's risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to Subsection 6.8(a)(i), (3) including permission to occupy such real property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

     (v) workers' compensation, subject to the statutory limits of the State of Illinois and employer's liability insurance (i) with a limit per accident and per disease per employee, and (ii) in an amount for disease aggregate in respect of any work or operations of the Borrowers, in each case reasonably required by Lenders;

     (vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lenders on terms consistent with the commercial general liability insurance policy required under Subsection 6.8(a)(ii);

     (vii) umbrella liability insurance in an amount not less than $10,000,000.00 per occurrence on terms consistent with the commercial general liability insurance policy required under Subsection 6.8(a)(ii);

     (viii) motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence of $3,000,000 including any umbrella liability coverage; and

     (ix) such other insurance, including, without limitation, host liquor liability insurance, and in such amounts as Lenders or Lenders' insurance consultant from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for Persons engaged in businesses similar to Borrowers.

     (b) All insurance provided for in Subsection 6.8 hereof shall be obtained under valid and enforceable policies (the "Insurance Policies" or in the singular, the "Insurance Policy"), and shall be subject to the approval of Lenders as to insurance companies, amounts, forms, deductibles, loss payees and insurers. The Insurance Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the states in which Borrowers, Borrowers' Subsidiaries and the Trusts conduct business and approved by Lenders. Each insurance company must have a rating of "A" or better for claims rating ability assigned by Standard & Poor's Ratings Group (the "Rating Agency") or, if the Rating Agency does not assign a rating for such insurance company, such insurance company must have a general policy rating of A or better and a financial class of XV or better by A.M. Best Company, Inc. (each such insurer shall be referred to below as a "Qualified Insurer"). The Insurance Policies described in Subsection 6.8(a) shall designate Agent as loss payee. Not less than thirty (30) days prior to the expiration dates of the Insurance Policies theretofore furnished to Lenders pursuant to this Section 6.8, certified copies of the Insurance Policies marked "premium paid" or accompanied by evidence satisfactory to Lenders of payment of the premiums due thereunder (the "Insurance Premiums"), shall be delivered by Borrowers to Lenders; provided, however, that in the case of renewal Insurance Policies, Borrowers may furnish Lenders with binders therefor to be followed by the original Insurance Policies when issued.

     (c) Borrowers shall not obtain (1) any umbrella or blanket liability or casualty Insurance Policy unless, in each case, such Insurance Policy is approved in advance in writing by Lenders and Lenders' and/or Agent's interest is included therein as provided in this Agreement and such Policy is issued by a Qualified Insurer, or (ii) separate insurance concurrent in form or contributing in the event of loss with that required in this
Section 6.8 to be furnished by, or which may be reasonably required to be furnished by, Borrowers. In the event Borrowers obtain separate insurance or an umbrella or a blanket Insurance Policy, Borrowers shall notify Lenders of the same and shall cause certified copies of each Insurance Policy to be delivered as required in this Section 6.8. Any blanket Insurance Policy shall (a) specifically allocate to each parcel of real property, on an individual basis, the amount of coverage from time to time required hereunder or (b) be written on an occurrence basis for the coverages required hereunder with a limit per occurrence in an amount equal to the amount of coverage required hereunder and shall otherwise provide the same protection as would a separate Insurance Policy insuring such parcel, on an individual basis, in compliance with the provisions of this Section 6.8.

     (d) All policies of insurance provided for or contemplated by this Section 6.8, except for the Insurance Policy referenced in Subsection 6.8(a)(v), shall name Agent, Lenders and Borrowers as the insured or additional insured, as their respective interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Agent providing, that the loss thereunder shall be payable to Agent for the benefit of Lenders.

     (e) All Insurance Policies provided for in Section 6.8(a) shall contain clauses or endorsements to the effect that:

     (i) no act or negligence of any Borrower, any Subsidiary of any Borrower, any Trust, or anyone acting for any of them, or of any tenant under any lease or other occupant, or failure to comply with the provisions of any Insurance Policy which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Agent and Lenders are concerned;

     (ii) the Insurance Policy shall not be materially changed (other than to increase the coverage provided thereby) or cancelled without at least 30 days' written notice to Agent, Lenders and any other party named therein as an insured;

     (iii) each Insurance Policy shall provide that the issuers thereof shall give written notice to Agent and Lenders if the Insurance Policy has not been renewed thirty (30) days prior to its expiration; and

     (iv) Neither Agent nor any Lender shall be liable for any insurance premiums thereon or subject to any assessments thereunder.

     (f)  Borrowers shall furnish to Lenders, on or before thirty
(30) days after the close of Sundance's Fiscal Years, a statement certified by Borrowers or a duly authorized officer of Borrowers of the amounts of insurance maintained in compliance herewith, of the risks covered by such insurance and of the insurance company or companies which carry such insurance and, if requested by Agent or any Lender, verification of the adequacy of such insurance by an independent insurance broker or appraiser acceptable to Lenders.

     (g) If at any time Agent and Lenders are not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lenders shall have the right to take such action as Lenders deems necessary to protect their interest in the Collateral, without limitation, the obtaining of such insurance coverage as Lenders in their sole discretion deem appropriate, and all expenses incurred by Lenders and/or Agent in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrowers to Lenders and Agent, as the case may be, upon demand and until paid shall be secured by this Agreement and the other Loan Documents and shall bear interest at the rate of interest per annum equal to the Prime Rate plus 3.5% until paid. Lenders shall deliver notice to Borrowers that they have taken or will take such action.

     (h) In case of loss or damage by fire or other casualty to any Project or other Collateral, or condemnation of all or any part of any Project, insurance or condemnation proceeds, as the case may be, shall be applied as and for a prepayment on the Note (whether or not the same is then due or otherwise adequately secured); provided, however, that if upon such prepayment the Borrowers shall then have the right hereunder to obtain additional Loans pursuant to the provisions hereof, Borrowers may request such prepayment be readvanced to one or more of the Borrowers. Unless otherwise directed in writing by Lenders, in the event of damage or destruction of a Project or any other Collateral, or condemnation of all or any portion of a Project, Borrowers shall rebuild, repair, replace or restore such Project or other Collateral to the extent such insurance or condemnation proceeds are made available to do so hereunder or pursuant to the applicable Mortgage, as the case may be.

Schedule 6.8 hereto lists all insurance currently maintained by each Borrower, its Subsidiaries and/or any Trust, together with a summary of the terms of such insurance.

     VI.9 Agreements. Each Borrower and its Subsidiaries and each Trust shall perform, within any required time period (after giving effect to any applicable grace periods), all of its obligations and enforce all of its rights under each agreement to which it is a party, including, without limitation, collective bargaining agreements and leases to which any such Borrower or its Subsidiaries or a Trust is a party. Each Borrower and its Subsidiaries and each Trust shall not terminate or modify in any manner adverse to any such Borrower or its Subsidiaries or any Trust any provision of any agreement to which it is a party which termination or modification could have a Material Adverse Effect.

     VI.10 Banking Relationship. Each Borrower and its Subsidiaries and each Trust shall maintain all of its deposit, investment and disbursement accounts only with the Lenders. Borrowers agree to use their best efforts to at all times maintain an equal amount of deposits with each Lender.

     VI.11 Date Down Endorsements. Within ten (10) days of the end of each calendar quarter (other than the calendar quarter ending March 31, 1997), Borrowers shall, at their sole cost and expense, cause the Title Insurer to issue to Agent a date down endorsement with respect to each Policy previously issued to Agent by the Title Insurer with respect to each Project, which date down endorsement will establish that the insurance in favor of Agent under the original Policy remains effective on the same terms and conditions as of the end of such calendar quarter and that there are no exceptions to title other than Permitted Exceptions.

     VI.12 Maurice Sanderman. At all times until his death or permanent disability, Maurice Sanderman shall serve as the Chairman and Chief Executive Officer of Sundance, devoting substantially all of his business time and attention to the Borrowers; provided, however, that, in the event of Maurice Sanderman's death or permanent disability, Sundance shall, within sixty (60) days from the date of such occurrence, employ and elect another person as Chairman and Chief Executive Officer of Sundance, which person must be acceptable to the Lenders in their sole discretion.

     VI.13  Intentionally Omitted.

     VI.14 Ticor. Each Borrower and its Subsidiaries shall close the sale of any home, condominium, townhome or Unit owned by such Borrower and/or any of its Subsidiaries and/or any Trust only through the Title Insurer acting as disbursing agent or escrow agent in connection with such sale in accordance with the terms of the Disbursement Agreement.

     VI.15 Kaco. Borrowers shall cause SK to deliver to Agent (together with any Standard Notice requesting the disbursement of Loan and/or the issuance of a Letter of Credit) and to the Title Insurer (prior to the closing of a sale of a Sold Home located on the Kaco Real Property) sworn owner's and contractor's statements relating to the development of such Project.

     VI.16 Appraisals. Borrowers, at their sole cost and expense, shall provide Agent and Lenders (a) with Appraisals on each parcel of real property constituting Collateral when Agent or the Lenders reasonably determine that a material financial change has occurred with respect to the Borrowers and/or (b) with an Appraisal on a parcel of real property when Agent or the Lenders reasonably determine that a material financial change has occurred with respect to a particular parcel of real property.

     VI.17 Condominiums. As to each Approved Loft Project, the following covenants shall apply:

          (a) The property report, if any, required by the City Ordinance ("Property Report") for each such Project subject to conversion has been or will be prepared in accordance with the requirements of the City Ordinance and all sales and marketing activity has been and will be conducted in accordance with the provisions of the Condominium Act and City Ordinance.

          (b) No Unit shall be offered for sale unless and until a Property Report, if applicable, together with all exhibits thereto has been delivered and reviewed by Lenders. Lenders and their counsel shall have the right to approve the form of Unit sales contract, Condominium Declaration, terms of sale and sales prices for the Units, none of which, once approved, shall be modified without Lenders' prior written consent.

          (c) Borrowers shall comply in all respects with the Condominium Act, City Ordinance and any other local ordinances in connection with the marketing and sales of Units and each Conversion.

          (d) All earnest money deposits received from purchasers of Units shall be deposited in escrow with Lenders or if not escrowed with Lenders, shall be held in a manner that Lenders, in their sole discretion, are satisfied fully complies with the requirements of the Condominium Act, the City Ordinance or any other applicable Federal, State or local statute or ordinance.

          (e) Upon a Conversion, the Borrowers shall cause the condominium association created thereby to be operated in accordance with the provisions of the Condominium Act and shall cause the board of managers to administer such parcel in accordance with the requirements of the Condominium Act.

          (f) Borrowers shall not have the right to convert to condominium any real property until a minimum of twenty-five (25%) of the Units in such Conversion property constitute Sold Homes, and the sale of all such Units are closed at one time pursuant to a mass closing procedure (which may occur over the course of thirty (30) consecutive days) satisfactory to Lenders.

          (g) Borrowers will comply with the provisions of the Condominium Act and the Condominium Declaration as to the payment of maintenance fees and assessments due to any applicable condominium association.

          (h) Borrowers will not vote to withdraw all or any portion of the Project from the provisions of the Condominium Act, without the prior written approval of Lenders.

          (i) Borrowers will not vote to distribute any insurance proceeds subject to the administration by the association to the Unit owners thereof, but will distribute such proceeds in the manner provided herein.

     VI.18 Supplemental Disclosure. From time to time as may be necessary (in the event that such information is not otherwise delivered by any Borrower or its Subsidiaries to the Lender pursuant to this Agreement), so long as there are Obligations outstanding, each Borrower and/or its Subsidiaries will, as promptly as is reasonable under the circumstances after any executive officer of a Borrower has knowledge with respect thereto, and at least quarterly, supplement or amend and deliver to the Agent and/or the Lenders, as applicable, each Schedule or representation herein with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Schedule or representation as an exception to such representation or which is necessary to correct any information in such Schedule or representation which has been rendered inaccurate thereby.


                          ARTICLE VII
                       NEGATIVE COVENANTS

     Each Borrower jointly and severally covenants to the Agent and each Lender as follows, unless the Lenders jointly shall otherwise consent in writing:

     VII.1 Mergers, Etc. No Borrower nor any of its Subsidiaries shall directly or indirectly, by operation of law or otherwise, merge with, consolidate with, acquire all or substantially all of the assets or Capital Stock of, or otherwise combine with, any Person nor create or acquire any new Subsidiary; provided, however, that (i) an Operating Subsidiary may merge with or into or consolidate with another Operating Subsidiary, subject to receipt by the Agent of 30 days' prior written notice of such combination and further provided that a merger or consolidation between Operating Subsidiaries may occur only if the assets of such successor corporation are free and clear of all Liens other than Permitted Encumbrances and (ii) a Borrower or a Subsidiary of a Borrower may create an Unapproved Loft Subsidiary in accordance with the terms of this Agreement. No Borrower nor any Subsidiary of any Borrower shall be a co-beneficiary of a Trust with any other Person nor shall any Borrower or any Subsidiary of any Borrower permit any other Person to possess the power of direction with respect to a Trust (other than pursuant to the Security Documents).

     VII.2 Investments; Loans and Advances. No Borrower nor any of its Subsidiaries shall make, retain or have any investment (other than Permitted Investments) in, or make or accrue loans or advances to any Person (including, without limitation, an Unapproved Loft Subsidiary), through the direct or indirect holding of securities or otherwise; provided, however, that (i) Sundance shall be permitted hereunder to make one or more investments in any of the Operating Subsidiaries in the form of a cash contribution to the capital of such Operating Subsidiary and
(ii) Borrowers and their Subsidiaries shall be permitted hereunder to (x) make Unapproved Loft Subsidiary Capital Contributions and (y) incur Permitted Unapproved Loft Subsidiary Indebtedness, provided that the aggregate amount under clause (x) and clause (y) shall at no time exceed Four Million Dollars ($4,000,000) and provided further that the aggregate amount under clause (x) and clause (y) (excluding Guaranteed Indebtedness) shall at no time exceed Two Million Dollars ($2,000,000).

     VII.3 Indebtedness. (a) Except as otherwise expressly permitted by this Section 7.3, no Borrower nor any of its Subsidiaries (other than an Unapproved Loft Subsidiary) nor any Trust shall create, incur, assume or permit to exist any Indebtedness, whether recourse or nonrecourse, and whether superior or junior, resulting from borrowings, loans, advances or the granting of credit, whether secured or unsecured, except (i) the Loans, Letters of Credit and other Obligations, (ii) trade credit incurred to acquire goods, supplies, services, including without limitation, obligations incurred to employees for compensation for services rendered in the ordinary course of business, or merchandise on terms similar to those granted to purchasers in similar lines of business as such Borrower or Subsidiary of a Borrower and incurred in the ordinary and normal course of business, (iii) lease payment obligations under leases which such Borrower or Subsidiary of a Borrower is not prohibited from entering into pursuant to the terms hereof, (iv) all deferred taxes, (v) the Shareholder Notes, (vi) all unfunded pension and other employee benefit plan obligations and liabilities but only to the extent they are permitted to remain unfunded under applicable law and only to the extent, in the case of the "amount of unfunded benefit liabilities" (within the meaning of Section 4001(a)(18) of ERISA) under any ERISA Plan (other than any Multiemployer Plan), such amount of unfunded benefit liabilities does not exceed $100,000 as of any date,
(vii) the Bonds; (viii) the Non-Recourse Indebtedness consented to by each Lender and Agent; (ix) the Indebtedness of SAR as general partner of SK for the recourse obligations of SK and (x) Subordinated Debt; provided, however, that all Subordinated Debt shall be unsecured.

     VII.4 Capital Structure. (a) No Operating Subsidiary shall issue or agree to issue any of its respective authorized but not outstanding shares of Capital Stock (including treasury shares).

      (b) Sundance shall not issue or have outstanding any Disqualified Capital Stock or any Preferred Stock.

     VII.5 Transactions with Affiliates. No Borrower shall or permit any of its Subsidiaries to enter into or be a party to any transaction with any Affiliate of such Borrower, except as
(a) not prohibited by this Agreement and (b) otherwise in the ordinary course of and pursuant to the reasonable requirements of such Borrower's or Borrower's Subsidiary's business, provided such transaction is upon fair and reasonable terms that are fully disclosed to the Agent and are no less favorable to such Borrower or Subsidiary of a Borrower than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of such Borrower or Subsidiary of a Borrower; provided further that none of the Agent and the Lenders shall be deemed an Affiliate of any Borrower or any Subsidiary of any Borrower for purposes of this covenant.

     VII.6 Guaranteed Indebtedness. No Borrower nor any of its Subsidiaries (other than an Unapproved Loft Subsidiary) nor any Trust shall incur or permit to exist any Guaranteed Indebtedness, except as disclosed in Schedule 4.26 and except for Permitted Unapproved Loft Subsidiary Indebtedness.

     VII.7 Liens. No Borrower nor any of its Subsidiaries (other than an Unapproved Loft Subsidiary) nor any Trust shall create, permit or suffer to exist, and each Borrower, its Subsidiaries and such Trusts will defend its properties and assets against and take such other action as is necessary to remove, any Lien on any of its properties or assets, except Permitted Encumbrances.

     VII.8 Cancellation of Indebtedness. No Borrower nor any of its Subsidiaries shall cancel or release, wholly or partly, any claim or debt owing to it, except for reasonable consideration or in the ordinary course of business and except that Sundance may cancel or release any claim or debt owing to it from an Operating Subsidiary, provided that no adverse effect on such Operating Subsidiary results therefrom.

     VII.9 Events of Default. No Borrower nor any of its Subsidiaries nor any Trust shall take any action, which act or omission would constitute a material default or an event of default pursuant to, or noncompliance with any other contract, lease, mortgage, deed of trust or instrument to which it is a party or by which it or any of its property, is bound, or any document creating a Lien.

     VII.10 ERISA. No Borrower nor any Subsidiary of any Borrower shall directly or indirectly, permit, any condition to exist in connection with any Pension Plan which constitutes grounds for the PBGC to institute proceedings to have such Pension Plan terminated or a trustee appointed to administer such Pension Plan; permit, and not permit any ERISA Affiliate to permit, any failure to make a required contribution if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA; and engage in, or permit to exist or occur, or permit any of its ERISA Affiliates to permit to exist or occur, any other condition, event or transaction with respect to any Pension Plan which would result in the incurrence by any Borrower or any of its Subsidiaries of any liability, fine or penalty which is material in amount.

     VII.11 Dispositions of Assets. Other than in the ordinary course of business or with respect to the public dedication or donation of real property required by Law in connection with the zoning, annexation or development of any Project of such Borrower or Subsidiary of such Borrower, no Borrower nor any of its Subsidiaries nor any Trust shall sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily any of its assets (other than obsolete equipment no longer used or useful in the conduct of such Borrower's or Subsidiary's business) which assets of all such Borrowers, Subsidiaries and Trusts, individually or in the aggregate had an original cost of $100,000 or more.

     VII.12 Continuation of or Change in Business. Each Borrower and each of its Subsidiaries shall continue to engage in the business of developing, constructing and selling residential, single-family for-sale housing (whether attached or detached) and residential loft condominiums as conducted as of the date hereof (provided that, except with respect to Loft Projects, no Borrower nor any Subsidiary of any Borrower nor any Trust shall be involved in the development, construction or sale of any building exceeding three stories) and only in those counties of Illinois, Indiana and Wisconsin set forth in Schedule 7.12 hereto and shall not directly or indirectly engage in any other business which would substantially alter the nature of its business or its assets as conducted on the date hereof; provided, however, that Heartland may engage in the mortgage brokerage business and no other business. Notwithstanding the foregoing, a Borrower, a Subsidiary of a Borrower and/or a Trust may be involved in incidental commercial real estate development subject to the limitations contained in the definition of "Project" herein.

     VII.13 Sundance Consolidated Net Worth. At all times Sundance's Consolidated Net Worth shall not be less than the sum of Thirty Three Million Eight Hundred Ninety Five Thousand and no/100 Dollars ($33,895,000.00) plus fifty percent of the Consolidated Net Income for each fiscal quarter ending after the date hereof.

     VII.14 Sundance's Liabilities to Consolidated Net Worth. At all times, except for the period commencing on the date hereof and ending on March 31, 1997, Sundance's ratio of its consolidated Liabilities to Consolidated Net Worth shall not be in excess of 1.83 to 1.0, provided that in calculating such ratio during either of the foregoing periods, the Borrowers' Liabilities shall exclude (i) the Indebtedness of SAR as general partner of SK for the recourse obligations of SK, (ii) the then outstanding Indebtedness under the Shareholder Notes, and (iii) Subordinated Debt incurred in accordance with the terms hereof. For the period commencing on the date hereof and ending on March 31, 1997, the ratio described above shall not be in excess of
1.90 to 1.0.

     VII.15 Sundance's Liabilities, Bonds and Letters of Credit to Consolidated Net Worth. At all times, the ratio of (a) the sum of (i) Sundance's Liabilities (excluding the Indebtedness of SAR as general partner of SK for the recourse obligations of
SK), (ii) the stated amount of all Letters of Credit then outstanding (less the amount drawn thereunder, if any), and (iii) the stated amount of Bonds then outstanding to (b) Consolidated Net Worth shall not be greater than 2.75 to 1.0.

     VII.16 Sundance Consolidated Inventory. At all times, except for the period commencing on the date hereof and ending on March 31, 1997, the ratio of Sundance's consolidated Inventory to Consolidated Net Worth shall not exceed the ratio of 2.50 to
1.0. For the period commencing on the date hereof and ending on March 31, 1997, the above ratio shall not exceed 2.60 to 1.0.

     VII.17     [Intentionally Omitted].

     VII.18     [Intentionally Omitted].

     VII.19  Consolidated Net Income.  For each Fiscal Year,
Sundance's Consolidated Net Income shall not be less than $1.00.

     VII.20 Use of Proceeds. Notwithstanding any other provision of this Agreement (including, without limitation, any reference to the incurrence or existence of certain Indebtedness being permitted hereunder), no Borrower shall apply or otherwise use the proceeds of the Loans or Letters of Credit hereunder other than as set forth in Section 4.20 hereof.

     VII.21 Location of Principal Place of Business and Certain Records. No Borrower nor any Subsidiary of a Borrower shall change the location of its principle place of business or remove its books and records from the locations set forth in Schedule 4.2, or keep any of such books and records at any other office(s) or location(s) unless (i) such Borrower or Subsidiary gives the Agent written notice thereof and of the new location of said books and records at least thirty (30) days prior thereto, and
(ii) the other office or location is within the continental United States of America.

     VII.22 Name Change. No Borrower nor any Subsidiary of any Borrower will change its name, identity or corporate structure in any manner unless any such Borrower or Subsidiary has given the Agent at least thirty (30) days' prior written notice thereof and has taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by the Agent.

     VII.23 Restrictions on Future Agreement. Each Borrower agrees that until the Obligations have been fully satisfied, no Borrower shall, nor shall permit any of its Subsidiaries or any Trust to, without the Agent's prior written consent upon the joint direction of the Lenders, enter into any agreement which is inconsistent with any such Borrower's, Subsidiary's or Trust's Obligations under this Agreement or any other Loan Document, and each Borrower further agrees that it will not take any action, or permit any action to be taken by others subject to its control, including licensees, or fail to take any action, which would affect the validity or enforcement of the rights transferred to a Lender or the Agent under this Agreement.

     VII.24 Dividends and Related Distributions. No Distributions shall be made by Sundance to either the record or beneficial owners of the Capital Stock of Sundance; provided, however, that, if no Default or Event of Default shall then exist or be created thereby, Sundance may make Distributions to the record owners of its Capital Stock in any Fiscal Year, provided that the aggregate amount of such Distributions shall not exceed fifty percent of Sundance's Consolidated Net Income for the immediately preceding Fiscal Year.

     VII.25    Fiscal Year.  No Borrower nor any of its
Subsidiaries  shall change its Fiscal Year.

     VII.26 Models. No Borrower nor any of its Subsidiaries shall construct Models in any development in excess of four Models of each specific product type offered in such development.
Schedule 7.26 sets forth all Models of any Borrower existing as of the date hereof.

     VII.27 Acquisition of New Real Property. The following items shall be delivered by Borrowers to Agent and Lenders in respect to the acquisition by any Borrower or any Subsidiary or any Trust of any new real property which does not secure Non-Recourse Indebtedness ("New Property"); provided, however, that with respect to any real property which does secure Non-Recourse Indebtedness, the Kaco Real Property, and/or an Unapproved Loft Project, as the case may be, the Borrowers shall comply with all of the following provisions other than subparagraphs (b), (c),
(d), (f), (g) and (h), provided, that at any time that any such real property ceases to secure Non-Recourse Indebtedness, a portion of the Kaco Real Property ceases to be encumbered by the mortgage in favor of Kaco, Inc., and/or as a condition to an Unapproved Loft Project becoming an Approved Loft Project, as the case may be, Borrowers shall promptly comply with subparagraphs
(b), (c), (d), (f), (g) and (h) below:

     (a) At the time a purchase contract for the acquisition of a parcel of New Property is added to Sundance's monthly land acquisition report as a New Property Sundance intends to purchase, Borrowers shall furnish a true, complete and correct copy thereof to Lenders, and thereafter, copies of any amendments thereto.

     (b) An original executed counterpart of a new Mortgage and other Security Documents (or, at Lenders' election, an amendment to an existing Mortgage and Security Documents) encumbering the New Property, including without limitation, financing statements or other documents necessary to grant or perfect Agent's first priority security interest in the fixtures and personalty located thereon and the rents derived therefrom.

     (c) A Policy satisfactory to Lenders insuring the lien of the new or amended Mortgage on the New Property, in form and substance satisfactory to Agent, insuring that the new or amended Mortgage is a valid and enforceable first lien on the good and marketable fee simple title of Borrowers to the New Property.

     (d) An Environmental Report dated within 365 days prior to delivery which confirms the absence of any Hazardous Materials on, under or affecting the New Property therein described and shall otherwise be satisfactory to Lenders.

     (e) Payment of all costs and expenses (including expenses associated with documentation, recording, title and consultant costs) incurred by Agent and Lenders in conducting their due diligence, financing fees, commitment fees, appraisal fees, accounting fees, title insurance premiums, recording charges and taxes and including reasonable counsel fees and disbursements, in connection with the New Property and its inclusion as Collateral.

     (f)  A Survey of the New Property.

     (g) Payment of all recording charges, filing fees, taxes, or other expenses, including but not limited to intangibles taxes and documentary stamp taxes in connection with the recording of the new Mortgage and the Lien necessary to grant and perfect in Agent a first priority, lien on and security interest in the New Property.

     (h) Original certificates and copies of policies of insurance required by Agent under the terms of this Agreement adding such New Property.

     (i) Borrowers have otherwise complied with all conditions precedent to an advance under Article V of this Agreement.

     (j) UCC Searches with respect to the New Property and Borrowers.

     (k) Such other certificates, opinions, documents and instruments relating to the acquisition reasonably requested by Agent, and all corporate and other proceedings and all other documents (including, without limitation, all documents referred to herein and not appearing as exhibits hereto) and all legal matters in connection with the substitution shall be satisfactory in form and substance to Lenders.

     (l)  A Compliance Certificate.

     VII.28 Loft Projects. No Borrower, Subsidiary of any Borrower or Trust shall acquire any real property with a view to developing a Loft Project without (i) providing Agent and Lenders with a plan for the development of such Loft Project and all other materials customarily deemed necessary by Lenders to present such Loft Project to their respective loan committees for approval, (ii) if approved by both Lenders complying with the applicable provisions of Section 7.27 hereof, and (iii) obtaining the approval of the Lenders to the designation of such Loft Project as an Approved Loft Project in accordance with the terms of this Agreement; provided, however, that if the Lenders fail to approve such Loft Project as an Approved Loft Project within sixty (60) days from the date of receipt of all items required pursuant to clause (i) above, any Loft Project not approved by Lenders within such sixty (60) day period shall constitute an Unapproved Loft Project, and Borrowers may cause such Unapproved Loft Project to proceed only under the ownership of an Unapproved Loft Project Subsidiary.


                          ARTICLE VIII
                            DEFAULTS

     VIII.1 Events of Default. An Event of Default shall mean the occurrence or existence of one or more of the following events or conditions (whatever the reason for such Event of Default and whether voluntary, involuntary or effected by operation of Law):

     (a) Borrowers shall fail to pay (i) any interest or principal when due (whether resulting from maturity, declaration or otherwise), (ii) any Obligation payable on demand when demanded, and/or (iii) any other Obligation within five days of the date when due; or

     (b) Any representation or warranty made by a Borrower under this Agreement or any Loan Document or any statement made by a Borrower or any Subsidiary of a Borrower or any Trust in any financial statement, certificate, report, exhibit or document furnished to the Agent or a Lender pursuant to this Agreement or any other Loan Document shall prove to have been false or misleading in any material respect as of the time when made; or

     (c) Any Borrower shall default in the performance or observance of any covenant contained in Section 2.19, 4.28, 6.1(g), 6.8, 6.13, 6.14, 6.15 or Article VII hereof; or

     (d) Any Borrower shall default in the performance or observance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall not have been remedied for a period of 30 days after the earlier of a Borrower's knowledge or notice thereof to such Borrower from the Agent upon the joint direction of the Lenders; provided, however, that if such default by its nature cannot reasonably be cured within such 30 days, then no Event of Default shall exist hereunder if such Borrower diligently commences and continues to pursue such remedy, provided that (x) such default is capable of being cured, (y) such default could not materially adversely affect repayment of the Obligations, and (z) in no event shall the period within which such Borrower may attempt to remedy such default extend beyond 90 days from the date of the notice relating thereto, or such Borrower's knowledge thereof; or

     (e) One or more final judgments for the payment of money shall have been entered against a Borrower, which judgment or judgments exceed $250,000.00 in the aggregate (exclusive of those judgments for which such Borrower's insurer has acknowledged coverage), and such judgment or judgments shall have remained undischarged and unstayed for a period of 60 consecutive days; or

     (f) A writ or warrant of attachment, garnishment, execution, distraint or similar process shall have been issued against any of the assets of any Borrower which shall have remained undischarged and unstayed for a period of sixty consecutive days; or

     (g) Any authorization, consent, approval, license, exemption, registration, qualification, designation, declaration, filing or other action or undertaking now or hereafter made by or with any Official Body in connection with this Agreement, a Note or any other Loan Document or any such action or undertaking now or hereafter necessary to make this Agreement, a Note or any other Loan Document legal, valid, enforceable and admissible in evidence is not obtained or shall have ceased to be in full force and effect or shall have been modified or amended or shall have been held to be illegal or invalid; or

     (h) A proceeding shall have been instituted in respect of a Borrower or any of its Subsidiaries or any Trust:

          (i) seeking to have an order for relief entered in respect of such Borrower or Subsidiary or Trust, or seeking a declaration or entailing a finding that such Borrower or Subsidiary or Trust is insolvent or a similar declaration or finding, or seeking dissolution, winding-up, charter revocation or forfeiture, liquidation, reorganization, arrangement, adjustment, composition or other similar relief with respect to such Borrower or Subsidiary or Trust, its assets or its debts under any law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, termination of legal entities or any other similar law now or hereafter in effect, or

          (ii) seeking appointment of a receiver, trustee, custodian, liquidator, assignee, sequestrator or other similar official for such Borrower or Subsidiary or Trust or for all or any substantial part of its property, and such proceeding shall result in the entry, making or grant of any such order for relief, declaration, finding, relief or appointment, or such proceeding shall remain undismissed and unstayed for a period of sixty consecutive days and such proceeding shall be in respect of (i) Sundance or Holdings or
(ii) any other Borrower or any Subsidiary of any Borrower or any Trust and would have a Material Adverse Effect; or

     (i) Any Borrower or any of its Subsidiaries or any Trust shall become insolvent or admit in writing its inability to pay its debts as they mature, or otherwise become generally unable to pay its debts as they become due, or voluntarily suspend transaction of business or cease to conduct its business as now conducted (whether voluntarily or involuntarily), or make a general assignment for the benefit of creditors, or institute a proceeding described in Section 8.1(h)(i) hereof or consent to any such order for relief, declaration, finding or relief described therein, or institute a proceeding described in
Section 8.1(h)(ii) hereof or consent to any such appointment or to the taking of possession by any such official of all or any substantial part of its property whether or not any such proceeding is instituted, or dissolve, windup or liquidate itself or any substantial part of its property, or take any action in furtherance of any of the foregoing and any such fact is with respect to (i) Sundance or Holdings or (ii) any other Borrower or any Subsidiary of any Borrower or any Trust and would have a Material Adverse Effect; or

     (j) Any Permit material to the business, operations or financial condition of any Borrower any of its Subsidiaries, shall be terminated, suspended or revoked; or

     (k) There shall occur any uninsured damage to, or loss, theft, or destruction of, any of the properties or assets of any Borrower, any Subsidiary of any Borrower, or any Trust in excess of $250,000; or

     (l) A notice of lien or assessment is filed or recorded with respect to all or any of any Borrower's, any Subsidiary of any Borrower's or any Trust's assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including, without limitation, the PBGC, or if any taxes or debts owing at any times hereafter to any one of these becomes a lien or encumbrance upon any such Person's assets and the same is not released within thirty (30) days after the same becomes a lien or encumbrance; provided that such Person shall have the right to contest by appropriate proceedings any such lien, levy or assessment if such Person provides the Agent and the Lenders with a bond or indemnity satisfactory to the Lenders assuring the payment of such lien, levy or assessment; or

     (m) Any of the following events if such event could have a Material Adverse Effect: (i) the existence of a Reportable Event, (ii) the withdrawal of a Borrower, any of its Subsidiaries, or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in
Section 4001(a)(2) of ERISA, (iii) the occurrence of an obligation to provide affected parties with a written notice of intent to terminate a Pension Plan in a distress termination under Section 4041 of ERISA, (iv) the institution by PBGC of proceedings to terminate any Pension Plan, (v) any event or condition which would require the appointment of a trustee to administer a Pension Plan, (vi) the withdrawal of a Borrower, any of its Subsidiaries, or any ERISA Affiliate from a Multi-employer Plan, and (vii) any event that would give rise to a Lien under
Section 302(f) of ERISA; or

     (n)  A Change of Control occurs; or

     (o) Agent is not reimbursed by Borrowers for a draft drawn under a Letter of Credit issued hereunder on the date such draft is paid by the Agent; or

     (p) Any Borrower, any Subsidiary of any Borrower or any Trust (i) shall default in any payment of principal of or interest on any one or more obligations for Indebtedness of $100,000.00 or more beyond any period of grace with respect thereto or, if such obligation or obligations is or are payable or repayable on demand, shall fail to pay or repay such obligation or obligations when demanded or (ii) shall breach or default in the performance or observance of any covenant, term or condition in any agreement or instrument (other than the Loan Documents) by which such obligation or obligations for Indebtedness of $100,000.00 or more is or are created, secured or evidenced if the effect of such default or breach (x) is to cause, or to permit the holder or holders of such obligation or obligations (or a trustee or agent on behalf of such holder or holders) to cause, all or part of such obligation or obligations to become due before its or their otherwise stated maturity or
(y) could have a Material Adverse Effect; or

     (q) Any Unapproved Loft Subsidiary and/or any Trust with respect thereto (i) shall default in any payment of principal of or interest on any one or more obligations for indebtedness of any kind of $100,000.00 or more beyond any period of grace with respect thereto or, if such obligation or obligations is or are payable or repayable on demand, shall fail to pay or repay such obligation or obligations when demanded or (ii) shall breach or default in the performance or observance of any covenant, term or condition in any agreement or instrument by which such obligation or obligations for indebtedness of $100,000.00 or more is or are created, secured or evidenced if the effect of such default or breach (x) is to cause, or to permit the holder or holders of such obligation or obligations (or a trustee or agent on behalf of such holder or holders) to cause, all or part of such obligation or obligations to become due before its or their otherwise stated maturity and (y) would have a Material Adverse Effect; or

     (r) The Loan Documents after delivery thereof shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on the Collateral (subject to Permitted Encumbrances) purported to be covered hereby or thereby.

     VIII.2 Consequences of a Default. (a) Upon the occurrence and continuation of an Event of Default specified in subsection
(h) or (i) of Section 8.1 herein, all of the Obligations shall, without demand, notice, or legal process of any kind, be declared, and immediately shall become, due and payable, and the Aggregate Revolving Commitment shall terminate immediately.

          (b) If any Event of Default specified in any of subsections (a) through (g) and (j) through (q) hereof shall occur and be continuing, the Agent upon the joint direction of the Lenders shall:

                    (i)  by notice to the Borrowers, declare the
          Revolving Credit Commitment of each Lender terminated, and any Obligations payable hereunder or under any other Loan Document shall become due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue; and/or

                    (ii) by notice to the Borrowers, declare the unpaid principal amount of any Note, interest accrued thereon and all other Obligations owing by any of the Borrowers hereunder or under any other Loan Document to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue.

     VIII.3 Letters of Credit. When any Event of Default, other than an Event of Default described in subsections (h) and
(i) of Section 8.1 hereof has occurred and is continuing, Borrowers shall upon demand of the Agent upon the joint direction of the Lenders, when any Event of Default described in subsections (h) or (i) of Section 8.1 has occurred, or Borrowers advise the Agent of their termination of the Aggregate Revolving Credit Commitment in accordance with Section 2.18 hereof, or upon the Maturity Date if a Letter of Credit is then outstanding, Borrowers shall, without notice or demand from the Agent, immediately pay to the Agent an amount equal to the full undrawn stated amount of each Letter of Credit, the Borrowers hereby agreeing to make each such payment immediately and acknowledging and agreeing that the Agent and the Lenders would not have an adequate remedy at law for failure of the Borrowers to honor any such demand and that the Agent and/or any Lender shall have the right to require the Borrowers to specifically perform such undertaking whether or not any draws have been made under the Letters of Credit. In the event that (i) any such Letter of Credit terminates without any draws having been made thereunder, and (ii) there are no other outstanding Letters of Credit (which are not fully cash collateralized) or outstanding and unpaid Reimbursement Obligations, and (iii) there are no outstanding Loans or other amounts payable hereunder or under any of the other Loan Documents then, in such event, the Agent agrees to return any sums paid by the Borrowers under this Section 8.3 in respect of such expired or terminated Letter of Credit.

     VIII.4 Payments Set Aside. To the extent that Borrowers make a payment or payments to the Agent or a Lender or the Agent or a Lender exercises its rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set-aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

     VIII.5 Waivers by Borrowers. Except as otherwise provided for in this Agreement and applicable law, each Borrower waives
(i) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by the Agent on which any Borrower may in any way be liable and hereby ratifies and confirms whatever the Agent may do in this regard. Each Borrower acknowledges that it has been advised by counsel of its choice with respect to this Agreement, the other Loan Documents and the transactions evidenced by this Agreement and the other Loan Documents.

     VIII.6 Set-Off. If the unpaid principal amount of any Note, interest accrued thereon or any other amount owing by a Borrower hereunder or under any Loan Document or under any Note shall have become due and payable (by acceleration or otherwise), each Lender shall have the right, in addition to all other rights and remedies available to it, without notice to such Borrower, to set-off against and to appropriate and apply to such due and payable amounts any debt owing to, and any other funds held in any manner for the account of, any Borrower by such Lender including, without limitation, all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by any Borrower with a Lender. Such right shall exist whether or not such Lender shall have given notice or made any demand hereunder or under any Note or under any other Loan Document, whether or not such debt owing to or funds held for the account of such Borrower is or are matured or unmatured, and regardless of any right or remedy available to such Lender. The Borrowers hereby consent to and confirm the foregoing arrangements and confirm the Lenders' rights of banker's lien and set-off. Nothing in this Agreement shall be deemed a waiver or prohibition of or restriction on each Lender's rights of banker's lien or set-off.

     VIII.7 Sharing of Set-Offs. Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to a Note or any other Loan Document which is greater than its Pro Rata share, the Lender receiving such proportionately greater payment shall pay to such other Lender its Pro Rata share of the amount recovered by exercising such right, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to a Note or any other Loan Document shall be shared by the Lenders Pro Rata; provided, however, that nothing in this Section 8.7 shall impair the right of any Lender to exercise any right or set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrowers other than their indebtedness under a Note or any other Loan Document. The Borrowers agree, to the fullest extent they may effectively do so under applicable Law, that any holder of a participation in a Note, whether or not required pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of any of such Borrowers in the amount of such participation.

     VIII.8 Cumulative Relief. The rights and remedies provided under this Agreement are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law or equity.

     VIII.9 No First Resort Obligation. In order to realize hereon and to exercise the rights granted Agent and each Lender hereunder and under applicable law, there shall be no obligation on the part of the Agent and/or a Lender at any time to first resort for payment to any security property, liens or any other rights or remedies whatsoever, and the Agent and each Lender shall have the right to enforce this Agreement irrespective of whether other proceedings or steps are pending seeking resort to or realization upon or from any of the foregoing.


                           ARTICLE IX
                    THE ADMINISTRATIVE AGENT

     IX.1 Appointment. For the convenience of the parties hereto, LaSalle is appointed Agent hereunder and under each of the other Loan Documents for the Lenders with such powers as are specifically delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto, and by its execution hereof LaSalle accepts such agency, solely for the purposes herein set forth. The Agent shall have no authority to enforce, nor any duty or responsibility for the enforcement of, any of the terms hereof or of the other Loan Documents, except as requested to do so by the Lenders jointly in accordance with the terms hereof. The Agent shall send to all the Lenders as soon as practicable after its receipt thereof, any information furnished by any Borrower or any Subsidiary of a Borrower to the Agent as required by the terms hereof or any other Loan Document or otherwise received upon a request by the Agent. The Agent and the Lenders may at any time discuss or otherwise share information relating to the credit facility created hereby or otherwise relating to any Borrower or any Subsidiary of any Borrower.

     IX.2 Delegation of Duties. The Agent may perform any of its duties hereunder by or through agents or employees and shall be entitled to rely on advice of counsel concerning all matters pertaining to its duties hereunder and thereunder.

     IX.3 Nature of Duties; Independent Credit Investigation. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and any other Loan Documents. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any other Loan Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. Each Lender expressly acknowledges (a) that the Agent has not made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of the Borrowers, shall be deemed to constitute any representation or warranty by the Agent to any Lender; (b) that it has made and will make its own independent investigation of the financial condition and affairs, and its own appraisal of the creditworthiness, of the Borrowers in connection with this Agreement; (c) that it has made its own independent investigation of the legal matters relating to this Agreement, the Notes and the other Loan Documents to be issued to it hereunder; and
(d) that the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information, whether coming into its possession before the making of any Loans or the issuance of any Letters of Credit hereunder or at any time or times thereafter, except for notices, reports or other information, if any, expressly required to be furnished to the Lenders by the Agent hereunder.

     IX.4 Exculpatory Provisions. Neither the Agent nor any of its directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under a Note or other Loan Documents, or in connection herewith or therewith, unless caused by its own gross negligence, willful misconduct or subjective bad faith. Subject to the immediately preceding sentence, in performing its functions and duties hereunder on behalf of the Lenders, the Agent shall exercise the same care which it would exercise in dealing with loans for its own account, but the Agent: (a) may treat the payee of a Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof, signed by such payee and in form satisfactory to the Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representations to any Lender for any statements, warranties or representatives made in or on connection with this Agreement or the other Loan Documents; (d) shall not be responsible in any manner to any of the Lenders for the effectiveness, enforceability, genuineness, validity or the due execution of this Agreement, any of the Notes or any of the other Loan Documents, or for any recital, representation, warranty, document, certificate, report or statement herein or therein made or furnished under or in connection with this Agreement or
(e) shall not be under any obligation to any of the Lenders to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Borrowers or any other Person, or the financial condition of the Borrowers or any Subsidiary of any Borrower or the existence or possible existence of any Event or Default and/or a Default or to inspect the property (including the books and records) of the Borrowers and their respective Subsidiaries.

     IX.5 Reimbursement and Indemnification. Each Lender agrees to reimburse and indemnify the Agent (to the extent not reimbursed by the Borrowers), ratably in the proportion which the amount of such Lender's Revolving Credit Commitment bears to the sum of the Aggregate Revolving Credit Commitment, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement, the Notes the other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent that the same result from the Agent's gross negligence, willful misconduct or subjective bad faith. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable shares of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that the Agent is not reimbursed for such expenses by Borrowers.

     IX.6  Withholding Taxes.

     (a) Each Lender represents and warrants to the Borrowers and the Agent that under any applicable Law (as in effect on the date hereof or, if later, on the date such Lender became a party to this Agreement) no taxes will be required to be withheld by the Agent or a Borrower with respect to any payments to be made to such Lender in respect of any of the Loans. Prior to the date that any interest payment is due on any Loan, each Lender that is organized under the Laws of any jurisdiction other than the United States or any State thereof hereby agrees to (a) furnish to the Agent and the Borrowers either U.S. Internal Revenue Service Form 4224 or U.S. IRS Form 1001 (wherein such Lender claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder); (b) furnish to the Agent and the Borrowers an IRS Form W-8 or W-9 or successor applicable form, as the case may be (wherein such Lender claims exemption from U.S. federal backup withholding tax on all interest payments hereunder); (c) provide to the Agent and the Borrowers a new Form 4224, Form 1001, Form W-8 or Form W-9 upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. Laws and regulations together with any and all amendments thereto, duly executed and completed by such Lender (stating in each case that such Lender remains exempt from U.S. federal withholding and backup withholding tax unless there has been a change in law prior to the date that the applicable form must be delivered that renders any such form inapplicable, in which case such Lender must deliver the relevant form reflecting such changes in law); and (d) comply from time to time with all applicable U.S. Laws and regulations with regard to such withholding and backup withholding tax exemptions.

     (b) Any and all payments by a Borrower for the account of the Agent or any Lender (each a "Payee") under any Loan Document shall be made free and clear of, and without deduction for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, other than deductions or withholdings, in the case of any Payee, for (i) taxes to the extent that such taxes would not have been imposed if the only connection between such Payee and the jurisdiction imposing such tax were the activities of such Payee pursuant to or in respect of the Loan Documents, including, without limitation, entering into, lending money or extending credit pursuant to, receiving payments under, or enforcing, any Loan Documents, and the activities of such Payee pursuant to or in respect of similar agreements or loan documents, and
(ii) United States withholding tax payable with respect to payments under the Loan Documents under laws (including, without limitation, any statute, treaty, ruling, determination or regulation) in effect on the date hereof or, if later, on the date such Payee became a party to this Agreement, but without deduction for any United States withholding tax payable as a result of any change in such laws occurring after such date and
(iii) any taxes, levies, imposts, duties, charges, fees, deductions, withholdings arising after the date hereof, solely as a result of or attributable to such Lender (x) changing its designated office as of the date hereof to any other office or
(y) designating an additional office located in any other jurisdiction (all taxes, levies, imposts, deductions, charges, withholdings and liabilities other than those for which deductions are permitted above being hereinafter referred to as "Taxes"). If any Taxes shall be required by law to be deducted from or in respect of any sum payable under the Loan Documents to any Payee (i) the sum payable by the Borrowers shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 9.6(b)) such Payee receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrowers shall make such deductions and (iii) the Borrowers shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. The Borrowers shall not, however, be required to pay any amounts pursuant to clause (i) of the immediately preceding sentence for the account of any Payee organized under the laws of a jurisdiction outside of the United States, unless such Payee has timely provided to the Borrowers such documentation as it is required to furnish under Section 9.6(a). If Taxes are incorrectly or illegally paid or assessed, and if any Lender or the Agent contests the assessment of such Taxes, such Lender or the Agent shall refund, to the extent of any refund made to such Lender or the Agent, any amounts paid by the Borrowers under this Section 9.6(b) in respect of such Taxes together with any interest received by such Lender or the Agent on such refund from the applicable taxing authority.

     IX.7 Reliance by Agent. The Agent shall be entitled to rely upon any writing, telegram, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper party or parties, and, with respect to all legal matters pertaining to the Loan Documents, upon opinions of counsel and other professional advisers selected by the Agent. Subject to Section 9.5, the Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

     IX.8 Individual Capacity. With respect to its Revolving Credit Commitment and the Notes held by it in its individual capacity, LaSalle shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lenders" or "holders of Notes" shall, unless the context hereof otherwise indicates, include LaSalle in its individual capacity. LaSalle and its affiliates may, without liability to account, make loans to, accept deposits from, act as trustee under indentures of, and generally engage in any kind of business with, the Borrowers and their respective shareholders, Subsidiaries and affiliates as though it were not acting as the Agent hereunder.

     IX.9 Holders of Notes. The Agent may deem and treat the payee of any Note as the owner of such Note for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any party who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

     IX.10 Successors. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Lenders shall agree upon a successor Agent; provided, however, that if LaSalle should resign as Agent, Bank One, Wisconsin shall become Agent. If no successor Agent shall have been so agreed upon and appointed, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a commercial lender organized under the Laws of the United States of America or any State thereof, or a foreign Lender with a branch or agency located in the United States of America, and having a combined capital and surplus of at least $100,000,000. Upon the acceptance by a successor Agent of its appointment as Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted by it while it was Agent under this Agreement.

     IX.11 Advisers. Notwithstanding anything contained herein to the contrary, the Agent may only engage professional advisers hereunder upon the joint direction of the Lenders.


                           ARTICLE X
                         MISCELLANEOUS

     X.1 Holidays. Except as otherwise provided herein, whenever any payment or action to be made or taken hereunder or under a Note shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

     X.2 Records. The unpaid principal amount of a Note and Reimbursement Obligations, the unpaid interest accrued thereon, the interest rate or rates applicable to such unpaid principal amount, the duration of such applicability, each Lender's Revolving Credit Commitment, shall at all times be ascertained from the records of the Agent, which shall be conclusive absent manifest error.

     X.3 Modifications, Amendments or Waivers. The Agent upon joint direction of the Lenders and such of the Borrowers as are then party thereto (or any other party thereto, as the case may be) may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of a Lender or the Borrowers or such party hereunder or thereunder or may grant waivers or consents to a departure from the due performance of the obligations of the Borrowers or other party thereto hereunder or thereunder, any such agreement, waiver or consent made with such written consent being effective to bind all Lenders; provided that if the Agent upon the joint direction of the Lenders notifies Borrowers of its desire to designate a Subsidiary of any Borrower as an Operating Subsidiary, then the Borrowers agree to execute and shall cause the designated Subsidiary to execute an amendment to this Agreement to reflect the designation of a Subsidiary of Sundance as an Operating Subsidiary and make such Subsidiary of Sundance a party to this Agreement as described in the definition of Operating Subsidiary herein, whereupon all representations, warranties, covenants and other terms herein shall be applicable to such Subsidiary as if it were an Operating Subsidiary and party to this Agreement as of the date hereof. In addition, Borrowers shall cause such Subsidiary to execute, deliver, file and perform all documents and agreements reasonably required by the Agent to accomplish the foregoing and to grant to Agent and each Lender all rights and benefits to which it is entitled under any of the Loan Documents. Any agreement, waiver or consent referred to in this Section 10.3 must be in writing and shall be effective only to the extent specifically set forth in such writing. In the case of any such waiver or consent relating to any provision hereof, any Event of Default or Default so waived or consented to shall be deemed to be cured and not continuing, but no such waiver or consent shall extend to any other or subsequent Event of Default or Default or impair any right consequent thereto.

     X.4 No Implied Waiver; Remedies. No course of dealing and no delay or failure of the Agent or any Lender in exercising any right, power or privilege under this Agreement, a Note, any other Loan Document or any other documents or instruments executed pursuant to or in connection herewith shall affect any other or future exercise thereof or exercise of any other right, power or privilege except as and to the extent that the assertion of any such right, power or privilege shall be barred by an applicable statute of limitations; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. In addition, to the extent that the Agent or any Lender may have acquiesced in any noncompliance by making any Loans or issuing any Letters of Credit, such acquiescence shall not be deemed to constitute a waiver by the Agent or any Lender of any continuing or future Obligation of any Borrower with respect to future Loans, Letters of Credit or otherwise. The rights and remedies of the Agent and the Lenders under this Agreement, the Notes, the other Loan Documents or any other documents or instruments executed pursuant to or in connection herewith are cumulative and not exclusive of any other rights or remedies which the Agent and any Lender would otherwise have. In no event shall the Agent or any Lender be liable to any Borrower for consequential damages, whatever the nature of a breach by such Lender or the Agent of its obligations under this Agreement, or of the other Loan Documents, and all Borrowers hereby waive all claims for consequential damages. No Lender nor the Agent shall be in breach under this Agreement, or under any other Loan Documents, unless a written notice specifically setting forth the claim of any Borrower shall have been given to such Lender or the Agent, as applicable, within 60 days after such Borrower first had knowledge of, or reasonably should have had knowledge of, the occurrence of the event which such Borrower alleges gave rise to such claim and such Lender does not remedy or cure the default, if there be any, promptly thereafter.

     X.5 Notices. All notices under Article II hereof shall be sent by telecopy or telex (which shall be effective when received) or by telephone confirmed by telecopy, telex, first class mail or express carrier (which shall be effective when telephoned), in all cases with charges prepaid. All other notices, requests, demands, directions and other communications (collectively "notices") under the provisions of this Agreement, any Note or the other Loan Documents shall be in writing (including telexed or telecopied communication) unless otherwise expressly permitted hereunder or thereunder and shall be sent by certified or registered mail, return receipt requested, or express courier or by telex or telecopier with confirmation in writing mailed by certified or registered mail, return receipt requested, or sent by express courier, in all cases with charges prepaid, and any such properly given notice shall be effective when received. All notices shall be sent to the applicable party at the address stated on the signature page hereof or in accordance with the last unrevoked written direction from such party to the other parties hereto.

     For purposes of this Agreement, notice provided by the Agent or any Lender to Sundance shall be deemed to be effective notice to any and all Borrowers and notice provided by any Borrower to the Agent shall be deemed effective notice to all Lenders. Sundance agrees with the Agent and the Lenders that upon receiving notice from the Agent or any Lender, it shall distribute such notice to each Borrower in a prompt and timely fashion.

     X.6 Expenses; Taxes; Attorneys' Fees. The Borrowers, jointly and severally, agree to pay or cause to be paid and to save the Agent and each Lender (and their successors and assigns) harmless against liability for the payment of all reasonable out-of-pocket expenses, including but not limited to reasonable fees and expenses of counsel for the Agent and/or each Lender, travel expenses, fees and costs of accountants, and environmental and appraisal costs and expense, all incurred from time to time
(i) arising in connection with the negotiation, preparation, execution, delivery, administration (provided, however, that Borrowers shall only reimburse the Agent and the Lenders for the costs of field audits conducted by accountants designated by the Agent or any Lender in an amount not to exceed $18,000.00 in any Fiscal Year), syndication, participation, and sale of any Lender's interest in this Agreement, interpretation and performance of this Agreement, a Note, any other Loan Document and any documents, instruments or transactions pursuant to or in connection herewith, (ii) relating to any requested amendments (or amendments or other documents required by the Agent or any Lender on account of the designation of additional Operating Subsidiaries as Borrowers), waivers or consents to, or to any restructurings, work-outs or refinancings of the credit under this Agreement, a Note, any other Loan Document or any such other documents or instruments (iii) relating to asset valuations of the Borrowers, or (iv) relating to any reorganization, bankruptcy or any other proceedings to which any Borrowers or their properties become subject. The Borrowers, jointly and severally, further agree to pay or cause to be paid and to save the Agent and each Lender harmless against liability for the payment of all reasonable expenses, including but not limited to reasonable fees and expenses of counsel for Agent and/or each Lender, incurred by the Agent or such Lenders from time to time in connection with the enforcement by the Agent and/or Lenders of this Agreement, the Notes or any other Loan Document; provided that the Borrowers shall not be liable under the foregoing indemnity agreement in respect of any liabilities, claims, damages, losses or expenses to the extent that the same are determined in a final judgment by a court of competent jurisdiction to have resulted primarily from the willful misconduct or gross negligence of the party seeking indemnity. The Borrowers, jointly and severally, agree to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Agent to be payable in connection with this Agreement, the Notes, any other Loan Document, or any other documents, instruments or transactions pursuant to or in connection herewith, and the Borrowers, jointly and severally, agree to save the Agent and each Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions. In the event of a determination adverse to a Borrower of any action at law or suit in equity in relation to this Agreement, the Note or the Loan Documents, the Borrowers, jointly and severally, will pay, in addition to all other sums which such Borrower may be required to pay, a reasonable sum for attorney's fees incurred by the Agent and/or any Lender or the holder of such Note in connection with such action or suit. All of the foregoing fees, costs and expenses shall be part of the Obligations and payable on demand.

     X.7 Severability. The provisions of this Agreement and the other Loan Documents are intended to be severable. If any provision of this Agreement or any Loan Document shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof or thereof in any jurisdiction, unless the ineffectiveness of such provision materially and adversely alters the benefits to either party hereunder.

     X.8 Governing Law. This Agreement, the Notes and all other Loan Documents shall be deemed to be contracts and obligations under the laws of the State of Illinois and for all purposes shall be governed by, construed and enforced in accordance with the internal laws (as opposed to conflicts of law provisions) of said State, and any applicable laws of the United States.

     X.9 Prior Understandings. This Agreement, the Notes, and the other Loan Documents supersede all prior understandings, discussions, communications and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein.

     X.10 Duration; Survival. All representations and warranties of the Borrowers and the other parties to the Loan Documents contained herein or therein or made in connection herewith or therewith shall survive the making of and shall not be waived by the execution and delivery of this Agreement or the Notes, any investigation by the Agent or any Lender, or the making of any Loan or the issuance of any Letter of Credit hereunder. Subject to Section 10.17 herein, all covenants and agreements of the Borrowers and such parties contained herein or in any other Loan Document shall continue in full force and effect from and after the date hereof so long as the Borrowers may borrow and/or a Letter of Credit may be issued hereunder and until payment in full of the Notes, interest thereon, fees and all other Obligations of the Borrowers under this Agreement, any Note or any other Loan Document (other than obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable); provided, however, that notwithstanding anything to the contrary in this Agreement, all obligations of the Borrowers to make payments to or to indemnify the Agent or any Lender under any Loan Document shall survive the payment in full of the Notes and of all other Obligations of the Borrowers thereunder and hereunder.

     X.11 Counterparts. This Agreement and any other Loan Document may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

     X.12  Successors and Assigns; Participants.

     (a) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Agent, all future holders of a Note, and their respective successors and permitted assigns, except that none of the Borrowers may assign or transfer any of its rights or obligations under this Agreement or any interest herein without the prior written consent of the Agent upon the joint direction of the Lenders. The successors and assigns of the parties shall include, without limitation, a receiver, trustee and/or debtor-in-possession of or for any Borrower or its Subsidiaries, as the case may be.

     (b) Participations. Any Lender may, in the ordinary course of its commercial banking or asset-based lending business and in accordance with applicable law, at any time sell to one or more financial institutions or other entities ("Participants"), participating interests in any Loan owing to such Lender, any Note held by a Lender, the Revolving Credit Commitment of such Lender or any other interest of such Lender hereunder. Borrowers shall use their best efforts to cooperate with, and assist any Lender in its effort to syndicate participations in this Agreement. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, and the Borrowers and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. The Borrowers agree that if amounts outstanding under this Agreement and/or Note are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note; provided that such right of setoff shall be subject to the obligation of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in Section 8.7. The Borrowers also agree that each Participant shall be entitled to the benefits of Sections 2.22 and 10.6 with respect to its participation in the Loans outstanding from time to time, provided that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

     (c) Provision of Information to Participants. Subject to such Participant first executing and delivering a confidentiality agreement in the form previously executed by the Lenders or otherwise satisfactory to the Borrowers, each Borrower authorizes each Lender to disclose to any Participant and any prospective Participant any and all financial and other information in such Lender's possession concerning the Borrowers and their affiliates which has been delivered to such Lender by or on behalf of the Borrowers pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrowers in connection with Lender's credit evaluation of the Borrowers and their affiliates prior to becoming a party to this Agreement.

     (d) Taxes. If, pursuant to this Section 10.12, any interest in this Agreement or the Note is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Agent, and the Borrowers) that under applicable law and treaties (as then in effect) no taxes will be required to be withheld by the Agent, the Borrowers or the transferor Lender with respect to any payments to be made to such Transferee in respect of the Loans, (ii) to furnish to the transferor Lender either IRS Form 4224 or IRS Form 1001 (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the transferor Lender, the Agent, and the Borrowers) to provide the transferor Lender a new Form 4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

     (e) No Rights in Borrowers; No Third Party Beneficiary Rights. Borrowers acknowledge and agree that none of the obligations of the Agent to Lenders shall create or confer any rights whatsoever (including, without limitation, third party beneficiary rights) on or in any of the Borrowers. In addition, the parties agree that the Agent and Lenders may amend any provision of this Agreement which relates solely to the rights and obligations between them, without any consent or approval required by any of the Borrowers. Without limiting the foregoing, Borrowers acknowledge and agree that nothing in this Agreement or any other Loan Document creates or shall be deemed to create any third party beneficiary rights whatsoever.

     X.13 Time of Essence. Time is of the essence of this Agreement, the Notes and the other Loan Documents.

     X.14 Entire Agreement. The parties hereto agree that this Agreement and the other Loan Documents, together with the Schedules and Exhibits attached hereto and thereto, represent the entire agreement and understanding of the parties hereto with reference to the transactions contemplated herein and therein; and no party shall claim that any party hereto has any right or obligation regarding the transactions contemplated herein other than as stated in this Agreement, the other Loan Documents, or any amendment hereto duly adopted pursuant to Section 10.3 hereof. Without limiting the foregoing, nothing contained in any disclosure document prepared by any Borrower or in any other document (except the Loan Documents) shall constitute any consent, waiver or agreement of the Agent or a Lender nor may it be used in any manner whatsoever to interpret, modify or otherwise affect this Agreement or any other Loan Document.

     X.15 Section Titles. The section titles and table of contents contained in this Agreement are for convenience only and shall be without substantive meaning or content of any kind whatsoever.

     X.16 References. All references contained herein to any laws, statutes, rules, regulations, or similar provisions shall include all amendments thereto and any successor provisions.

     X.17 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Borrower for liquidation or reorganization, should any Borrower become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Borrower's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

     X.18 Consent to Jurisdiction. As a further inducement to the Agent and each Lender to enter into this Agreement, each Borrower covenants and agrees (i) that the state and federal courts within Cook County, Illinois, and Milwaukee County, Wisconsin shall have jurisdiction of any action or proceeding relating to, or arising under or in connection with this Agreement and each Borrower consents to personal jurisdiction of such courts and waives any objection to such courts' jurisdiction, (ii) that service of any summons and complaint or other process in any such action or proceeding may be made by registered or certified mail directed to Sundance's address stated on the signature page hereof or to such other address as Sundance may by written notice provide to the Agent and each such Lender. Service so made shall be deemed to be service upon Sundance and each of the other Borrowers, and each Borrower hereby irrevocably appoints Sundance as its attorney in fact to accept such service. Service so made shall be deemed completed upon the earlier of actual receipt or five (5) days after the same shall have been posted as aforesaid, each Borrower hereby waiving personal service thereof. Nothing in this Section 10.18 shall affect the right of the Agent or a Lender to serve legal process in any other manner permitted by law or affect the right of the Agent or a Lender to bring any action or proceeding against any Borrower or its property in the courts of any other jurisdiction or effectuate any judgment entered by a court of competent jurisdiction.

     X.19 Venue. Each Borrower, the Agent and each Lender agree that any claim or suit between or among any of the parties hereto relating to, or arising under or in connection with this Agreement or any transactions contemplated hereby shall be brought only in and decided by the state or federal courts located in the county of Cook, Illinois, or the county of Milwaukee, Wisconsin (except as provided in the last sentence of Section 10.18), such courts being a proper forum in which to adjudicate such claim or suit, and each party hereby waives any objection to such venue and waives any claim that such claim or suit has been brought in an inconvenient forum.

     X.20 Advertisement. Any of the Agent and each Lender may at any time advertise the existence of the credit facility created for Borrowers hereunder.

     X.21 WAIVER OF JURY TRIAL. ALL OF THE PARTIES TO THIS AGREEMENT WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT TO TRIAL BY JURY IN ANY CIVIL ACTION OR CIVIL PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OF THE DOCUMENTS OR INSTRUMENTS EXECUTED AND DELIVERED PURSUANT HERETO, OR OTHERWISE RELATING TO THIS AGREEMENT OR SUCH OTHER DOCUMENTS AND INSTRUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE PARTIES HERETO WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER, OR ARISING IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, THE NOTE OR ANY OF THE OTHER LOAN DOCUMENTS.




                   [INTENTIONALLY LEFT BLANK]


     IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the date first above written.



                                   SUNDANCE HOMES, INC., an
ATTEST:                            Illinois corporation


By:  /s/Joseph R. Atkin_____       By:  /s/Arthur L. Titus_______
Title:_Vice President_______       Title: President______________

 [CORPORATE SEAL]
                                   Address:

                                   1375 East Woodfield Road
                                   Suite 600
                                   Schaumburg, Illinois  60173



                                   SLIH DEVELOPMENT, INC., an
ATTEST:                            Illinois corporation


By:  /s/Joseph R. Atkin_____       By: /s/Arthur L. Titus________
Title: Vice President_______       Title:  President_____________

   [CORPORATE SEAL]
                                             Address:

                                   1375 East Woodfield Road
                                   Suite 600
                                   Schaumburg, Illinois  60173



                                   REMBRANDT HOMES, INC., an
ATTEST:                            Illinois corporation


By: /s/Joseph R. Atkin______       By: /s/Arthur L. Titus________
Title: Vice President_______       Title: President______________

     [CORPORATE SEAL]
                                             Address:

                                   1375 East Woodfield Road
                                   Suite 600
                                   Schaumburg, Illinois  60173



                                   SRLB DEVELOPMENT, INC., an
ATTEST:                            Illinois corporation


By: /s/Joseph R. Atkin______       By: /s/Arthur L. Titus________
Title: Vice President_______       Title: President______________

     [CORPORATE SEAL]              Address:


                                   1375 East Woodfield Road
                                   Suite 600
                                   Schaumburg, Illinois  60173



                                   SAR DEVELOPMENT, INC., an
ATTEST:                            Illinois corporation


By: /s/ Joseph R. Atkin_____       By: /s/ Arthur L. Titus_______
Title: Vice President_______       Title: President______________

  [CORPORATE SEAL]
                                   Address:

                                   1375 East Woodfield Road
                                   Suite 600
                                   Schaumburg, Illinois  60173



                                   SUNDANCE HOLDINGS, INC., an
ATTEST:                            Illinois corporation



By: /S/ Joseph R. Atkin_____       By: /s/ Arthur L. Titus_______
Title: Vice President_______       Title: President______________

     [CORPORATE SEAL]              Address:

                                   1375 East Woodfield Road
                                   Suite 600
                                   Schaumburg, Illinois  60173



                                   OLYMPIA DEVELOPMENT
                                   CORPORATION, an Illinois
ATTEST:                            corporation


By: /s/ Joseph R. Atkin_____       By: /s/ Arthur L. Titus_______
Title: Vice President_______       Title: President______________

     [CORPORATE SEAL]              Address:

                                   1375 East Woodfield Road
                                   Suite 600
                                   Schaumburg, Illinois  60173



                                   CHICAGO URBAN PROPERTIES,
ATTEST:                            INC., an Illinois corporation


By: /s/ Robert M. Dicostanzo       By: /s/ John Mullen__________
Title: Vice President_______       Title: President_____________

     [CORPORATE SEAL]              Address:

                                   1375 East Woodfield Road
                                   Suite 600
                                   Schaumburg, Illinois  60173



                                   BANK ONE, WISCONSIN, a
                                   Wisconsin banking corporation



                                   By: /s/ Brett P. Stone________
                                   Its: Vice President___________

                                   Address:

                                   111 East Wisconsin Avenue
                                   Milwaukee, Wisconsin  53202



                                   LASALLE NATIONAL BANK, a
                                   national banking association,
                                   individually and in its
                                   capacity as Agent


                                   By: /s/ Kent Knebelkamp_______
                                   Title: Vice President_________

                                   Address:

                                   135 South LaSalle Street
                                   Chicago, Illinois  60603